UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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THE GEO GROUP, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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4955 Technology Way

Boca Raton, Florida 33431

Telephone: (561) 893-0101

March 19, 2021

Dear Shareholder:

You are cordially invited to attend the 2021 annual meeting of the shareholders of The GEO Group, Inc. We will hold the meeting virtually, conducted via live audio webcast on Wednesday, April 28, 2021, at 10:00 A.M. (EDT).

This year we are furnishing proxy materials to our shareholders primarily on the Internet rather than mailing paper copies of the materials to each shareholder. As a result, most of you will receive a Notice of Internet Availability of Proxy Materials instead of paper copies of this proxy statement and our annual report. The notice contains instructions on how to access the proxy statement and the annual report over the Internet, as well as instructions on how to request a paper copy of our proxy materials. This process significantly lowers the costs of printing and distributing our proxy materials. On or about March 19, 2021, we mailed to shareholders a Notice of Internet Availability of Proxy Materials.

Your vote is very important to us. Whether or not you plan to attend the meeting virtually, your shares should be represented and voted. After reading the enclosed proxy statement, please vote your shares as soon as possible. Shareholders may vote via the Internet at www.virtualshareholdermeeting.com/GEO2021, by telephone, or by completing and returning a proxy card. Submitting a vote before the annual meeting will not preclude you from voting virtually at the meeting should you decide to attend. If you wish to participate in the meeting, please refer to pages 63-65 for additional guidelines.

Sincerely,

George C. Zoley

Chairman of the Board,

Chief Executive Officer and Founder

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THE GEO GROUP, INC.

4955 Technology Way

Boca Raton, Florida 33431

Telephone: (561) 893-0101

Notice of Annual Meeting of Shareholders on April 28, 2021

March 19, 2021

The annual meeting of the shareholders of The GEO Group, Inc. will be held on Wednesday, April 28, 2021, at 10:00 A.M. (EDT). The meeting will be held virtually, conducted via live audio webcast for the purpose of considering and acting on the following proposals:

(1)	To elect nine (9) directors for the ensuing year;

(2)	To ratify the appointment of Grant Thornton LLP as our independent registered public accountants for the fiscal year 2021;

(3)	To hold an advisory vote to approve named executive officer compensation;

(4)	To approve the Amended and Restated 2018 Stock Incentive Plan;

(5)	To approve the Amended and Restated Employee Stock Purchase Plan; and

(6)	To vote on the shareholder proposal set forth in the proxy statement, if properly presented before the meeting.

Only shareholders of GEO’s common stock of record at the close of business on February 22, 2021, the record date and time fixed by the board of directors, are entitled to notice of and to vote at the annual meeting. Additional information regarding the proposals to be acted upon at the annual meeting can be found in the accompanying proxy statement.

The Securities and Exchange Commission (“SEC”) has adopted a “Notice and Access” rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to shareholders in lieu of a paper copy of the proxy statement and related materials and the Company’s Annual Report to Shareholders (the “Proxy Materials”). The Notice of Internet Availability provides instructions as to how shareholders can access the Proxy Materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the Proxy Materials are also set forth on the Notice of Internet Availability.

By Order of the Board of Directors,

Joe Negron

Senior Vice President, General Counsel

and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON WEDNESDAY, APRIL 28, 2021.

GEO’s proxy statement and annual report are available online at: www.proxyvote.com

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PROXY STATEMENT

THE GEO GROUP, INC.

4955 Technology Way

Boca Raton, Florida 33431

Telephone: (561) 893-0101

March 19, 2021

The GEO Group, Inc. (“GEO,” the “Company,” “we” or “us”) is furnishing this proxy statement in connection with the solicitation of proxies by our board of directors (the “Board”) for use at the annual meeting of shareholders on April 28, 2021, at 10:00 A.M., Eastern Daylight Time. This year’s annual meeting will be a virtual meeting of shareholders, conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/GEO2021. Please note that the proxy card provides a means to withhold authority to vote for any individual director nominee. Also note that the format of the proxy card provides an opportunity to specify your choice between approval, disapproval or abstention with respect to the proposals indicated on the proxy card. A proxy card which is properly executed, returned and not revoked will be voted in accordance with the instructions indicated. A proxy voted by telephone or the Internet and not revoked will be voted in accordance with the shareholder’s instructions. If no instructions are given, proxies that are signed and returned or voted by telephone or the Internet will be voted as follows:

“FOR” the election of the nominated directors for the ensuing year;

“FOR” the proposal to ratify the appointment of Grant Thornton LLP as the independent registered public accountants of GEO for the fiscal year 2021;

“FOR” the advisory approval of the resolution on named executive officer compensation;

“FOR” the proposal to approve the Amended and Restated 2018 Stock Incentive Plan;

“FOR” the proposal to approve the Amended and Restated Employee Stock Purchase Plan; and

“AGAINST” the shareholder proposal regarding an annual Lobbying Report, if properly presented before the meeting.

Under New York Stock Exchange rules, brokerage firms have authority to vote shares on routine matters for which their customers do not provide voting instructions. The ratification of the appointment of Grant Thornton LLP as our independent registered public accountants for 2021 is considered a routine matter. As a result, if you hold your shares through a broker and do not direct the broker how to vote your shares on this routine matter, your broker may vote the shares on your behalf.

Under New York Stock Exchange rules, the election of directors, the advisory vote to approve named executive officer compensation, the proposal to approve the Amended and Restated 2018 Stock Incentive Plan, the proposal to approve the Amended and Restated Employee Stock Purchase Plan and the shareholder proposal are not considered a routine matter. As a result, if a brokerage firm does not receive voting instructions from the beneficial owner of shares held by the firm, those shares will not be voted and will be considered broker non-votes with respect to those matters. A broker non-vote will have no effect on the election of directors, the advisory vote to approve named executive officer compensation and the shareholder proposal.

This proxy statement, the notice of annual meeting, the proxy card and our 2020 annual report will be mailed or made accessible via the Internet on or about March 19, 2021.

Management is not aware of any other matters to be presented for action by shareholders at the annual meeting.

Holders of GEO common stock at the close of business on February 22, 2021, the record date, will be entitled to one vote for each share of common stock outstanding in their name on the books of GEO at that date. On February 22, 2021, GEO had 121,307,472 shares of common stock outstanding.

The presence, in person or by proxy, of at least a majority of the total number of shares of common stock outstanding on the record date will constitute a quorum for purposes of the annual meeting. The election of directors requires a majority of the votes cast. The appointment of Grant Thornton LLP will be ratified if the number of votes cast in favor of ratification exceeds the number of votes cast against ratification. The advisory vote to approve named executive officer compensation will be approved if the number of votes cast in favor of approval exceeds the number of votes cast against approval. The proposal to approve the Amended and Restated 2018 Stock Incentive Plan will be approved if the number of votes cast in favor of approval exceeds the number of votes cast against approval. The proposal to approve the Amended and Restated Employee Stock Purchase Plan will be approved if the number of votes cast in favor of approval exceeds the number of votes cast against approval. The shareholder proposal will be approved if the number of votes cast in favor of approval exceeds the number cast against approval. Shares of common stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the annual meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum for the proposal but will not be counted as “votes cast” with respect to the election of directors, the advisory vote to approve named executive officer compensation, the proposal to approve the Amended and Restated 2018 Stock Incentive Plan, the proposal to approve the Amended and Restated Employee Stock Purchase Plan and the shareholder proposal. If less than the majority of the outstanding shares of common stock are represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting to another date and time.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder

Meeting to be held on Wednesday, April 28, 2021 at 10:00 a.m. The Proxy Statement

and 2020 Annual Report to Shareholders are available at www.proxyvote.com.

1.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

2.	The proxy statement and annual report to security holders is available at www.proxyvote.com.

3.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Instructions on how to request a paper or e-mail copy can be found on the “Important Notice Regarding the Availability of Proxy Materials” (“Notice”). To request the documents by email, send a blank email with the 12-digit control number (located on the Notice) in the subject line to sendmaterial@proxyvote.com. You may also call 1-800-579-1639 to request a copy. Please make your request for a copy as instructed above on or before April 14, 2021 to facilitate timely delivery.

Any person giving a proxy has the power to revoke it any time before it is voted by providing written notice to GEO addressed to the Corporate Secretary, by executing and delivering a later dated proxy, or by participating in the meeting and voting the shares electronically.

The costs of preparation, assembly and mailing this proxy statement and the accompanying materials will be borne by GEO. GEO will also pay the cost of soliciting your proxy and reimbursing brokerage firms and others for forwarding proxy materials to you. Certain of GEO’s officers, directors and employees may participate in the solicitation of proxies by mail, personal interview, letter, fax and telephone without additional consideration.

PROPOSAL 1:

ELECTION OF DIRECTORS

Director Nominees

GEO’s board of directors is currently comprised of nine (9) members. All of the nominees are presently directors of GEO. Except for Mr. Helkowski who was appointed to GEO’s board of directors subsequent to GEO’s 2020 annual meeting, all nominees were elected by the shareholders at GEO’s 2020 annual meeting.

If instructed, the persons named on the accompanying proxy card will vote for the election of the nominees named below to serve for the ensuing year and until their successors are duly elected and qualified. If any nominee for director shall become unavailable (which management has no reason to believe will be the case), it is intended that the shares represented by the enclosed proxy card will be voted for any such replacement or substitute nominee as may be nominated by the board of directors.

Director Nominees	Age	Since	Current Positions
Anne N. Foreman	73	2002	Director
Richard H. Glanton	74	1998	Director
Jose Gordo	48	2019	Director
Duane Helkowski	55	2020	Director
Scott Kernan	60	2018	Director
Guido Van Hauwermeiren	58	2018	Director
Christopher C. Wheeler	74	2010	Director
Julie Myers Wood	51	2014	Director
George C. Zoley	71	1988	Chairman and Chief Executive Officer

The following is a brief biographical statement for each director nominee:

Director Nominees

Anne N. Foreman — Ms. Foreman has served as a director of GEO since 2002. Since 1999, Ms. Foreman has been a court appointed trustee and is Trust Chair of the National Gypsum Company Bodily Injury Trust, a trust created for the purpose of resolving asbestos related bodily injury liabilities. Ms. Foreman served as Under Secretary of the United States Air Force from September 1989 until January 1993. Prior to this appointment, Ms. Foreman was General Counsel of the Department of the Air Force, a member of the Department’s Intelligence Oversight Board and the Department’s Chief Ethics Officer. She practiced law in the Washington office of Bracewell and Patterson and the London office of Boodle Hatfield, Co. from 1979 to 1985. Ms. Foreman is a former member of the U.S. Foreign Service, and served in Beirut, Lebanon; Tunis, Tunisia; and the U.S. Mission to the U.N. Ms. Foreman earned a bachelor’s degree, magna cum laude, in history and French, and a master’s in history from the University of Southern California in Los Angeles. She holds her juris doctor, cum laude, from American University in Washington, D.C. Ms. Foreman served on the board of Trust Services, Inc. beginning in 1999 and has served as chair since 2009. Ms. Foreman also served on the Board of The Wackenhut Corporation from 1993 to 2002, a then publicly-traded security and corrections corporation, for nine years. Ms. Foreman has served on the board of directors of Ultra Electronics Defense, Inc. (UEDI), a US holding company owned by the publicly-traded UK corporation, Ultra Electronics, Plc., a specialist electrical and electronics engineering company.

Ms. Foreman brings extensive legal, government contracting and international experience to the board of directors. Her experience as a board member of other companies strengthens the board of directors’ collective knowledge, capabilities and experience.

Richard H. Glanton — Mr. Glanton has served as a director of GEO since 1998. Mr. Glanton is the Founder and has served as Chairman, and Chief Executive Officer of Electedface Inc., a website that connects voters to the elected and appointed officials who represent them in political districts where they serve. Mr. Glanton was Senior Vice President of Corporate Development at Exelon Corporation from 2003-2008. From 1983 to 2003, he was a Partner at Wolf Block LLP (1983-86) and at Reed Smith LLP (1986-2003). From 1990 to 1998, he served as President of the Barnes Foundation in Merion, Pennsylvania, a foundation established to promote education and the appreciation of fine arts and horticulture. Mr. Glanton is a member of the board of directors and Chairman of the Compensation Committee of Mistras Group, Inc., a publicly traded company providing technology-enabled asset protection solutions used to evaluate the structural integrity of energy, industrial and public infrastructure. Mr. Glanton served as a director of Aqua America, Inc., the second-largest publicly traded water utility based in the U.S., from 1995 to 2018, including as Lead Independent Director and a member of the Executive Committee. He received his bachelor’s degree in English from the University of West Georgia in Carrollton, Georgia and his juris doctor from the University of Virginia School of Law in Charlottesville, Virginia. On July 13, 2017, Mr. Glanton filed for personal bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey. Mr. Glanton filed a proposed reorganization plan on December 5, 2017. On March 8, 2018, Mr. Glanton filed a motion for the voluntary dismissal of the bankruptcy case and an order granting such motion was entered on April 27, 2018.

Mr. Glanton’s experience in utility acquisitions, his experience as a director of other publicly-traded companies and his demonstrated leadership roles in other business activities are important qualifications for the board of directors. His extensive corporate finance and legal knowledge also contribute to the board of directors’ collective knowledge, capabilities and experience.

Jose Gordo — Mr. Gordo has over 20 years of experience in business management, private equity, corporate finance and business law. Since June 2017, Mr. Gordo has served as the Managing Partner of a general partnership that invests in and actively oversees small and medium-sized privately held companies, with a focus on the healthcare, technology and financial services industries. From 2013 to early 2017, Mr. Gordo served as the Chief Financial Officer of magicJack Vocaltec Ltd., a publicly-traded company in the telecommunications industry. Prior to that position, Mr. Gordo served as a Managing Director at The Comvest Group, a Florida-based private equity firm. Mr. Gordo was also previously a partner at the national law firm of Akerman LLP, where he specialized in corporate law matters, advising public and private companies and private equity firms on mergers and acquisitions and capital markets transactions. He received a J.D. degree from Georgetown University Law Center and a B.A. degree from the University of Miami.

Mr. Gordo brings extensive experience in business management, finance, corporate strategy, operations and business law to the Board of Directors. His expertise in these areas and his deep understanding of GEO and its industry will strengthen the board of directors’ collective knowledge, capabilities and experience.

Duane Helkowski — Mr. Helkowski has over 30 years of experience in advising companies with respect to lending and capital markets transactions. Since July 2019, Mr. Helkowski has been serving as a strategic advisor to several small and mid-size businesses with respect to the debt capital markets and mergers and acquisitions. Mr. Helkowski was an investment banker with BNP Paribas from March 1995 until he retired on July 1, 2019, including serving most recently as the Sector Industry Head for REITS, Gaming/Leisure and Homebuilders from 2002-2019. Prior to joining BNP Paribas, Mr. Helkowski worked for ABN AMRO Bank (now a division of the Royal Bank of Scotland) from June 1988 to March 1995, including serving as an Internal Auditor, Senior Credit Analyst and Assistant Vice President and Lending Officer. Mr. Helkowski obtained formal credit training from Chase Bank in 1991, including audit related classes. Mr. Helkowski has also obtained the following FINRA certifications: Series 7, Series 24, Series 63 and Series 79. He received a Bachelor of Science degree in Finance from Villanova University and a Master of Business Administration in International Banking and Finance from Hofstra University.

Mr. Helkowski brings extensive investment banking experience advising REITs and other companies on lending and capital markets transactions. His investment banking experience will strengthen the board of directors’ collective knowledge, capabilities and experience.

Scott Kernan — Mr. Kernan has served as a director of GEO since September 2018. Mr. Kernan served as the Agency Secretary of the California Department of Corrections and Rehabilitation (“CDCR”) from January 2016 until August 2018. Prior to that time, Mr. Kernan was appointed the Undersecretary of Operations of CDCR beginning in September 2008 and served in that position until retiring in October 2011. In March of 2015, Mr. Kernan returned to the Undersecretary position from his retirement at the request of California Governor Jerry Brown and worked in that capacity until January 2016. From October 2011 until March 2015, Mr. Kernan owned his own independent consulting firm that specialized in corrections and criminal justice. From March 2007 to September 2008, Mr. Kernan served as the Chief Deputy Secretary of Adult Operations of CDCR. Prior to that time, Mr. Kernan served as the Deputy Director of the Division of Adult Institutions of CDCR from May 2006 to March 2007. From November 2004 to May 2006, Mr. Kernan served as the Warden of the California State Prison, Sacramento, a Level IV maximum-security institution. From October 2003 to November 2004, Mr. Kernan served as the Warden of the Mule Creek State Prison, a Level III/IV institution. From March 1983 to October 2003, Mr. Kernan held various correctional positions with CDCR.

Mr. Kernan’s brings invaluable expertise with the California Department of Corrections and Rehabilitation. His industry knowledge and experience will strengthen the board of director’s collective knowledge, capabilities and experience.

Guido Van Hauwermeiren — Mr. Van Hauwermeiren has served as a director of GEO since July 2018. Mr. Van Hauwermeiren is currently the Head of Coverage and Investment Banking — Americas for Societe Generale after joining in 2014. Prior to joining Societe Generale, Mr. Van Hauwermeiren served as the Head of Internal Coverage of BNP Paribas from 2006 to 2014 and a member of the Executive Board of BNP Paribas CIB Paris. Mr. Van Hauwermeiren was Co-Head of Emerging Markets and a member of the International Retail Management Committee of BNP Paribas from 2007 to 2009 and Head of Eurasia — North Africa Region and a member of the Executive Committee at the Cetelem consumer finance division of BNP Paribas from 2006 to 2007. Previously, Mr. Van Hauwermeiren worked for Credit Lyonnais and Calyon Americas from 1992 to 2006 during which time he led coverage teams with responsibility for the United Kingdom, Ireland, Milan, Mexico and Central America, the Midwest/Chicago region of the United States, and Western Europe, Israel and South Africa. Prior to that time, Mr. Van Hauwermeiren worked for Banco Provincial Saica Saca in Venezuela from 1987 to 1991 as Head of Coverage for large multinationals. Mr. Van Hauwermeiren earned a Bachelor of Science degree in Economics at Spring Hill College in Mobile, Alabama and a Master of Business Administration from the Instituto de Estudios Superiores de Administracion (IESA) in Caracas, Venezuela.

Mr. Van Hauwermeiren brings extensive global investment banking experience to the board of directors. His global investment banking experience will strengthen the board of director’s collective knowledge, capabilities and experience.

Christopher C. Wheeler — Mr. Wheeler has served as a director of GEO since 2010. Mr. Wheeler retired from Proskauer Rose LLP in January 2010, where he served as a member of the Corporate Department and a partner in the firm’s Florida office for nearly 20 years. Mr. Wheeler has had extensive experience in real estate and corporate law, institutional lending, administrative law and industrial revenue bond financing. He has acted as counsel for developers, institutions and large property holders in connection with the purchase, sale, refinancing or operation of real estate properties. Mr. Wheeler is a graduate of Hamilton College and Cornell Law School and was a member of the managing Board of Editors of the Cornell Law Review. Active in professional, charitable and philanthropic matters and community affairs, Mr. Wheeler presently serves on the Board of Trustees of the Boca Raton Regional Hospital and BRRH Corporation, the parent organization for Boca Raton Regional Hospital. He is a former member of the Board of Directors of Pine Crest Preparatory School, the Board of Directors of Ronald McDonald House Charities of South Florida, and the Board of Directors of the Florida Atlantic University Foundation.

Mr. Wheeler also served as a member of the Grievance Committee for the Fifteenth Judicial Circuit of Florida. Mr. Wheeler brings extensive real estate, finance and legal knowledge to the board of directors. His credentials in lending and bond financing strengthens the board of directors’ collective knowledge, capabilities and experience.

Julie Myers Wood — Ms. Wood has served as a director of GEO since 2014. She is currently the Chief Executive Officer of Guidepost Solutions LLC (“Guidepost”), a company specializing in monitoring, compliance, international investigations and risk management solutions, after joining the organization in 2012 as president of its Compliance, Federal Practice and Software Solutions division. Prior to joining Guidepost Solutions, Ms. Wood was the former founder and president of ICS Consulting, LLC, a firm specializing in compliance, risk assessments, immigration and customs investigations from November 2008 until September 2012 when it was acquired by Guidepost. Ms. Wood regularly conducts government contracting, immigration and anti-corruption due diligence risk assessments, develops cross-functional compliance monitoring programs and conducts third-party regulatory audits. Ms. Wood also has significant experience as a government-appointed monitor. Prior to joining the private sector, Ms. Wood served as the Head of Immigration and Customs Enforcement (“ICE”) for the Department of Homeland Security (“DHS”) from January 2006 until November 2008 leading its largest investigative component and the second largest investigative agency in the federal government. Ms. Wood’s previous leadership positions in the federal government include Assistant Secretary for Export Enforcement at the Department of Commerce, Chief of Staff for the Criminal Division at the Department of Justice and Deputy Assistant Secretary (Money Laundering and Financial Crimes) at the Treasury Department. Ms. Wood served as an Assistant U.S. Attorney for the Eastern District of New York. Prior to government service, Ms. Wood was an associate at Mayer, Brown & Platt in Chicago, Illinois. In addition to serving as CEO, Ms. Wood sits on the Board of Directors of Guidepost Solutions LLC and its parent company, Solution Point International.

Ms. Wood brings extensive federal government, legal and management experience to the board of directors. Her experience in the private sector, including in compliance and risk assessments, and her former government positions, including as Head of Immigration and Customs Enforcement, strengthens the board of directors’ collective knowledge, capabilities and experience.

George C. Zoley — Mr. Zoley is GEO’s Chairman of the Board, Chief Executive Officer and Founder. He served as GEO’s Vice Chairman and Chief Executive Officer from January 1997 to May of 2002. Mr. Zoley has served as GEO’s Chief Executive Officer since the company went public in 1994. Prior to 1994, Mr. Zoley served as President and Director since GEO’s incorporation in 1988. Mr. Zoley founded GEO in 1984 and continues to be a major factor in GEO’s development of new business opportunities in the areas of correctional and detention management, community reentry, electronic monitoring, offender rehabilitation, and other diversified government services. Mr. Zoley also serves as a director of several business subsidiaries through which The GEO Group, Inc. conducts its operations worldwide.

Mr. Zoley has bachelor’s and master’s degrees in Public Administration from Florida Atlantic University (FAU) and a Doctorate Degree in Public Administration from Nova Southeastern University (NSU). For seven years, Mr. Zoley served as a member of the Board of Trustees of Florida Atlantic University in Boca Raton, Florida, and previously served as Chairman of the Board of Trustees. Mr. Zoley was born in Florina, Greece and was the recipient of the Ellis Island Medal of Honor in 2002.

As GEO’s founder, his knowledge, experience, and leadership are invaluable to the operation and development of the company. His more than 35 years with the company make him uniquely qualified to be GEO’s Chairman of the Board and Chief Executive Officer.

Recommendation of the Board of Directors

The board of directors unanimously recommends a vote “FOR” each of the nine nominees for director.

EXECUTIVE OFFICERS OF GEO

The executive officers of GEO as of March 8, 2021 are as follows:

Name	Age	Position
George C. Zoley	71	Chairman of the Board, Chief Executive Officer and Founder
Brian R. Evans	53	Senior Vice President and Chief Financial Officer
Blake R. Davis	54	Senior Vice President and President, U.S. Corrections & Detention, and International Operations
Ann M. Schlarb, Ph.D.	56	Senior Vice President and President, GEO Care
Joe Negron	59	Senior Vice President, General Counsel and Secretary
David J. Venturella	54	Senior Vice President, Client Relations
Richard K. Long	57	Senior Vice President Project Development
Ronald A. Brack	59	Executive Vice President, Chief Accounting Officer and Controller
Shayn P. March	55	Executive Vice President, Finance and Treasurer

George C. Zoley — Please refer to the biographical information listed above in the “Director Nominees” section.

Brian R. Evans — Brian R. Evans joined GEO in 2000 and has over 20 years of business management experience. Since joining the company, Mr. Evans has served in increasingly senior business management positions including as Vice President of Finance, Chief Accounting Officer, and Controller and was named GEO’s Senior Vice President and Chief Financial Officer in 2009.

As Chief Financial Officer, Mr. Evans is responsible for the overall financial management of GEO and its subsidiaries and the Company’s acquisition and growth initiatives. Since joining the Company, Mr. Evans has overseen significant financial growth and shareholder value creation.

During his tenure at GEO, Mr. Evans has been instrumental in successfully executing the Company’s strategy for three secondary public offerings of equity; the execution of multiple financing transactions; and the successful completion of major business transactions including the acquisitions of Correctional Services Corporation in 2005, CentraCore Properties Trust in 2007, Cornell Companies in 2010, BI Incorporated in 2011, LCS Corrections in 2014 and Community Education Centers in 2017. Mr. Evans was also instrumental in GEO’s highly successful conversion to a Real Estate Investment Trust in 2013.

Prior to joining GEO, Mr. Evans worked for Arthur Andersen LLP as a Manager in the Audit and Business Advisory Services Group from 1994 until joining GEO. During his tenure at Arthur Andersen, Mr. Evans supervised the financial statement audits of both public and private companies and city and county governments. From 1990 until 1994, Mr. Evans served as an Officer in the Supply Corps of the United States Navy and was assigned to the USS Monterey in Jacksonville, Florida.

Mr. Evans graduated in 1990 from the University of Notre Dame with a Bachelor’s Degree in Accounting. Mr. Evans is a member of the American Institute of Certified Public Accountants.

Blake R. Davis — Blake Davis joined The GEO Group in 2013 after completing a 25-year career with the Federal Bureau of Prisons (BOP). After serving as Vice President of Operations, he was promoted to GEO’s Eastern Regional Vice President where he oversaw 23 facilities with a capacity of more than 30,000 beds and nearly 6,000 employees. In 2020, Mr. Davis became the President of GEO Secure Services and now oversees approximately 79,000 beds and over 17,000 employees at 68 diverse facilities across the U.S. Australia, South Africa, and United Kingdom.

Mr. Davis began his career in 1988 as a Correctional Officer at the Federal Correctional Institution (FCI) of Phoenix, Arizona. He was subsequently promoted to Case Manager at FCI Phoenix, and then to Unit Manager at FCI Safford, Arizona, in 1996. In August 1998, he was selected as Executive Assistant and Public Information

Officer at the Bureau’s most secure facility, the United States Penitentiary (USP), Administrative Maximum (ADX) Florence, Colorado. In this position, he received two national awards for managing significant media issues surrounding our nation’s most notorious inmates. Mr. Davis served in increasingly senior positions in the Bureau of Prisons, including Associate Warden at FCI Milan, Michigan, and the Federal Medical Center, Rochester, Minnesota; Deputy Assistant Director, Correctional Programs Division, Washington DC; and Warden at FCI Englewood, Colorado and USP Florence.

Mr. Davis was promoted to Complex Warden at the Federal Correctional Complex Florence in October 2009 with management and oversight of approximately 1,000 employees and more than 3,000 inmates. During his tenure, Mr. Davis’ efforts resulted in a yearly reduction of over a million dollars in overtime costs, greatly enhanced intelligence sharing initiatives with federal partners and Bureau facilities, and the development of highly effective procedures and programming to manage the Bureau’s most difficult terrorist inmates. In 2010, he was awarded the Bureau’s Excellence in Prison Management award.

Mr. Davis was selected as Assistant Director for the BOP in February 2012. In this capacity, he directed agency operations and security functions on both the secure and community sides of the agency, as well as oversight of significant branches impacting inmate management and programs. Mr. Davis was also responsible for the oversight of 250 residential reentry centers and home detention operations with over 12,000 inmates, 14 private prison contracts with a population of over 29,000 inmates, and all Bureau reentry initiatives. Upon his retirement in September of 2013, he was awarded the Bureau’s Distinguished Service Medal for exceptionally meritorious service to the agency.

Mr. Davis is a native of Fairmont, Minnesota. He holds a Bachelor’s degree in Criminal Justice and Psychology from Gustavus Adolphus College in St. Peter, Minnesota.

Ann M. Schlarb — Dr. Schlarb joined GEO in 2011 as Vice President of Intensive Supervision and Appearance Program (“ISAP”) Services as a result of GEO’s acquisition of B.I. Incorporated, (“B.I.”). Dr. Schlarb joined BI Incorporated in 1995 and was involved in the development, implementation, and operations of two different national programs, one providing supervision and treatment services to offenders in the Criminal Justice System, and the other overseeing field operations for the immigration services division of BI. Dr. Schlarb left BI briefly to complete her doctoral degree in 2009 in Organizational Psychology, during which she remained a consultant. Dr. Schlarb was named Divisional Vice President in May 2012 and managed the BI location monitoring and immigration services division within GEO Care. Promoted to Senior Vice President and President of GEO Care in July 2014, Dr. Schlarb is now responsible for the GEO Care division of The GEO Group, which encompasses the ‘GEO Continuum of Care’ organization, intensive residential and non-residential programming, youth services, electronic monitoring equipment and services, and community-based immigration services.

Dr. Schlarb began her Criminal Justice career in 1986 working as a detention and probation officer, and later as Assistant Director of Operations and Treatment for a Probation Violators facility in San Antonio, Texas. She earned her Master’s degree in Organizational Management and holds several criminal justice certifications.

Joe Negron — Mr. Negron joined GEO in December 2018 and became GEO’s Senior Vice President, General Counsel and Secretary effective January 1, 2019. Prior to joining GEO, Mr. Negron has had 30 years of experience in business law and complex corporate and commercial litigation. Mr. Negron has worked for several prestigious Florida law firms throughout his career, most recently in the litigation practice at Akerman LLP. Mr. Negron also served in the Florida Legislature for fifteen years, including service as both House and Senate Appropriations Chair, as well as President of the Florida Senate in his final term.

Mr. Negron received his undergraduate degree from Stetson University, his Juris Doctor degree from Emory University School of Law and a Masters in Public Administration from Harvard University.

David J. Venturella — Mr. Venturella joined GEO in 2012 as Executive Vice President, Corporate Development. In 2014, he was promoted to Senior Vice President, Business Development and currently serves as

Senior Vice President, Client Relations. Mr. Venturella is responsible for leading GEO’s business and proposal development efforts. Prior to joining GEO, Mr. Venturella served in various leadership positions including as the Director for the Office of Enforcement and Removal Operations for ICE from February 2011 to June 2012.

In addition to his 22-year career with ICE, Mr. Venturella has worked in the private sector in business development and strategic planning. From May 2004 to September 2007, he served as Vice President of the Homeland Security Business Unit for USIS in Falls Church, Virginia, where he was credited with increasing annual revenues by an average of 15 percent during his tenure. He also served as Director of Business Development for USIS in the company’s Professional Services Division and served as Director of Business Development for the Global Security and Engineering Services Unit with L-3 Communications in Chantilly, Virginia from September 2007 to May 2008. Mr. Venturella has more than 26 years’ experience in federal law enforcement operations and business development. His expertise includes strategic planning, organizational management, project development and program execution.

Mr. Venturella has a Bachelor of Science degree in Political Science from Bradley University in Peoria, Illinois. He has also completed the Harvard/MIT Executive Leadership Course at Harvard University’s Kennedy School of Government.

Richard K. Long — Mr. Long joined GEO in 2017 after a distinguished career working for Balfour Beatty Construction for the last 30 years. Mr. Long has developed extensive expertise with commercial and federal government construction as well as engineering projects using design-build and construction management at risk delivery methods for both public and private sector clients, with a combined construction value in excess of $5.0 billion. During his 30-year career at Balfour Beatty Construction, Mr. Long has held positions of Civil Engineer, Project Engineer, Chief Estimator, Assistant Project Manager, Vice President of Preconstruction, Senior Vice President of Business Acquisition, and Senior Vice President & South Florida Business Unit Leader responsible for leading Balfour Beatty’s $600 million annual South Florida business.

With 32 years of construction experience, Mr. Long also finds time for industry service. He is a long-time member and past-chairman of Florida’s largest chapter of the Associated Builders and Contractors (“ABC”). Additionally, as founding member and past-president of the Society of American Military Engineers (“SAME”) South Florida chapter, Mr. Long accepted multiple accolades at the association’s 2012 National Joint Engineer Training Conference.

Mr. Long received his Bachelor of Science in Civil Engineering from the University of Missouri and a Bachelor of Science in Construction Management from the University of Louisiana-Monroe.

Ronald A. Brack — Mr. Brack assumed the role of Vice President, Chief Accounting Officer and Controller for the Company in August 2009. Mr. Brack was GEO’s Vice President and Controller from January 2008 to August 2009 and Controller from April 2007 to January 2008. Mr. Brack joined GEO in May 2005 as Assistant Controller. From 2000 until joining GEO, Mr. Brack was with Fort Lauderdale, Florida based NationsRent, Inc. where his most recent position was Assistant Controller. From 1997 to 2000, Mr. Brack was with the Fort Lauderdale office of Arthur Andersen, LLP where his most recent position was Senior Auditor in the Audit and Business Advisory Services Group. Prior to that time, Mr. Brack spent over ten years in the fleet management business with World Omni Leasing, Inc. and GE Capital Fleet Services. Mr. Brack attended Florida Atlantic University and has a bachelor’s degree in Economics from Vanderbilt University. He is a member of the American Institute of Certified Public Accountants.

Shayn P. March — Mr. March joined GEO as Vice President of Finance and Treasurer in March 2009. Prior to joining GEO, Mr. March served as a Managing Director for the Corporate Investment Banking group at BNP Paribas, where he worked for eleven years in increasing capacities. From 1995 to 1997, Mr. March was employed at Sanwa Bank in the Corporate Finance Department. From 1988 to 1994, Mr. March was employed at UJB Financial in the Finance and Credit Audit Departments. Mr. March earned his Masters in Business Administration in Financial Management from the Lubin School of Business at Pace University and his Bachelor of Arts in Economics at Rutgers University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of GEO’s common stock that were beneficially owned at March 8, 2021 (unless stated otherwise) by (i) each nominee for election as director at the 2021 annual meeting of shareholders, (ii) each named executive officer (“NEOs”) (as defined below), (iii) all director nominees and executive officers as a group, and (iv) each person or group who was known by GEO to beneficially own more than 5% of GEO’s outstanding common stock.

Name and Address of Beneficial Owner(1)	Amount & Nature of Beneficial Ownership(2)		Percent of Class(3)
DIRECTOR NOMINEES(4)
Anne N. Foreman	27,836		*
Richard H. Glanton	15,013		*
Jose Gordo	5,462		*
Duane Helkowski	—		—
Scott Kernan	14,400		*
Guido Van Hauwermeiren	14,400		*
Christopher C. Wheeler	39,634		*
Julie Myers Wood	32,026		*
George C. Zoley	3,254,852	(4)	2.7%

NAMED EXECUTIVE OFFICERS(5)
Brian R. Evans	251,793		*
Blake R. Davis	33,381		*
Ann M. Schlarb	144,701		*
David Venturella	140,606		*

ALL DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (17 Persons)(5)	4,248,476		3.5%

OTHER
The Vanguard Group, Inc.(6)	20,274,759		16.7%
Blackrock, Inc.(7)	17,846,900		14.7%

(1)	Unless stated otherwise, the address of the beneficial owners is c/o The GEO Group, Inc., 4955 Technology Way, Boca Raton, FL 33431.

(2)

Information concerning beneficial ownership was furnished by the persons named in the table or derived from filings made with the Securities and Exchange Commission, which we refer to as the SEC. Unless stated otherwise, each person named in the table has sole voting and investment power with respect to the shares beneficially owned. These figures include shares of common stock underlying stock options held by directors and the named executive officers that are immediately exercisable, or are scheduled to become exercisable within 60 days of March 8, 2021, in the following amounts: Ms. Foreman — 0; Mr. Glanton — 0; Mr. Gordo — 0; Mr. Kernan — 0; Mr. Van Hauwermeiren — 0; Mr. Wheeler — 0; Ms. Wood — 0; Mr. Zoley — 0; Mr. Evans — 0; Mr. Davis — 0; Ms. Schlarb — 8,670; and Mr. Venturella — 0. These figures include shares of restricted stock held by directors and the named executive officers, that are unvested but have voting rights, in the following amounts: Ms. Foreman — 8,675; Mr. Glanton — 8,675; Mr. Gordo — 4,425; Mr. Helkowski — 0; Mr. Kernan — 8,675; Mr. Van Hauwermeiren — 8,675; Mr. Wheeler — 8,676; Ms. Wood — 8,675; Mr. Zoley — 400,002; Mr. Evans — 135,000; Mr. Davis — 25,250; Ms. Schlarb — 82,501; and Mr. Venturella — 80,000.

(3)	As of March 8, 2021, GEO had 121,630,452 shares of common stock outstanding.

(4)	This number does not include 642,118 shares of Phantom Stock held by a rabbi trust for the benefit of Mr. Zoley pursuant to the amended and restated executive retirement agreement.

(5)

Includes 8,670 shares of common stock underlying stock options that are immediately exercisable or are scheduled to become exercisable within 60 days of March 8, 2021 and 956,729 shares of restricted stock that are unvested but have voting rights held by directors and executive officers (17 persons in total). 87,241 shares of common stock held by Mr. Evans are pledged as security.

(6)

The principal business address of The Vanguard Group, Inc. (“Vanguard”) is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Based on Amendment No. 11 to Schedule 13G filed February 10, 2021, Vanguard reported that, as of December 31, 2020, it beneficially owned 20,274,759 shares with sole voting power over 0 shares, shared voting power over 127,683 shares, sole dispositive power over 20,050,640 shares and shared dispositive power over 224,119 shares.

(7)

The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. Based on Amendment No. 12 to Schedule 13G filed January 26, 2021, BlackRock reported that, as of December 31, 2020, it beneficially owned 17,846,900 shares with sole voting power over 17,746,172 shares and sole dispositive power over 17,846,900 shares.

THE BOARD OF DIRECTORS, ITS COMMITTEES AND OTHER CORPORATE GOVERNANCE INFORMATION

GEO’s board of directors held four meetings during fiscal year 2020. Each director attended at least 75% of the total number of meetings of the board of directors and of the meetings held by all board committees on which such director served.

Director Independence

Pursuant to the corporate governance standards applicable to companies listed on the New York Stock Exchange (“NYSE”), the board of directors must be comprised of a majority of directors who qualify as independent directors. In determining independence, each year the board of directors affirmatively determines whether directors have a “material relationship” with GEO. When assessing the “materiality” of a director’s relationship with GEO, the board of directors considers all relevant facts and circumstances, not merely from the director’s standpoint, but also from that of the persons or organizations with which the director has an affiliation. An independent director is free from any relationship with GEO that may impair the director’s ability to make independent judgments. Particular attention is paid to whether the director is independent from management and, with respect to organizations affiliated with a director with which GEO does business, the frequency and regularity of the business conducted, and whether the business is carried out at arm’s length on substantially the same terms to GEO as those prevailing at the time from unrelated third parties for comparable business transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships.

Applying the NYSE’s independence standards, the board of directors has determined that, Anne N. Foreman, Richard H. Glanton, Jose Gordo, Duane Helkowski, Guido Van Hauwermeiren, Christopher C. Wheeler and Julie Myers Wood qualify as independent under the NYSE’s corporate governance standards, and that the board of directors is therefore comprised of a majority of independent directors. The board of directors’ determination that each of these directors is independent was based on the fact that none of the directors had a material relationship with GEO outside of such person’s position as a director, including a relationship that would disqualify such director from being considered independent under the NYSE’s listing standards.

Committees

Under our corporate governance guidelines, the board of directors has established eight standing committees. The members of the board of directors serving on these committees and the functions of those committees are set forth below.

AUDIT AND FINANCE COMMITTEE Richard H. Glanton, Chairman Jose Gordo Duane Helkowski Guido Van Hauwermeiren Christopher C. Wheeler	CORPORATE PLANNING COMMITTEE Guido Van Hauwermeiren, Chairman Anne N. Foreman Jose Gordo Duane Helkowski Julie Myers Wood

COMPENSATION COMMITTEE Richard H. Glanton, Chairman Jose Gordo Duane Helkowski Guido Van Hauwermeiren	OPERATIONS AND OVERSIGHT COMMITTEE Scott M. Kernan, Chairman Richard H. Glanton Jose Gordo Christopher C. Wheeler Julie Myers Wood

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE Jose Gordo, Chairman Richard H. Glanton Duane Helkowski	LEGAL STEERING COMMITTEE Jose Gordo, Chairman Anne N. Foreman Richard H. Glanton Christopher C. Wheeler Julie Myers Wood

EXECUTIVE COMMITTEE George C. Zoley, Chairman Richard H. Glanton Jose Gordo	INDEPENDENT COMMITTEE Richard Glanton, Chairman Jose Gordo Duane Helkowski Guido Van Hauwermeiren

Audit and Finance Committee

The Audit and Finance Committee met six times during fiscal year 2020. The Report of the Audit and Finance Committee is included in this proxy statement.

All of the members of the Audit and Finance Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934 are independent (as independence is defined under Exchange Act Rule 10A-3, as well as under Section 303A.02 of the NYSE’s listing standards). In addition, the board of directors has determined that Mr. Glanton is the “audit committee financial expert” as that term is defined under Item 407(d)(5) of Regulation S-K of the SEC’s rules.

The Audit and Finance Committee has a written charter adopted by the board of directors. It can be found on our website at http://www.geogroup.com by clicking on the link “Social Responsibility” on our homepage and then clicking on the links “Governance with Integrity-Corporate Governance.” In addition, the charter is available in print to any shareholder who requests it by contacting our Executive Vice President of Corporate Relations at 561-893-0101. Pursuant to the charter, the main functions and responsibilities of the Audit and Finance Committee include the following:

•	select, in its sole discretion, our independent auditor and review and oversee its performance;

•	review and approve in advance the terms of our independent auditor’s annual engagement, including the proposed fees, as well as the scope of auditing services to be provided;

•	oversee the independence of the Company’s independent auditor;

•	review and approve in advance any non-audit services to be provided by the independent auditor, including the proposed fees;

•

review with management, our internal auditor and our independent auditor, our significant financial risks or exposures and assess the steps management has taken to monitor and mitigate such risks or exposures;

•

review and discuss with management and our independent auditor the audit of our annual financial statements and our internal controls over financial reporting, and our disclosure and the independent auditor’s reports thereon;

•	meet privately with our independent auditor on any matters deemed significant by the independent auditor;

•	establish procedures for the submission, receipt, retention and treatment, on an anonymous basis, of complaints and concerns regarding our accounting, internal accounting controls or auditing matters;

•

establish, review periodically and update as necessary a Code of Business Conduct and Ethics (the “Code of Conduct”), ensure that management has established a system to enforce the Code of Conduct, and review management’s monitoring of the Company’s compliance with the Code of Conduct;

•

review with our counsel legal matters that may have a material impact on our financial statements, our compliance policies and any material reports or inquiries from regulators or government agencies; and

•	address or take action with respect to any other matter specifically delegated to it from time to time by the board of directors.

Compensation Committee

The Compensation Committee met nine times during fiscal year 2020. The Report of the Compensation Committee is included in this proxy statement.

All of the members of the Compensation Committee are independent (as independence is defined under Section 303A.02 of the NYSE’s listing standards).

The Compensation Committee has a written charter adopted by the board of directors. It can be found on our website at http://www.geogroup.com by clicking on the link “Social Responsibility” on our homepage and then clicking on the links “Governance with Integrity-Corporate Governance.” In addition, the charter is available in print to any shareholder who requests it by contacting our Executive Vice President of Corporate Relations at 561-893-0101. Pursuant to the charter, the main functions and responsibilities of the Compensation Committee include the following:

•	review on a periodic basis and, if appropriate, make recommendations with respect to director compensation;

•

establish our executive compensation philosophy, and review and approve the compensation of all of our corporate officers, including salaries, bonuses, stock option grants and other forms of compensation;

•	review the general compensation structure for our corporate and key field employees;

•

establish annual and long-term performance goals for the compensation of our Chief Executive Officer (“CEO”) and other senior executive officers, evaluate the CEO’s and such other senior executive officers’ performance in light of those goals, and, either as a committee or together with the other independent members of the board of directors, determine and approve the CEO’s and such other senior executives’ compensation level based on this evaluation;

•	review our program for succession and management development;

•	review our incentive-based compensation and equity-based plans and make recommendations to the board of directors with respect thereto;

•

review and discuss with management our disclosures under “Compensation Discussion and Analysis”, or CD&A, and based on such review and discussion make a recommendation to the Board as to whether the CD&A should be included in our proxy statement; and

•	address or take action with respect to any other matter specifically delegated to it from time to time by the board of directors.

For further information on the Compensation Committee’s processes and procedures for consideration and determination of executive compensation, see “Compensation Discussion and Analysis” elsewhere in this proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met five times during fiscal year 2020.

All of the members of the Nominating and Corporate Governance Committee are independent (as independence is defined under Section 303A.02 of the NYSE’s listing standards).

The Nominating and Corporate Governance Committee has a written charter adopted by the board of directors. It can be found on our website at http://www.geogroup.com by clicking on the link “Social Responsibility” on our homepage and then clicking on the links “Governance with Integrity-Corporate Governance.” In addition, the charter is available in print to any shareholder who requests it by contacting our Executive Vice President of Corporate Relations at 561-893-0101. Pursuant to the charter, the main functions and responsibilities of the Nominating and Corporate Governance Committee include the following:

•

identify candidates qualified to become members of the board of directors and select or recommend that the full board of directors select such candidates for nomination and/or appointment to the board of directors;

•	review candidates for the board of directors recommended by shareholders;

•	assist the Board in determining and monitoring whether or not each director and prospective director is an “independent director” within the meaning of any rules and laws applicable to GEO;

•	after consultation with the Chairman and CEO, recommend to the board of directors for approval all assignments of committee members, including designations of the chairs of the committees;

•

establish the evaluation criteria for the annual self-evaluation by the board of directors, including the criteria for determining whether the board of directors and its committees are functioning effectively, and implement the process for annual evaluations;

•	develop, adopt, review annually and, if appropriate, update, corporate governance guidelines for GEO and evaluate compliance with such guidelines;

•	periodically review our Code of Conduct for directors, officers and employees, and approve amendments to the Code of Conduct to the extent deemed appropriate by the committee;

•

advise the board of directors with regard to our policies and procedures for the review, approval or ratification of any transaction presenting a potential conflict of interest between us and any member of our board of directors or any executive officers;

•	consider other corporate governance issues that arise from time to time, and advise the board of directors with respect to such issues; and

•	address or take action with respect to any other matter specifically delegated to it from time to time by the board of directors.

In fulfilling the committee’s duties to identify and recommend candidates for election to our board of directors, the Nominating and Corporate Governance Committee considers the mix of skills, experience, character, commitment, and diversity — diversity being broadly construed to mean a variety of opinions, perspectives and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of our board of directors at the time of election.

Executive Committee

Periodically during fiscal year 2020, members of the Executive Committee informally discussed various matters relating to GEO’s business. The Executive Committee has full authority to exercise all the powers of the board of directors between meetings of the board of directors, except as reserved by the board of directors. All actions taken by the Executive Committee in 2020 were ratified by the board of directors at their next quarterly meeting.

Corporate Planning Committee

The Corporate Planning Committee periodically reviews with management various corporate strategic initiatives, including potential merger and acquisition activities, business expansion issues and corporate finance matters.

Operations and Oversight Committee

The Operations and Oversight Committee reviews with management various issues relating to our operations that may arise from time to time.

Legal Steering Committee

The Legal Steering Committee reviews with management strategic issues with respect to material litigation and other discrete legal issues.

Independent Committee

The Independent Committee considers matters that may arise from time to time that the board of directors designates for independent director review.

Director Identification and Selection

The processes for director selection and director qualifications are set forth in Section 3 of our Corporate Governance Guidelines. The board of directors, acting on the recommendation of the Nominating and Corporate Governance Committee, will nominate a slate of director candidates for election at each annual meeting of shareholders and will elect directors to fill vacancies, including vacancies created as a result of any increase in the size of the board, between annual meetings. Nominees for director are selected on the basis of outstanding achievement in their personal careers, broad experience, wisdom, integrity, ability to make independent, analytical inquiries, understanding of the business environment, and willingness to devote adequate time to the duties of the board of directors. The board believes that each director should have a basic understanding of (i) the principal operational and financial objectives and plans and strategies of GEO, (ii) the results of operations and financial condition of GEO and of any significant subsidiaries or business segments, and (iii) the relative standing of GEO and its business segments in relation to its competitors. The board is committed to diversified membership and it does not and will not discriminate on the basis of race, color, national origin, gender, religion or disability in selecting nominees. The Nominating and Corporate Governance Committee may, to the extent it deems appropriate, engage a third party professional search firm to identify and review new director candidates and their credentials.

The Nominating and Corporate Governance Committee will consider proposed nominees whose names are submitted to it by shareholders. We adopted proxy access in advance of our 2017 annual meeting of shareholders.

Our proxy access provisions are set forth in Article II, Section 6 of our Second Amended and Restated Bylaws (“Bylaws”). The proxy access provisions permit a shareholder, or a group of up to twenty (20) shareholders, owning three percent (3%) or more of the Company’s outstanding common stock continuously for at least three (3) years, to nominate twenty percent (20%) of the number of directors then in office (rounding down to the nearest whole number) provided that the shareholder or group and each nominee satisfy the eligibility, procedural and disclosure requirements for proxy access as specified in the Bylaws, including that the Company receive notice of such nominations between 90 and 120 days prior to the anniversary date of the previous year’s annual meeting of shareholders. Since our annual meeting for 2021 is scheduled for April 28, 2021, any nomination pursuant to our proxy access process to be considered at the 2022 annual meeting must be properly submitted to us not earlier than December 29, 2021 or later than January 28, 2022.

There are no differences between the considerations and qualifications for director nominees that are recommended by shareholders and director nominees recommended by the Nominating and Corporate Governance Committee. Other than adopting proxy access, the Nominating and Corporate Governance Committee has not adopted a formal process because it believes that the informal consideration process has been adequate to date. The Nominating and Corporate Governance Committee intends to review periodically whether a more formal policy should be adopted. If a shareholder wishes to suggest a proposed name of a nominee for consideration by the Nominating and Corporate Governance Committee outside of the proxy access process, the name of that nominee and related personal information should be forwarded to the Nominating and Corporate Governance Committee, in care of the Corporate Secretary, at least six months before the next annual meeting to assure time for meaningful consideration by the committee.

Board Leadership Structure

Our CEO also serves as the Chairman of the board of directors. Richard H. Glanton has served as Lead Independent Director of the Company since January 1, 2011.

Mr. Glanton has been a director of GEO since 1998 and is currently the Chairman of the Audit and Finance Committee, the Compensation Committee and the Independent Committee and a member of the Executive Committee, the Nominating and Corporate Governance Committee, the Operations and Oversight Committee and the Legal Steering Committee. As the Lead Independent Director, Mr. Glanton has input to the Chairman of the Board on preparation of agendas for Board and committee meetings. Mr. Glanton chairs Board meetings when the Chairman of the Board is not in attendance and provides input to the independent directors and ensures that the effectiveness of the Board is assessed on a regular basis. The Lead Independent Director reports to the Board regarding deliberations of the independent directors and may recommend special meetings of the independent directors as necessary. Because of Mr. Glanton’s long history as a Board member and his service as the Chairman of the Audit and Finance Committee, the Compensation Committee and the Independent Committee, the Board believes that Mr. Glanton is uniquely qualified to serve as the Lead Independent Director of the Company. In 2012, in connection with our conversion to a REIT, Mr. Glanton was the chairman of a special committee created to review and manage the divestiture of GEO Care, Inc.

As a company that is focused on its core business, we believe the CEO is in the best position to direct the independent directors’ attention on the issues of greatest importance to the Company and its shareholders. Since our CEO knows the Company’s business, is a pioneer in the industry and has over thirty years of experience, we believe that our CEO is the appropriate person to lead the board of directors. Our overall corporate governance policies and practices combined with the strength of our independent directors, including our Lead Independent Director, and our internal controls minimize any potential conflicts that may result from combining the roles of Chairman and CEO.

We believe the current leadership structure of the board of directors supports the risk oversight functions described below by providing independent leadership at the Board and committee level through the Lead

Independent Director with ultimate oversight by the full board of directors led by our Chairman and CEO. The board of directors periodically reviews and considers whether the current Board leadership structure continues to be appropriate for our Company.

Board Risk Oversight

Our board of directors has overall responsibility for risk oversight with a focus on the most significant risks facing the Company. Throughout the year, the board of directors and the committees to which it has delegated responsibility dedicate a portion of their meetings to review and discuss specific risk topics in greater detail. The board of directors has delegated responsibility for the oversight of specific risks to the following committees:

•	The Audit and Finance Committee oversees GEO’s risk policies and processes relating to the financial statements, financial reporting processes and credit risks.

•

The Operations and Oversight Committee oversees GEO’s operating risks. The Operations and Oversight Committee meets regularly during the year and on occasions when an operations incident occurs. The Operations and Oversight Committee may travel to the appropriate site to audit the operating practices and procedures if an incident has occurred.

•	The Compensation Committee oversees risks related to the Company’s compensation policies and practices.

•	The Legal Steering Committee oversees risks related to major litigation.

Code of Business Conduct and Ethics

The board of directors has adopted a code of business conduct and ethics applicable to GEO’s directors, officers, employees, agents and representatives, including its consultants, which we refer to as the Code of Conduct. The Code of Conduct strives to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full, fair, accurate, timely and transparent disclosure, compliance with the applicable government and self-regulatory organization laws, rules and regulations, prompt internal reporting of violations of the Code of Conduct, and accountability for compliance with the Code of Conduct. The Code of Conduct can be found on our website at http://www.geogroup.com by clicking on the link “Social Responsibility” on our homepage and then clicking on the link “Governance with Integrity-Business Conduct & Ethics.” In addition, the Code of Conduct is available in print to any shareholder who requests it by contacting our Executive Vice President of Corporate Relations at 561-893-0101.

Code of Ethics for CEO, Senior Financial Officers and Other Employees

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, the board of directors has also adopted a code of ethics for the CEO, its senior financial officers and all other employees, which we refer to as the Code of Ethics for Senior Financial Officers. The text of this Code of Ethics for Senior Financial Officers is located in Section 19 of GEO’s Code of Conduct. The Code of Ethics for Senior Financial Officers can be found on our website at http:// www.geogroup.com by clicking on the link “Social Responsibility” on our homepage and then clicking on the link “Governance with Integrity-Business Conduct & Ethics.” In addition, the Code of Ethics for Senior Financial Officers is available in print to any shareholder who requests it by contacting our Executive Vice President of Corporate Relations at 561-893-0101.

Corporate Governance Guidelines

The board of directors has adopted corporate governance guidelines to promote the effective functioning of the board of directors and its committees, and the continued implementation of good corporate governance practices. The corporate governance guidelines address matters such as the role and structure of the board of directors, the selection, qualifications and continuing education of members of the board of directors, board meetings, non-employee director executive sessions, board self-evaluation, board committees, CEO performance review, succession planning, non-employee director compensation, certain shareholder matters and certain shareholder rights.

The corporate governance guidelines can be found on our website at http://www.geogroup.com by clicking on the link “Social Responsibility” on our homepage and then clicking on the link “Governance with Integrity-Corporate Governance.” In addition, the corporate governance guidelines are available in print to any shareholder who requests them by contacting our Executive Vice President of Corporate Relations at 561-893-0101.

Annual Board and Committee Self-Assessments and Non-Employee Director Executive Sessions

The board of directors conducts a self-assessment annually, which is reported by the Nominating and Corporate Governance Committee to the board of directors. In addition, the Audit and Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee also undergo annual self-assessments of their performance. The non-employee directors of the board of directors meet in executive session at least twice per year and such meetings are presided over by a presiding director who is typically the chairman of the Nominating and Corporate Governance Committee, who is currently Mr. Gordo.

Communications with Directors

The board of directors has adopted a process to facilitate written communications by shareholders or other interested parties to the entire board, the independent members of the board as a group or any individual member of the board, including the presiding director for non-employee director executive sessions. Persons wishing to write to the board of directors of GEO, or to a specified director (including the presiding director for non-employee director executive sessions) or a committee of the board, should send correspondence to the Corporate Secretary at 4955 Technology Way, Boca Raton, Florida 33431.

The Corporate Secretary will forward to the directors all communications that, in his or her judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the shareholders, to the functioning of the board, or to the affairs of GEO.

Board Member Attendance at Annual Meetings

GEO encourages all of its directors to attend the annual meeting of shareholders. All of our directors, except for Mr. Helkowski who was not a director at the time, attended the 2020 annual meeting of shareholders.

Publication of Annual Human Rights and ESG Report

On September 26, 2019, GEO published its first annual Human Rights and Environmental, Social & Governance (ESG) Report, which was based on 2018 data. The Report was developed referencing the Global Reporting Initiative Standards and the UN Guiding Principles on Business and Human Rights.

GEO is committed to publishing an annual Human Rights and ESG Report. In 2020, GEO published its second annual Human Rights and ESG Report updating disclosures and metrics for the 2019 calendar year based on recognized ESG reporting standards, related to the development of our employees; our adherence to ethical governance practice throughout our company; and our efforts to advance environmental sustainability in the custodian and operation of our facilities.

The 2019 Human Rights and ESG Report can be found at http://www.geogroup.com/Portals/0/HumanRightsESG2019.pdf

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Grant Thornton LLP (“Grant Thornton”) served as GEO’s independent registered public accountants in fiscal years 2020 and 2019. The Audit and Finance Committee of GEO has appointed Grant Thornton LLP as GEO’s independent registered public accountants for the 2021 fiscal year. A member of Grant Thornton will be present at the annual meeting to make a statement if so desired and will be available to respond to appropriate questions. The following sets forth the aggregate fees billed to GEO by Grant Thornton in fiscal years 2020 and 2019.

	2020	2019
Audit Fees(1)	$2,527,436	$2,796,350
Audit Related Fees(2)	$34,250	$33,850
Tax Fees	$—	$—
All Other Fees	$—	$—

Total	$2,561,686	$2,830,200

(1)

Audit fees for 2020 include fees for professional services rendered in connection with the annual audit of the Company’s consolidated financial statements, audit of internal controls over financial reporting, reviews of quarterly financial statements reported on Form 10-Q, and statutory requirements required domestically and internationally. Audit fees for 2019 include fees for professional services rendered in connection with the annual audit of the Company’s consolidated financial statements, audit of internal controls over financial reporting, reviews of quarterly financial statements reported on Form 10-Q and statutory requirements required domestically and internationally.

(2)	Audit related fees in 2020 and 2019 primarily consist of fees for the audit of The GEO Save 401(k) Plan and related Annual Report filed on Form 11-K and various due diligence services.

The Audit and Finance Committee of the board of directors has implemented procedures to ensure that all audit and permitted non-audit services provided to GEO are pre-approved by the Audit and Finance Committee. All of the audit, audit-related and all other services provided by Grant Thornton to GEO in 2020 and 2019 were approved by the Audit and Finance Committee pursuant to these procedures. All non-audit services provided in 2020 and 2019 were reviewed with the Audit and Finance Committee, which concluded that the provision of such services by Grant Thornton was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Audit and Finance Committee Pre-Approvals of Audit, Audit-Related, Tax and Permissible Non-Audit Services

The Audit and Finance Committee periodically approves the provision of various audit, audit-related, tax and other services by Grant Thornton. The Audit and Finance Committee plans to continue to review and pre-approve such services as appropriate. In addition, the Audit and Finance Committee has delegated to its Chairman, Richard H. Glanton, the authority to grant, on behalf of the Audit and Finance Committee, the pre-approvals required under the Sarbanes-Oxley Act for the provision by Grant Thornton to GEO of auditing and permissible non-audit services; provided, however, that any decision made by Mr. Glanton with respect to any such pre-approvals must be presented at the next regularly scheduled full Audit and Finance Committee meeting that is held after such decision is made.

All of the services provided by Grant Thornton to GEO in 2020 and 2019 were approved by the Audit and Finance Committee pursuant to these procedures. The Audit and Finance Committee will continue to review and pre-approve such services as appropriate.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

Role of the Compensation Committee

The Compensation Committee of our board of directors establishes and regularly reviews our compensation philosophy and programs, exercises authority with respect to the determination and payment of base and incentive compensation to executive officers and administers the employee stock purchase plan and our 2018 stock incentive plan. Our Compensation Committee consists of four members, each of whom is independent as that term is defined in the Sarbanes-Oxley Act of 2002 and the rules and regulations that have been promulgated under that Act, and in the listing standards of the New York Stock Exchange. The Compensation Committee operates under a written charter that was first adopted by our board of directors in February 2004 and has been amended periodically. The charter more fully describes the role, responsibilities and functioning of the Compensation Committee. A current copy of this charter can be viewed on our website at www.geogroup.com by clicking the link “Social Responsibility” on our homepage and then clicking the links “Governance with Integrity — Corporate Governance”.

Say-on-Pay Results

At our 2020 Annual Meeting of Shareholders, over 97.8% of the votes cast voted to approve the advisory resolution on our executive compensation referred to as the “say-on-pay” vote. The Compensation Committee believes that the positive outcome of the say-on-pay vote supports the compensation arrangements established by the Compensation Committee. The Compensation Committee considered the results of the shareholder vote on the 2020 “say-on-pay” proposal as one of the many factors relevant in connection with the discharge of its responsibilities along with the advice of its independent compensation consultant and shareholder feedback. During 2020, the Compensation Committee continued the compensation program in place during 2019 with the changes noted below under the section titled, “Why Each Element of Compensation is Paid and How the Amount of Each Element is Determined”.

Role and Independence of Compensation Consultant

The Compensation Committee assessed the independence of Pay Governance LLC, (“Pay Governance”), a nationally recognized executive compensation consultant, taking into account the following factors:

•	Other services provided by Pay Governance;

•	The amount of fees paid by GEO to the consultant as a percentage of its total revenues;

•	Any business or personal relationships between the consultant (including its representatives) and GEO’s directors or senior officers; and

•	The policies and procedures the consultant has in place to prevent conflicts of interest, which includes a prohibition against stock ownership in GEO.

Pay Governance has attested to its independence and does not provide any services to GEO other than those related to executive compensation consulting. Based on its assessment, the Compensation Committee agreed that the compensation consultant is independent and that the compensation consultant’s work has not raised any conflict of interest.

During 2020, the Compensation Committee engaged Pay Governance to perform the following services: (i) a peer group analysis and review of the compensation levels of the executive officers; (ii) review the proxy statement for the 2020 annual shareholders meeting including consultation related to the Compensation Discussion and Analysis section of the proxy statement; (iii) calculation of the Total Shareholder Return (“TSR”)

Performance to determine the performance-based restricted stock payout levels; (iv) calculation of the Accounting Fair Value for performance-based restricted stock awards; (v) a peer group analysis and review of non-employee director compensation: and (vi) a review of executive compensation trends and developments. Other than as described above, Pay Governance was not asked to perform any other services for us in 2020. GEO paid Pay Governance a total of $112,834 related to its work for the Compensation Committee in 2020.

Under its charter, the Compensation Committee has the ability to retain any advisors it deems necessary or desirable in order for it to discharge its duties. The Compensation Committee also has sole authority to terminate the retention of any advisor it has retained.

Process for Determining Compensation

When making decisions regarding the compensation of named executive officers, including the Chief Executive Officer, the Compensation Committee considers competitive market data and analyses prepared by Pay Governance, historical pay to the named executive officers and the appropriateness of such compensation, including by comparing it to a peer group of companies periodically. Annually, the Compensation Committee will use peer group and broader general industry data to obtain a general understanding of compensation practices and therefore ensure that it is acting in an informed and responsible manner to make sure our executive compensation program is competitive. The Compensation Committee views peer group data as one factor in assisting its compensation decisions. In 2020, the Compensation Committee asked Pay Governance to conduct a peer group analysis to evaluate our compensation programs and practices as a whole, and the compensation levels of our named executive officers. When evaluating pay levels and practices of peer companies within the REIT industry, the Compensation Committee focused on data from the group of similarly-sized, equity REITs listed below. The Compensation Committee removed six companies from the peer group it had historically used due to differences in size, scope, scale or because these companies have ceased being public companies. The six companies excluded from the peer group were: Brixmor Property Group Inc., CBL & Associates Properties, Inc., Crown Castle International Corp., Equinix, Inc., Kimco Realty Corporation and Prologis, Inc. Due to the extent of the changes, the Compensation Committee added additional companies and approved the use of the following companies:

Alexandria Real Estate Equities, Inc.	Iron Mountain Incorporated
AvalonBay Communities, Inc.	Lamar Advertising Company
Boston Properties, Inc.	Mid-America Apartment Communities, Inc.
CoreCivic, Inc.	Outfront Media Inc.
Digital Realty Trust, Inc.	Realty Income Corporation
Equity Residential	SBA Communications Corporation
Essex Property Trust, Inc.	Ventas, Inc.
Extra Space Storage Inc.	Vornado Realty Trust
Healthpeak Properties, Inc.	Welltower Inc.

Important Factors Given Particular Consideration by the Compensation Committee in Setting Compensation for the Named Executive Officers

In setting executive compensation for our named executive officers, the Compensation Committee gives particular attention and focus to the following factors over a several year-period:

•	Our financial performance;

•	Our stock price performance;

•	Achievement of strategic operating objectives;

•	Our growth and prospects for continued future growth in both revenues and profitability; and

•	The performance of our senior management team.

Applying these factors to our Company during the previous several years in setting CEO and other named executive officer compensation, the Compensation Committee considered the following:

•

Ensuring the health and safety of all those entrusted to our care and employees has always been our number one priority. Throughout the COVID-19 pandemic, we have implemented a number of COVID-19 mitigation initiatives, including increasing testing capabilities at our secure services facilities (by the end of December 2020, we had administered more than 50,000 COVID-19 tests), installation of bi-polar ionization air purification systems at select secure services facilities to reduce the spread of airborne bacteria and viruses, providing continuing access to facemasks and personal hygiene products, and implementing social distancing pursuant to directives from our government agency partners;

•

Although we faced a challenging financial and operational environment in 2020 associated with the global COVID-19 pandemic, during the past several years, we have experienced growth in revenue and profitability and believe we have become the most diversified service provider in our peer group;

•

For the full year 2020, we reported total revenues of $2.35 billion, Net Income Attributable to GEO of $0.94 per diluted share, Adjusted EBITDAre of $439.8 million and Adjusted Funds from Operations of $2.51 per diluted share. Since 2015, GEO has grown Adjusted EBITDAre at a compounded annual growth rate of 3.6% (for a reconciliation of GAAP measures to the Non-GAAP measures referenced in this bullet, please see our Current Report on Form 8-K filed on February 22, 2021);

•

Throughout the year, our GEO Secure Services business unit served over 250,000 individuals, while managing an average daily population of close to 47,000 in our facilities in the United States. Our GEO Care business unit served more than 700,000 individuals during the year, while managing an average daily census of over 200,000 participants in our community reentry, youth services treatment, and electronic monitoring programs. Our GEO Transport, Inc. division safely transported more than one million passengers while driving more than 14 million miles in the U.S. and internationally;

•

In the first half of 2020, we achieved normalized operations at the government-owned 512-bed El Centro Detention Facility in California under a new managed-only contract with the U.S. Marshals Service, and we entered into a new, 10-year contract with U.S. Immigration and Customs Enforcement (“ICE”) for the continued operation of our company-owned 1,904 bed South Texas ICE Processing Center;

•

During the second half of 2020, we began the activation of our three company-owned, 700-bed Golden State, 700-bed Central Valley and 750-bed Desert View ICE Annexes in California under new 15 -year contracts, and we transitioned our company-owned, 661-bed Eagle Pass Detention Facility in Texas from an out-of-state contract with the State of Idaho to a new agreement with the U.S. Marshals Service;

•

In Australia, we finalized two expansion projects during 2020. In New South Wales, we completed a 489-bed expansion at the Junee Correctional Centre and in Victoria, we completed a 137-bed expansion to the Fulham Correctional Centre;

•

Our GEO Care business reactivated our company-owned Parkview Center in Alaska under a new 112-bed contract with the Alaska Department of Corrections. GEO Care also entered into new contracts with Tennessee and Idaho to open more than a dozen new day reporting and non-residential program sites with capacity to serve approximately 3,400 community based participants;

•

Despite the unprecedented challenges associated with the COVID-19 pandemic, during 2020, the GEO Continuum of Care programs achieved the following important milestones: (i) completed more than 2.6 million hours of rehabilitation programming; (ii) achieved over 34,000 behavioral program completions; (iii) awarded 1,200 GEDs and high school equivalency degrees; (iv) achieved more than 31,000 individual cognitive behavioral sessions; (v) awarded 4,000 vocational training certifications; (vi) provided post-release support services to more than 3,600 individuals returning to their communities, with over 1,300 post-release participants attaining employment; and (vii) awarded more than 7,600 substance abuse treatment program completions;

•

During 2020, we published our second annual Human Rights and ESG Report. The comprehensive report built on our first annual Human Rights and ESG Report published in 2019 and the Global Human Rights Policy adopted by our Board of Directors in 2013 and provided disclosures related to our commitment to human rights, criteria related to the development of our employees, our efforts to enhance environmental sustainability in our facilities and our adherence to ethical governance practices.

•

During 2020, we focused on debt reduction which resulted in reducing our net debt by approximately $100.0 million. This debt reduction included repurchases of approximately $7.5 million of our senior unsecured notes due 2024 and approximately $18.2 million of our senior unsecured notes due 2023;

•

During the past several years, we have successfully completed and integrated several significant strategic acquisitions, including, most recently, the acquisition of Community Education Centers whose operations encompass over 12,000 beds nationwide, the acquisition of eight correctional and detention facilities from LCS Correctional Services, Inc. and its affiliates, the acquisition by our subsidiary, Protocol Criminal Justice, Inc., of assets relating to customer relationship management software from APAC Customer Services, Inc., our acquisition of Soberlink, Inc., a leading developer and distributor of mobile alcohol monitoring devices and services, our acquisition and integration of BI Incorporated in 2011, which allowed us to introduce important new electronic monitoring and community service offerings to our customers, and the acquisition and integration of Cornell Companies in 2010-2011, which materially expanded the scope of our U.S. Corrections Services and what we now refer to as our GEO Care segment;

•

We believe the efforts undertaken by our senior management team over the past several years to expand our company´s business, both in our core corrections business and into new diversified services, have positioned us to have what we believe are stronger prospects for revenue and profit growth than any peer company in our industry;

•

Our senior management team has consistently demonstrated the ability, over a long period of time, to manage through and capably address and mitigate the key risks that face our business on an ongoing basis;

•

Our senior management team has consistently made delivering shareholder value a priority. Notwithstanding, the volatility and downward pressure on our stock price during 2019 and 2020 as a result of a number of factors, including the public and political opposition to the use of public-private partnerships for secure facilities, processing centers and community reentry centers and concerns regarding our future access to financing, we have had solid long-term stock price performance. The following graph compares the total shareholder return of our common stock compared to the total shareholder return of several indexes, including the MSCI U.S. Equity REITs index over the five-year period ended December 31, 2020. (GEO TSR 62.56% vs MSCI 103.24%). In 2019 and 2020, the TSR component payout for performance-based restricted stock awards with performance cycles that ended on December 31, 2019 and December 31, 2020 was 0%.

Total Shareholder Return for Five-Year Period Ended December 31, 2020

Elements of Compensation

Our compensation program for named executive officers consists of the following components:

•	Annual base salaries

•	Annual cash incentive compensation

•	Performance-based equity compensation

•	Other benefits and perquisites

Each of these components is reflected in the Summary Compensation Table and is also discussed in further detail below.

Why Each Element of Compensation is Paid and How the Amount of Each Element is Determined

The following is a brief discussion of each element of our named executive officer compensation. The Compensation Committee considers each of these elements in order to ensure that a desirable overall mix is established between base compensation and incentive compensation, cash and non-cash compensation and annual and long-term compensation. The Compensation Committee also evaluates on a periodic basis the overall competitiveness of our executive compensation packages as compared to packages offered in the marketplace for which we compete for executive talent. Overall, our Compensation Committee believes that our executive compensation packages are currently appropriately balanced and structured to retain and motivate our named executive officers, who we believe constitute the most experienced senior management team in our industry. The Compensation Committee evaluates GEO’s executive compensation policies and practices on an ongoing basis.

Base Salaries. The cash salaries paid to the named executive officers are incorporated into the terms of existing executive employment agreements with our named executive officers. Any increases in salaries have been made either pursuant to the terms of the employment agreements or at the discretion of the Compensation Committee.

Mr. Zoley, who also serves as our Chairman, receives no additional compensation for his board service, so his annual base salary reflects the workload, responsibilities and contributions made by Mr. Zoley as our Chief Executive Officer and our Chairman.

For 2020, our Compensation Committee determined it was appropriate to increase the annual base salaries of Messrs. Zoley, Evans, Donahue, Venturella and Ms. Schlarb by approximately 3% as compared to their 2019 annual base salaries following their individual performance assessments reflecting their contributions to the strong financial and operational performance of the Company discussed above and a review of projected executive salary increases in the market. In connection with Mr. Davis’ promotion in 2020 as a result of Mr. Donahue’s retirement and Mr. Davis’ appointment to succeed him, Mr. Davis’ base salary was increased from $324,009 to $500,000 to reflect a base salary level that is competitive in the market and reflective of his new workload and responsibilities.

Annual Cash Incentive Compensation. Annual cash incentive compensation for each of our named executive officers is governed by our Senior Management Performance Award Plan, as Amended and Restated on April 27, 2016, which was approved by our shareholders at the Company’s 2016 annual meeting of shareholders in accordance with the performance-based compensation exception (“Performance-Based Exception”) under Section 162(m) of the Internal Revenue Code (“Code”). Although the Performance-Based Exception has been repealed, payments to the Chief Executive Officer made in accordance with this plan are intended to still be tax deductible under Section 162(m) of the Code because such payments to the Chief Executive Officer should be grandfathered from the repeal of the Performance-Based Exception for the Company’s 2020 fiscal year. The plan is administered by our Compensation Committee, which has the authority to make all discretionary determinations necessary or appropriate under the plan. The plan is governed by the Compensation Committee and is administered on a day to day basis by the Chief Executive Officer and the Vice President of Human Resources.

Under the plan, each of our named executive officers is eligible to receive annual cash incentive compensation based on our relative achievement of budgeted revenue and net income for the fiscal year. We believe revenue and net income are meaningful metrics to assess our performance. The metrics are used by our management team when it develops its annual operating plan and budget and are used by our investors in evaluating our performance against the annual financial guidance we give on revenue and net income. For purposes of the plan, net income means our net income after all federal, state and local taxes. Extraordinary items and changes in accounting principles, as defined by U.S. generally accepted accounting principles, may be disregarded in determining our net income. Non-recurring and unusual items not included or planned for in our annual budget may also be excluded from net income in the sole and absolute discretion of the Compensation Committee. In determining the amount of annual incentive cash compensation awarded, our net income is weighted 65% and our revenue is weighted 35% (collectively, the “Target Weighting of Revenue and Net-Income-After-Tax”).

Awards under the plan are made as follows: (i) targets for budgeted revenue and net income are set at the beginning of each fiscal year; (ii) the plan includes for each named executive officer an annual incentive target amount as a percentage of the officer’s salary which forms the basis for computing the officer’s award under the plan; and (iii) at the end of the fiscal year, a multiplier set forth in the plan that is based on our relative achievement of budgeted revenue and net income for the fiscal year is applied to each officer’s annual incentive target amount referenced in (ii) above. The multiplier is the same for all named executive officers.

The following table shows, for each named executive officer, the annual incentive target amount as a percentage of salary that the respective officer is eligible to receive under the Amended and Restated Senior Management Performance Award Plan.

Named Executive Officer	Annual Incentive Target Amount (As a Percentage of Salary)
Chief Executive Officer	150%
Chief Financial Officer	75%
Senior Vice Presidents	70%

The following table shows how each named executive officer’s annual incentive cash compensation award is calculated by applying a percentage adjustment methodology, or multiplier, separately to the respective Target Weighting of Revenue and Net-Income-After-Tax results on a straight-line basis:

Performance and Payout Relationship (as % of Target)
Component	Threshold	Target	Maximum
Performance	90%	100%	110%
Payout	50%	100%	200%

Previously, all senior officers were eligible to achieve a maximum award of 200% of target for meeting or exceeding the maximum performance level under the plan if their individual performance warranted the adjustment. Prior to 2020, the CEO’s award was capped at 150% of target and other senior officers could realize an additional 50% (up to a maximum of 200%) based on the results of an individual performance assessment. Beginning in 2020, the individual performance adjustment factor is no longer a part of the Senior Management Performance Award Plan. All participants are eligible to receive up to 200% of their target award based solely on overall company performance.

Under the terms of the plan, no amendment to the plan may alter the performance goals, increase the maximum amount which can be awarded to any participant, change the class of eligible employees or make any other change that would require shareholder approval under the exemption for performance-based compensation under Section 162(m) of the Code, in each case, without the prior approval of our shareholders (to the extent required under the performance-based compensation exception of Section 162(m) of the Code).

2020 Cash Incentive Outcomes

The net income target for 2020 was set at $158.2 million, a decrease of $8.4 million or 5% compared to net income achieved during 2019. The 2019 performance metric used was not adjusted while the 2020 performance metric used was based on adjusted net income which reflected adjustments for start-up/transition expenses, goodwill and lease impairment charges related to GEO Care Reentry, COVID-19 expenditures, gain on extinguishment of debt, unbudgeted travel savings and loss on sale of assets. Please see Appendix I for a reconciliation of net income attributable to GEO as reported under GAAP to adjusted net income.

In 2020, the Company achieved adjusted net income performance above the target performance objective and achieved revenue performance below the target performance objective. Although formulaic performance would have resulted in a payout slightly above target at 101.5%, the Compensation Committee reduced the payout to 100% (target) for all participants.

FY 2020 Performance Results
Metrics ($Millions)	Weighting	Target	Actual	Actual as a % of Target	Payout as a % of Target
Net income	65%	$158.2	$160.8	102%	117%
Revenue	35%	$2,479.0	$2,350.0	95%	74%
				Weighted Payout as % of Target	101.5%

Based on these results, the following annual incentive amounts were awarded to the Named Executive Officers for fiscal year 2020 performance:

Executive	FY ‘20 Target Incentive ($)	Corporate Financial Performance Factor (1)	Target x Financial Performance Factor ($)	Actual Incentive Earned ($)	Actual as a % of Target
George C. Zoley	1,755,467	100.0%	1,755,467	1,755,467	100.0%
Brian R. Evans	479,562	100.0%	479,562	479,562	100.0%
J. David Donahue	209,705	100.0%	209,705	209,705	100.0%
Ann M. Schlarb	321,930	100.0%	321,930	321,930	100.0%
Blake Davis	243,852	100.0%	243,852	243,852	100.0%
David Venturella	295,329	100.0%	295,329	295,329	100.0%

Prior to Mr. Davis’ promotion, he received a bonus of $49,798 for his 2020 performance that was not pursuant to the Senior Management Performance Award Plan as he was not eligible during that time period to participate in the Senior Management Performance Award Plan.

2020 Equity Incentive Awards

Our Compensation Committee has historically granted awards under our equity compensation plans to our key employees and members of our board of directors to support a performance-oriented culture and to further align the interests of management and our shareholders.

The amounts of awards granted under our equity compensation plans are determined by the Compensation Committee after taking into account the following factors: the recommendations of the Chief Executive Officer (other than for his awards), the share usage rates and potential dilution to shareholders, competitive market practices, the overall performance of the Company and the individual performances of the grantees.

On March 1, 2020, GEO granted performance-based restricted stock to our named executive officers that vest, if earned, on March 15, 2023 using the same performance criteria as the grants made in 2019.

For 2020, 100% of our equity incentive awards provided to the NEOs were in the form of performance-based restricted stock awards which was more performance oriented than the mix of performance and time vested equity awards observed across the peer group. On average, the peers deliver approximately 70% of their long-term incentive to NEOs in performance-based equity awards and 30% in time-vested equity.

The following table lists the number of performance-based shares of restricted stock granted to each named executive officer in 2020:

Executive	Number of Performance Shares Granted in 2020	Approved Value on Date of Grant(1)
George C. Zoley	150,000	$2,196,000
Brian R. Evans	50,000	$ 732,000
J. David Donahue	37,500	$ 549,000
Ann M. Schlarb	32,500	$ 475,800
Blake Davis	—	—
David Venturella	30,000	$ 439,200

(1)

The approved value on the date of grant reflects the number of shares granted multiplied by the closing share price on the date of grant. The closing share price for each grant was $14.64 on February 28, 2020. We note that this value differs from the value disclosed in the Summary Compensation Table where the portion of the shares covered by the Relative TSR metric are valued based on a Monte Carlo simulation model per the SEC’s requirements.

Specifically, the performance targets for the 2020 performance-based restricted stock grants are:

Performance Metric	Metric Weighting	Threshold	Target	Maximum
Relative TSR	50%	P30	P50	P90
Return on Capital Employed	50%	+1% of WACC	9%	12%

	Payouts (% of Target)	30%	100%	200%

The threshold required for payment under the return on capital employed (“ROCE”) metric is set at +1% of our weighted average cost of capital (“WACC”) over the three-year measurement period to ensure that payments only occur during periods of positive returns. The WACC is a product of the cost of our capital over the performance period and will not be known until the performance period has concluded.

Additionally, there is a performance “governor” that caps payouts under the Relative TSR metric at 100% of target if GEO’s absolute TSR is negative over the 3-year period. Performance below threshold results in 0% payout on that specific metric.

Mr. Davis received an equity award prior to his promotion consisting of 15,000 shares of time-based restricted stock that vests ratably over four years from the grant date.

Equity Incentive Outcomes for 2018 to 2020 Performance Cycle

On April 24, 2018, the Compensation Committee granted target awards of performance-based restricted stock vesting over a three-year period beginning January 1, 2018 provided that certain TSR performance goals and ROCE goals were met as of December 31, 2020. This was prior to Mr. Davis’ promotion and as a result he was not eligible and did not receive a grant of performance-based restricted stock. Specifically, the performance targets were:

Performance Metric	Metric Weighting	Threshold	Target	Maximum
Relative TSR	50%	P30	P50	P90
Return on Capital Employed	50%	+1% of WACC	9%	12%

	Payouts (% of Target)	30%	100%	200%

The Compensation Committee engaged Pay Governance to calculate the final TSR rank and payout calculations for the TSR component of these awards. Pay Governance determined that based upon their calculations for the Company and the FTSE NAREIT Equity REITs Index, the Company’s 2018-2020 TSR of -46.9% places the Company in the 10th percentile of the peer group which results in a TSR component payout of 0%. Management of the Company calculated the return on capital employed component of the performance-based restricted stock to be 11.5% which results in a ROCE component payout of 183% of the target award. Based on the calculations of the TSR component and the ROCE component, management of the Company certified to the Compensation Committee that when the TSR component is combined with the ROCE component, the combined award payout is approximately 92% of the target award. After reviewing the information provided to the Compensation Committee by Pay Governance and management, the Compensation Committee approved the vesting of the performance-based restricted stock in the amounts provided below:

Performance-Based Restricted Stock: 2018-2020 Cycle
Executive	Shares at Target	Performance Factor	Shares Earned
George C. Zoley	150,000	92%	137,438
Brian R. Evans	45,000	92%	41,232
J. David Donahue	37,500	92%	34,360
Ann M. Schlarb	30,000	92%	27,488
Blake Davis	—	—	—
David Venturella	30,000	92%	27,488

2021 Compensation Actions

Base Salary

For 2021, our Compensation Committee determined it was appropriate to not increase the annual base salaries of Messrs. Zoley, Evans, Davis, Venturella and Ms. Schlarb as compared to their 2020 annual base salaries.

Annual Cash Incentive Opportunities

The annual cash incentive compensation for fiscal year 2021 performance will be determined under the Senior Management Performance Award Plan consistent with the methodology used in 2020 based on the budgeted net income and budgeted revenue 2021 performance goals set by the Compensation Committee.

Equity Incentive Awards

The Compensation Committee granted performance-based restricted stock awards on March 1, 2021 to our named executive officers, with the exception of Mr. Donahue who retired effective July 11, 2020, that will vest on March 15, 2024 based on two performance metrics measured from January 1, 2021 to December 31, 2023 as follows: (i) 50% of the shares of restricted stock in each award vest if GEO meets certain relative TSR performance targets for the 3-year period; and (ii) 50% of the shares of restricted stock in each award can vest if GEO meets certain ROCE performance targets for the 3-year period. For 2021, 100% of the equity grants authorized for the named executive officers were performance based.

The following lists the number of performance-based shares granted to each of the 2020 named executive officers:

Executive	Number of Performance Based Restricted Stock Granted in 2021	Value on Date of Authorization $8.74/share(1)
George C. Zoley	268,750	$2,348,875
Brian R. Evans	89,000	$ 777,860
Blake Davis	67,000	$ 585,580
Ann M. Schlarb	58,000	$ 506,920
David Venturella	53,750	$ 469,775

(1)

The approved value on the date of authorization reflects the number of shares authorized multiplied by the closing share price on the date of authorization. The closing share price was $8.74 on February 10, 2021. This is the value that the Compensation Committee views as a fair reflection of the targeted value delivered on the date of authorization. We note that this value will differ from the value that will be disclosed in the 2021 Summary Compensation Table where the portion of the shares covered by the Relative TSR metric will be valued based on a Monte Carlo simulation model per the SEC’s requirements.

Other Benefits and Perquisites. Our executive compensation program includes other benefits and perquisites as more fully reflected in the table set forth below titled “All Other Compensation.” These benefits and perquisites are reviewed annually by the Compensation Committee with respect to amounts and appropriateness. Currently, the benefits and perquisites which the named executive officers are eligible to receive fall into four general categories: (i) retirement benefits pursuant to our executive retirement agreement in the case of Mr. Zoley and pursuant to our senior officer retirement plan in the case of the other named executive officers; (ii) benefits under the deferred compensation plan; (iii) value attributable to life insurance we afford our named executive officers beyond that which is offered to our other employees generally; and (iv) travel and entertainment perquisites, such as an automobile allowance, club dues and personal use of the corporate aircraft. For 2020, Mr. Zoley was allotted thirty (30) hours of personal use of the corporate aircraft. For 2020, the Board authorized the allotment of five (5) hours of personal use of the corporate aircraft for Mr. Evans.

Mr. Zoley’s Executive Retirement Agreement

Per a mutual agreement between the Chief Executive Officer and the Board of Directors signed February 26, 2020 (the “Effective Date”), Mr. Zoley entered into an amended and restated executive retirement agreement (the “2020 Amended and Restated Agreement”). In doing so, he elected to forgo his age 71 annuity funding deposit of $347,975 guaranteed under the prior executive retirement agreement. This resulted in a frozen annuity funding amount at the age 70 amount of $8,925,065 under the prior executive retirement agreement as reflected in the table below.

RETIREMENT PAYMENT TABLE

RETIREMENT AGE	ANNUITY FUNDING AMOUNT
62	6,570,198
63	6,826,873
64	7,092,162
65	7,369,509
66	7,657,192
67	7,956,934
68	8,267,011
69	8,589,147
70	8,925,065
71 or order	9,273,040

The frozen annuity funding amount of $8,925,065 (known as the “Grandfathered Payment” under the plan) served as the starting balance under the 2020 Amended and Restated Agreement. This amount was then converted into 553,665 shares of GEO’s common stock using the closing price on the effective date of $16.12 per share.

Going forward, the value of the account will track the total shareholder return (share price + dividend distributions) of GEO’s shares of common stock over the period in which the agreement remains in place. No value will be guaranteed under the 2020 Amended and Restated Agreement like it was under the prior agreement. As such, Mr. Zoley has effectively exchanged a “fixed” retirement amount for an “at risk” retirement amount that is fully aligned with shareholders over the remainder of his career with GEO. For example, the 553,665 shares of GEO common stock constituting the Grandfathered Payment was worth approximately $5.5 million on December 31, 2020 based on the closing price of $8.86 per share on that day. That is equivalent to a decrease of $3.4 million, or approximately 44%, as compared to the guaranteed payment under his prior executive retirement agreement.

Dividend distributions will be credited to the account on the date dividends are paid to other GEO shareholders as if they were reinvested in additional shares of common stock on that date. The 2020 Amended and Restated Agreement does not provide for any other additional guaranteed Company deposits of cash or shares.

The final balance will be equal to the number of shares of common stock times the share price per share on the date of his retirement and will be paid in shares of GEO common stock in compliance with Section 409A of the Internal Revenue Code.

The Company has established grantor trusts for the purpose of paying the retirement benefit pursuant to the 2020 Amended and Restated Agreement. The trusts are revocable “rabbi trusts” and the assets of the trusts shall be subject to the claims of the Company’s creditors in the event of the Company’s insolvency. Mr. Zoley will be solely responsible for the taxes due upon the distribution of the GEO shares of common stock to him upon his retirement and upon his election the Company can withhold GEO shares of common stock that would have otherwise been distributed to him in order to pay the taxes due. The Company will not subsidize or “gross-up” amounts to cover any taxes. Mr. Zoley has been vested in his executive retirement agreement since he reached age 55 under the prior executive retirement agreement and as a result he will be eligible to receive the shares of GEO common stock held by the rabbi trusts upon retiring from the Company.

For a full description and a copy of the 2020 Amended and Restated Agreement, please see the Form 8-K the Company filed on February 28, 2020.

Senior Officer Retirement Plan. Messrs. Evans, Davis, Venturella and Ms. Schlarb currently participate in our senior officer retirement plan, which is offered to all of our Senior Vice Presidents. The senior officer retirement plan is a defined benefit plan and, subject to certain maximum and minimum provisions, provides for the payment to the officer of a monthly retirement benefit based on a percentage of the officer’s final average annual salary earned during the employee’s last five years of credited service (excluding bonus) multiplied by the employee’s years of credited service. A participant will vest in his or her benefits under the senior officer retirement plan upon the completion of ten (10) years of service. The amount of benefit increases for each full year beyond ten (10) years of service except that there are no further increases after twenty-five (25) years of service. The maximum target benefit under the senior officer retirement plan is 45% of final average salary. Reduced benefits are payable for lesser service and early retirement. Benefits under the senior officer retirement plan are offset 100% by social security benefits received by the officer and are computed on the basis of a straight-life annuity. The plan also provides for pre-retirement death and disability benefits. Amounts owing under the plan are payable from the general assets of the Company.

Deferred Compensation Plan. Our named executive officers are currently excluded from participating in our 401(k) plan by virtue of their compensation level. Accordingly, we have established a deferred compensation plan for certain employees, including the named executive officers, which permits them to defer up to 100% of their compensation to provide for their retirement. Under the deferred compensation plan, the Company may make matching contributions on a discretionary basis. Messrs. Evans, Davis, Venturella and Ms. Schlarb currently participate in the deferred compensation plan.

Excess Group Life Insurance. We pay rates for the life insurance policies of our named executive officers above the level that is excludable under applicable tax rules. Payments in connection with the resulting excess coverage are treated as imputed income to the officers and are not deductible by the Company.

How Each Compensation Element Fits into the Overall Compensation Objectives and Affects Decisions Regarding Other Elements

In establishing compensation packages for executive officers, numerous factors are considered, including the particular executive’s experience, expertise and performance, the Company’s overall performance and compensation packages available in the marketplace for similar positions. In arriving at amounts for each component of compensation, our Compensation Committee strives to strike an appropriate balance between base compensation and incentive compensation, including equity based compensation and cash awards under the Senior Management Performance Award Plan. The Compensation Committee also endeavors to properly allocate between cash and non-cash compensation (subject to the availability of equity compensation awards under our then current equity compensation plans), and between annual and long-term compensation.

When considering the marketplace, particular emphasis is placed upon compensation packages available at a comparable group of peer companies.

In 2012, Pay Governance completed a report on behalf of the Compensation Committee to evaluate its executive compensation program in light of the marketplace to make sure the program is competitive. In 2015, Pay Governance completed an assessment of Mr. Zoley’s total compensation in light of the marketplace and the ISS peer group specifically. In 2018, Pay Governance completed a peer group analysis to evaluate the compensation levels of our named executive officers. In 2019 and 2020, the Compensation Committee requested that Pay Governance provide the Compensation Committee with a report of its review and analysis of executive and director compensation levels, policies, practices, and procedures with a comparison to a set of peer companies selected by the Compensation Committee with input from Pay Governance. Pay Governance prepared and submitted the annual report on this comparative study to the Compensation Committee.

Executive and Director Stock Ownership Guidelines

The Company adopted stock ownership guidelines in 2012 applicable to our senior executive officers, including our named executive officers, and our Board members. The guidelines, as most recently amended in 2018, require our CEO to maintain equity holdings in GEO equal in value to at least 6 times his annual base salary, our other executive officers to maintain equity holdings in GEO equal in value to at least 3 times their annual base salaries, and our non-employee directors to maintain equity holdings in GEO equal in value to at least 3 times their annual cash retainers. The guidelines as most recently amended also specify that shares which will count toward the total share ownership requirement are actual shares owned, options and restricted shares, vested and unvested, and unvested performance share awards at the threshold level. Performance share awards at the target and maximum level will not be counted until the performance metrics have been met and the performance shares have vested. All senior executive officers and directors must satisfy the stock ownership guidelines five years from their appointment as director or a senior executive officer. Each of our senior executive officers and directors has satisfied such guidelines or has time remaining to do so under the guidelines.

Clawback/Recoupment Policy

The Company maintains a clawback policy providing that any incentive payment awarded by GEO to an executive officer (including a named executive officer) under any GEO incentive compensation plan may be recouped by GEO in the event of material fraud or misconduct by the recipient and in the event of a required accounting restatement of GEO’s financial statements (whether or not based on misconduct) due to the material noncompliance of GEO with any financial reporting requirement under U.S. federal securities laws.

Prohibition of Hedging and Pledging of Company Shares

The Company prohibits certain transactions in the Company’s securities under the terms of its insider trading policy, including engaging in hedging transactions to hedge against losses on the Company’s securities, including but not limited to collars, forward sale contracts, trading in publicly traded options, puts, calls or other derivative instruments, and engaging in short sales of the Company’s securities. Additionally, directors, officers and employees may not hold Company securities in margin accounts or otherwise pledge Company securities as collateral for a loan unless a waiver from this restriction is granted by the Chief Executive Officer or the Chairman of the Compensation Committee.

CONCLUSION

We believe that our compensation programs appropriately reward executive performance and closely align the interests of our named executive officers and key employees with the interests of our shareholders, while also enabling the Company to attract, retain, and motivate talented executives. The Compensation Committee will continue to evolve and administer our compensation program in a manner that the Compensation Committee believes will be in the best interests of our shareholders. The Compensation Committee monitors the results of the advisory vote on our executive compensation (referred to as the “say-on-pay” vote) and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Richard H. Glanton, Chairman

Jose Gordo

Duane Helkowski

Guido Van Hauwermeiren

Compensation Policies and Practices as They Relate to Risk Management

Our executive compensation program is designed to attract and retain our officers and to motivate them to increase shareholder value on both an annual and longer term basis primarily by generating increasing levels of revenue and net income. To that end, compensation packages include significant forms of incentive compensation to ensure that an executive officer’s interest is aligned with the interests of our shareholders in generating revenue and net income. Based upon the Compensation Committee’s regular review of the Company’s compensation policies and practices, the Compensation Committee determined that the risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

SUMMARY COMPENSATION TABLE

The following table shows compensation earned by each of the named executive officers of GEO during 2020, 2019 and 2018, for services in all capacities while they were employees of GEO, and the capacities in which the services were rendered. For purposes of this proxy statement, GEO’s named executive officers are (i) the Chief Executive Officer of GEO, (ii) the Chief Financial Officer of GEO, (iii) each of the three most highly compensated executive officers as of December 31, 2020 of GEO other than the Chief Executive Officer and the Chief Financial Officer, and (iv) Mr. Donahue who would have been one of the three most highly compensated executive officers but was no longer serving as an executive officer as of December 31, 2020 due to his retirement in July 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
George C. Zoley Chairman of the Board, CEO & Founder	2020	1,170,311	—	2,452,500	1,755,467	(3,389,833)	53,449	2,041,894
	2019	1,136,224	—	2,565,000	1,884,666	364,580	95,642	6,046,112
	2018	1,103,130	—	3,703,500	1,730,811	302,646	123,373	6,963,460

Brian R. Evans Senior Vice President & CFO	2020	639,416	—	817,500	479,562	458,169	22,606	2,417,253
	2019	620,792	—	1,026,000	514,857	508,394	16,652	2,686,695
	2018	602,711	—	1,111,050	472,827	(19,308)	49,161	2,216,441

J. David Donahue(7) Senior Vice President & President, GEO Secure Services	2020	327,120	—	613,125	209,706	—	32,298	1,182,249
	2019	551,565	—	769,500	426,947	287,070	40,803	2,075,885
	2018	535,500	—	925,875	392,093	137,575	34,995	2,026,038

Ann M. Schlarb Senior Vice President & President; GEO Care	2020	459,900	—	531,375	321,930	164,260	17,805	1,495,270
	2019	446,505	—	513,000	345,624	136,979	15,709	1,457,817
	2018	443,500	—	740,700	317,409	88,064	37,156	1,626,829

Blake Davis(8) Senior Vice President & President, Secure Services	2020	461,332	250,050	219,600	243,852	318,303	53,892	1,547,029
	2019	314,219	137,434	226,800	—	—	10,290	688,743
	2018	303,682	154,950	388,800	—	—	10,290	857,722

David Venturella Senior Vice President, Client Relations	2020	421,898	—	490,500	295,329	111,426	20,151	1,339,304
	2019	409,609	—	513,000	317,064	92,551	19,215	1,351,439
	2018	397,679	—	740,700	291,181	49,028	9,996	1,488,584

(1)	The discretionary bonus amount in this column has been presented on a cash basis.

(2)

This column reflects the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“FASB 718”) with respect to stock awards granted during 2020, 2019 and 2018 for each named executive officer except Mr. Davis. Stock awards granted in 2020, 2019 and 2018 were performance-based awards and will be earned if the Company achieves its performance based targets. Assumptions used in the calculation of the amounts related to stock awards are described in Note 1 to the Company’s audited financial statements for the year ended December 31, 2020, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 16, 2021. Mr. Davis received stock awards in 2020 which were not performance based and were valued at the closing share price on the date of grant.

(3)

The 2020 approved values on the date of grant, which reflects the number of shares granted at the closing price at the date of grant, for Messrs. Zoley, Evans, Donahue, Venturella and Ms. Schlarb were $2,196,000, $732,000, $549,000, $439,200 and $475,800, respectively. We note that this differs from the value disclosed in the Summary Compensation Table where the portion of the shares covered by the Relative TSR metric are valued based on a Monte Carlo simulation model per the SEC’s requirements. The value based on the Monte Carlo simulation for the Relative TSR metric was $18.06 on February 28, 2020 as compared to the actual closing share price of $14.64 on February 28, 2020. The Compensation Committee views the closing share price on the date of grant to be a fair reflection of the targeted value delivered on the date of grant.

(4)

We regard our Senior Management Performance Award Plan as our annual bonus plan. The column of this table titled “Non-Equity Incentive Plan Compensation” consists solely of amounts accrued in 2020, 2019 and 2018, and paid in 2021, 2020 and 2019, respectively, under our Senior Management Performance Award Plan with respect to each of our named executive officers. Please see “Compensation Discussion & Analysis” and “Certain Material Executive Compensation Agreements and Arrangements” for a further description of our Senior Management Performance Award Plan. In 2020, the target net income and revenue was $158.2 million and $2,479.0 million, respectively. The actual 2020 results achieved for adjusted net income and revenue was $160.8 million and $2,350.0 million, respectively.

(5)

Figures in this column consist of amounts accrued in 2020, 2019 and 2018 and with respect to each named executive officer’s executive retirement agreement or senior officer retirement arrangement. With respect to Mr. Zoley, the amount reflected in the row for 2020 reflects a loss of $3,389,833 related to exchanging a “fixed” retirement amount for an “at-risk” retirement amount tied to the shares of GEO common stock pursuant to the 2020 Amended and Restated Agreement as a result of the decline in GEO’s common stock during the year ended December 31, 2020. Please see “Compensation Discussion & Analysis” and “Certain Material Executive Compensation Agreements and Arrangements” for a further description of our executive retirement agreement and our senior officer retirement arrangements.

(6)

The following sets forth for each named executive officer the description and amount of each item comprising each officer’s total compensation appearing in the “All Other Compensation” column for 2020, 2019 and 2018:

All Other Compensation
Executive	Year	Auto Allowance ($)(a)	Club Dues ($)	Excess Group Life Insurance ($)(b)	Aircraft Usage ($)(c)	Home Security	Relocation Allowance	Retirement Payments	Total All Other Compensation ($)
George C. Zoley	2020	8,729	25,097	4,352	15,271	—	—	—	53,449
	2019	9,312	25,097	4,191	57,042	—	—	—	95,642
	2018	53,137	16,050	4,191	49,995	—	—	—	123,373

Brian R. Evans	2020	8,831	—	1,290	—	12,485	—	—	22,606
	2019	7,947	—	1,242	7,463	—	—	—	16,652
	2018	32,920	—	1,242	14,999	—	—	—	49,161

J. David Donahue	2020	3,580	—	1,340	—	—	—	27,378	32,298
	2019	12,100	26,381	2,322	—	—	—	—	40,803
	2018	15,981	16,692	2,322	—	—	—	—	34,995

Ann M. Schlarb	2020	7,683	9,047	1,075	—	—	—	—	17,805
	2019	5,627	9,047	1,035	—	—	—	—	15,709
	2018	36,121	—	1,035	—	—	—	—	37,156

Blake Davis	2020	4,221	9,047	690	—	—	39,934	—	53,892
	2019	9,600	—	690	—	—	—	—	10,290
	2018	9,600	—	690	—	—	—	—	10,290

David Venturella	2020	10,130	9,047	974	—	—	—	—	20,151
	2019	9,230	9,047	938	—	—	—	—	19,215
	2018	9,058	—	938	—	—	—	—	9,996

(a)

Under our executive automobile policy, the executive is required to make contributions to GEO in circumstances where the cost of the executive automobile exceeds the overall cost allowance as determined under the policy.

(b)

We pay rates for the life insurance policies of our named executive officers above the level that is excludable under applicable tax rules. The resulting excess coverage represented in this column is treated as imputed income to the officers.

(c)

We provided certain perquisites to the named executive officers for personal use of the Company’s leased aircraft. For 2020, Mr. Zoley was allotted thirty 30 hours of aircraft usage and Mr. Evans was allotted 5 hours of aircraft usage. For purposes of the Summary Compensation Table, we determine the aggregate incremental cost to us for personal use of company aircraft using a method that takes into account the cost of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and other variable costs. Since the aircraft is used primarily for business travel, the calculation does not include the fixed costs that do not change based on usage, such as pilots’ salaries, aircraft acquisition costs and the cost of maintenance not related to trips.

(7)	Mr. David Donahue retired from his position of Senior Vice President, GEO Secure Services effective July 11, 2020.

(8)	Mr. Blake Davis succeeded Mr. Donahue as Senior Vice President and President, Secure Services effective July 11, 2020.

CERTAIN MATERIAL EXECUTIVE COMPENSATION AGREEMENTS AND ARRANGEMENTS

The following executive compensation agreements and arrangements are material to an understanding of the amounts paid and/or payable to our named executive officers disclosed in the table above.

Executive Employment Agreements

Effective August 22, 2012, we entered into a Third Amended and Restated Executive Employment Agreement with Mr. Zoley, which was amended by the First Amendment, dated April 29, 2013, the Second Amendment, dated May 29, 2013, and the Third Amendment, dated June 1, 2015 (collectively, the “Employment Agreement”). The Employment Agreement has a continuously rolling three-year term.

The Employment Agreement provides that Mr. Zoley is entitled to receive a target annual performance award of up to a maximum of 200% of his annual base salary in accordance with the Senior Management Performance Award Plan.

The Employment Agreement provides that upon the termination of the agreement for any reason other than by GEO for cause (as defined in the Employment Agreement) or by Mr. Zoley without good reason (as defined in the Employment Agreement), he will be entitled to receive a termination payment equal to 2 (two) times his annual base salary plus target bonus for the fiscal year in which his employment is terminated or, if greater, the target bonus for the fiscal year immediately prior to such termination. In addition, the Employment Agreement provides that upon such termination, GEO will transfer all of its interest in any automobile used by the executive pursuant to its employee automobile policy and pay the balance of any outstanding loans or leases on such automobile so that the executive owns the automobile outright. In the event such automobile is leased, the Employment Agreement provides that GEO will pay the residual cost of the lease.

Upon the termination of the Employment Agreement by GEO for cause or by Mr. Zoley without good reason, Mr. Zoley will be entitled to only the amount of compensation that is due through the effective date of the termination, including the retirement benefit due to him under his executive retirement agreement. The Employment Agreement includes a non-competition covenant that runs through the three-year period following the termination of the executive’s employment, and customary confidentiality provisions.

The Employment Agreement for Mr. Zoley reflected an annual base salary of $1,000,000 for 2015 and provides that the annual base salary is subject to increases in the future as determined by the Compensation Committee in its sole discretion. Additionally, the Employment Agreement provides that all outstanding unvested stock options and restricted stock granted to Mr. Zoley fully vest immediately upon a “termination without cause” as such term is defined in his employment agreements, as approved by the Compensation Committee. However, any restricted stock that is still subject to performance based vesting at the time of such termination shall only vest when, and to the extent, the Compensation Committee of the board of directors certifies that the performance goals have been met.

Senior Officer Employment Agreements

We have senior officer employment agreements with Messrs. Evans, Davis, Venturella and Ms. Schlarb. The employment agreements have rolling two-year terms which continue until each executive reaches age 67 absent their earlier termination. We also had a senior officer employment agreement in place with Mr. Donahue through July 11, 2020, his retirement date.

The amounts of base salaries that were paid to each of these executives during fiscal years 2020, 2019 and 2018 are set forth in the Summary Compensation Table above. The executives are also entitled to receive a target annual incentive bonus in accordance with the terms of our Senior Management Performance Award Plan which is further described below.

The senior officer employment agreements provide that upon the termination of the agreement for any reason other than by GEO for cause (as defined in the employment agreement) or by the voluntary resignation of the executive, the executive will be entitled to receive a termination payment equal to the following: (1) two years of the executive’s then current annual base salary; plus (2) the continuation of the executive’s employee benefits (as defined in the employment agreement) for a period of two years, plus (3) the dollar value of the sum of paid vacation time that the executive was entitled to take immediately prior to the termination which was not in fact taken by the executive. In addition, the employment agreements provide that upon such termination of the executive, GEO will transfer all of its interest in any automobile used by the executive pursuant to its employee automobile policy and pay the balance of any outstanding loans or leases on such automobile so that the executive owns the automobile outright. In the event such automobile is leased, the employment agreements provide that GEO will pay the residual cost of the lease. Also, upon such termination, all of the executive’s unvested stock options and restricted stock will fully vest immediately, provided however, that any restricted stock that is still subject to performance based vesting at the time of such termination shall only vest when and to the extent the Compensation Committee of the Board certifies that the performance goals were actually met.

Upon the termination of the employment agreements by GEO for cause or by the voluntary resignation of the executive, the executive will be entitled to only the amount of salary, bonus, and employee benefits that is due through the effective date of the termination. Each employment agreement includes a non-competition covenant that runs through the two-year period following the termination of the executive’s employment, and customary confidentiality provisions.

Under the terms of the employment agreements, annual base salaries for 2020 approved by the Compensation Committee for Messrs. Evans, Donahue, Davis, Venturella and Ms. Schlarb were $639,416, $568,112, $500,000, $421,898 and $459,900, respectively. Additionally, all outstanding unvested stock options and restricted stock granted to each of Messrs. Evans, Donahue, Davis and Venturella and Ms. Schlarb fully vest immediately upon a “termination without cause” as such term is defined in each of their employment agreements, as approved by the Compensation Committee. Performance based awards will only vest upon the determination by the Compensation Committee that the established performance goals have been met.

Executive Retirement Agreement

On February 26, 2020, GEO entered into the 2020 Amended and Restated Agreement with Mr. Zoley. Please see the discussion of the 2020 Amended and Restated Agreement in the Compensation Discussion & Analysis section above.

Senior Officer Retirement Plan

GEO maintains a senior officer retirement plan for all of its Senior Vice Presidents, including Mr. Evans, Mr. Davis, Mr. Venturella and Ms. Schlarb. The senior officer retirement plan is a non-qualified defined benefit plan and, subject to certain maximum and minimum provisions, provides for the payment to the officer of a monthly retirement benefit based on a percentage of the officer’s final average annual salary earned during the employee’s last five years of credited service (excluding bonus) multiplied by the employee’s years of credited service. A participant will vest in his or her benefits under the senior officer retirement plan upon the completion of ten (10) years of service, provided such participant remains continuously employed by the Company until at least age fifty-five (55). The amount of benefit increases for each full year beyond ten (10) years of service except that there are no further increases after twenty-five (25) years of service. The maximum target benefit under the senior officer retirement plan is 45% of final average annual salary. Reduced benefits are payable for lesser service and early retirement. Benefits under the senior officer retirement plan are offset one hundred percent (100%) by social security benefits received (or estimated social security benefits to be received, if applicable) by the officer and are computed on the basis of a straight-life annuity. The plan also provides for pre-retirement death and disability benefits. Amounts owing under the plan are payable from the general assets of the Company.

GRANTS OF PLAN-BASED AWARDS

The following sets forth information regarding the grants of plan-based awards to the named executive officers for the year ended December 31, 2020.

								All Other Stock Awards: Number of Shares of Stock or Units (#)(2)

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
George C. Zoley		877,734	1,755,467	3,510,934	—	—	—	—	—	—	—
	3/1/2020	—	—	—	45,000	150,000	300,000	—	—	—	2,452,500
Brian R. Evans		239,781	479,562	959,124	—	—	—	—	—	—	—
	3/1/2020	—	—	—	15,000	50,000	100,000	—	—	—	817,500
J. David Donahue		104,853	209,705	419,410	—	—	—	—	—	—	—
	3/1/2020	—	—	—	11,250	37,500	75,000	—	—	—	613,125
Ann M. Schlarb		160,965	321,930	643,860	—	—	—	—	—	—	—
	3/1/2020	—	—	—	9,750	32,500	65,000	—	—	—	531,375
Blake Davis		121,926	243,852	487,704	—	—	—	—	—	—	—
	3/1/2020	—	—	—	—	—	—	15,000	—	—	219,600
David Venturella		147,665	295,329	590,658
	3/1/2020	—	—	—	9,000	30,000	60,000	—	—	—	490,500

(1)

These columns reflects the threshold, target and maximum amounts that our named executive officers were eligible to receive under our Senior Management Performance Award Plan with respect to year 2020. For a description of how these amounts have been calculated, please see “Compensation Discussion & Analysis — Why Each Element of Compensation is Paid and How the Amount of Each Element is Determined — Annual Cash Incentive Compensation.” For information on the amounts that our named executive officers actually received under our Senior Management Performance Award Plan for 2020, please see the Non-Equity Incentive Compensation column of the Summary Compensation table above. For the purposes of the maximum calculations in this column, we have assumed that our Senior Vice Presidents would have received the maximum discretionary adjustments for which they are eligible.

(2)

The awards reported under the “Estimated Future Payouts Under Equity Incentive Plan Awards” and the “All Other Stock Awards: Number of Shares of Stock or Units” columns were granted pursuant to our 2018 stock incentive plan. The columns under the “Estimated Future Payouts Under Equity Incentive Plan Awards” reflect the threshold, target and maximum number of shares of common stock that our named executive officers are eligible to receive pursuant to the performance-based restricted stock granted in 2020, other than Mr. Davis who received a grant of time-based restricted stock prior to his promotion. For a description of how these amounts of shares have been calculated, please see “Compensation Discussion & Analysis – Why Each Element of Compensation is Paid and How the Amount of Each Element is Determined—2020 Equity Incentive Awards.”

(3)

The percentage of the shares related to the return on capital employed metric was valued on our closing stock price on February 28, 2020 while the percentage of the shares related to the total shareholder return metric was valued based on a Monte Carlo simulation model.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding equity-based awards held by our named executive officers as of December 31, 2020.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
George C. Zoley	—	—	—	—	—	400,000	3,544,000
Brian R. Evans	—	—	—	—	—	135,000	1,196,100
	10,404	—	—	14.19	3/1/2021	—	—
J. David Donahue	—	—	—	—	—	105,000	930,300
Ann M. Schlarb	—	—	—	—	—	82,500	730,950
	8,670	—	—	14.87	8/15/2022	—	—
Blake Davis	—	—	—	—	—	36,000	318,960
David Venturella	—	—	—	—	—	80,000	708,800

(1)

All shares in this column consist of restricted stock awards. The awards granted on April 24, 2018 cliff vested on March 10, 2021 based on the achievement of certain performance metrics. The awards granted on March 1, 2019 cliff vest on March 15, 2022 based on the achievement of certain performance metrics. The awards granted on March 1, 2020 cliff vest on March 10, 2023 based on the achievement of certain performance metrics. The restricted stock awards granted to Mr. Davis prior to his promotion are time-based restricted stock awards that vest ratably over four years from the grant date.

(2)	Amounts in this column have been calculated using an assumed stock price of $8.86, the closing price of our common stock on December 31, 2020, the last business day of our fiscal year 2020.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding stock option exercises by, and the vesting of stock-based awards of, each of the named executive officers of GEO during 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
George C. Zoley	—	—	134,940	2,144,197
Brian R. Evans	—	—	40,482	643,259
J. David Donahue	—	—	33,735	536,049
Ann M. Schlarb	—	—	26,988	428,839
Blake Davis	—	—	13,375	212,540
David Venturella	—	—	26,988	428,839

PENSION BENEFITS

The following table sets forth certain information with respect to each plan that provides for payments to each of the named executive officers of GEO at, following, or in connection with retirement from GEO.

Name(1)	Plan Name	Number of Years of Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year
George C. Zoley	Executive Retirement Agreement	n/a	5,535,232	—
Brian R. Evans	Senior Officer Retirement Plan	20	2,065,642	—
Ann M. Schlarb	Senior Officer Retirement Plan	9	—	—
Blake Davis	Senior Officer Retirement Plan	7	—	—
David Venturella	Senior Officer Retirement Plan	8	—	—

(1)

Mr. Donahue is not included in this table as he retired effective July 11, 2020. Please see “Potential Payments Upon Termination or Change in Control” for disclosure regarding the amount he will receive pursuant to the terms of the Senior Officer Retirement Plan.

(2)

The benefit of Mr. Zoley under his executive retirement agreement is triggered upon the attainment of the retirement age of 55 years old without regard to years of credited service. Mr. Zoley is 55 or older and therefore all of his benefits under his executive retirement agreement are fully vested.

(3)

This column reflects amounts relating to each named executive officer’s retirement agreement or retirement plan. The assumptions used in GEO’s actuarial calculation of pension costs are based on payments in the form of a life annuity using market information and GEO’s historical rates for employment compensation. Such actuarial assumptions are based using mortality tables for healthy participants and include a discount rate of 2.80% and a rate of compensation increase of 4.4%. Mr. Zoley’s amount was determined using the closing share price of $8.86 as of December 31, 2020. Please see discussion of the 2020 Amended and Restated Agreement in the Compensation Discussion and Analysis section above. Please see “Certain Material Executive Compensation Agreements and Arrangements” for a description of our executive and senior officer retirement agreements and arrangements.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table sets forth for each named executive officer the payments that GEO would have been required to make as of December 31, 2020, (i) pursuant to the officer’s employment agreement, in connection with the termination of the officer’s employment as of that date by GEO without cause or by the officer for good reason (as such terms are defined in each officer’s employment agreement), (ii) pursuant to the officer’s employment agreement, in connection with the termination of the officer’s employment as of that date by GEO for cause (as defined in each officer’s employment agreement) or by the officer upon the officer’s resignation, and (iii) pursuant to the officer’s retirement agreement or arrangement, in connection with the termination of the officer’s employment as of that date for any reason (including due to the retirement, death or disability of the officer). All of the payments in the table would have been payable pursuant to the employment and retirement agreements and arrangements described more fully above under “Certain Material Executive Compensation Agreements and Arrangements.” All amounts in the table would have been payable in lump sums from the general assets of GEO.

Name	Payment Due Pursuant to Officer’s Employment Agreement upon Termination either by Company Without Cause or by Officer for Good Reason ($)(1)(2)(3)(4)	Payment Due Pursuant to Officer’s Employment Agreement upon a Termination by Company With Cause or Resignation by Officer ($)(2)(4)	Payment Due Pursuant to Officer’s Retirement Agreement or Arrangement upon a Termination for Any Reason ($)(2)(4)(5)
George C. Zoley	6,332,313	—	5,535,232
Brian R. Evans	1,356,768	—	—
J. David Donahue(6)	—	—	873,881
Blake Davis(7)	1,356,660	—	—
Ann M. Schlarb	983,151	—	—
David Venturella	1,060,551	—	—

(1)

Our current employment agreements with our named executive officers do not provide for any payments in connection with a change in control. Each officer would only have received the amount set forth in this column in connection with a change in control on December 31, 2020, if such officer was terminated by GEO without cause or the officer terminated his employment for good reason, in each case, in connection with the change in control. Currently, only the employment agreement with Mr. Zoley contains a right of the officer to terminate employment for good reason.

(2)

In the event of a termination for any reason of any named executive officer on December 31, 2020, such officer would also have been entitled to receive the amounts set forth in the column of this table titled “Payment Due Pursuant to Officer’s Retirement Agreement or Arrangement Upon a Termination For Any Reason” pursuant to the officer’s retirement agreement or arrangement.

(3)	All amounts are calculated using each named executive officer’s annual base salary on December 31, 2020.

(4)

Although no named executive officer is eligible to receive a payment in connection with a termination for cause or a resignation pursuant to the officer’s employment agreement, each officer is entitled to receive all accrued and unpaid amounts under the officer’s employment agreement through the date of termination.

(5)

The benefits for Mr. Zoley under the retirement agreement are fully vested and that officer would therefore have been entitled to receive the amounts set forth in this column if their employment with GEO had been terminated for any reason on December 31, 2020, whether by GEO or the officer, regardless of whether cause or good reason existed, and including in the event of a termination due to the retirement, death or disability of the officer. The retirement benefits of Ms. Schlarb, Mr. Davis and Mr. Venturella under the Senior Officer Retirement Plan are not vested as they have not attained the minimum ten years of service. Although Mr. Evans has attained the minimum ten years of service, his retirement benefit is not vested until such time as he reaches at least the age of 55 and remains continuously employed with the Company. Please see “Certain Material Executive Compensation Agreements and Arrangements” for a description of our executive and senior officer retirement agreements and arrangements.

(6)	Mr. Donahue retired effective July 11, 2020 and will receive payments totaling approximately $874,000 pursuant to the terms of the Senior Officer Retirement Plan.

(7)	Includes 36,000 unvested shares of restricted stock which were not performance based and were valued at $8.86 which was the closing price of our common stock on December 31, 2020.

PAY RATIO

Under rules adopted pursuant to the Dodd-Frank Act of 2010, we are required to calculate and disclose the total compensation paid to our median employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our CEO. The paragraphs that follow describe our methodology and the resulting CEO pay ratio.

We identified the median employee using our employee population on December 31, 2020. At December 31, 2020, we had approximately 20,000 employees located in the United States, Australia, South Africa and the United Kingdom. Approximately 90% of our total employees are located in the United States. Our diverse employee population varies significantly in experience, education and specialized training. Regardless of the employee’s role in the organization or their location, the process for determining salaries is the same. Local market competitive data is reviewed to set base pay rates. Individual salaries are then adjusted from these base pay rates to reflect the individual’s role and responsibilities as well as his or her experience, education and specialized training.

Pursuant to the de minimis exception, in identifying the median employee, we excluded 509 employees in South Africa and 106 employees in the United Kingdom which together represent approximately 3% of our workforce. We used the relevant average currency exchange rate to convert the compensation of our Australian employees to U.S. dollars. We did not make cost of living adjustments.

To identify the median employee from our employee population, we compared the amount of base salary, as reflected in our payroll records for 2020, excluding our CEO. We identified our median employee using this compensation measure, which was consistently applied to all of our employees included in the calculation. We do not grant equity to a large percentage of our employee population, so using base salary, is considered to be representative. As a result, the total annual compensation for the year ended December 31, 2020 was $39,628 for our median employee and $2,041,894 for our CEO as reflected in the “Total” column of the Summary Compensation Table. The ratio of our CEO’s pay to that of our median employee for 2020 was approximately 52 times.

Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allows companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company, as other companies have headquarters and offices in different states and countries, have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

This information is being provided for compliance purposes. Neither the Compensation Committee nor management used the pay ratio measure in making compensation decisions.

DIRECTOR COMPENSATION

Process and Philosophy

The Compensation Committee sets the compensation of our non-employee directors on an annual basis. The Compensation Committee’s philosophy with respect to the Company’s director compensation program is to provide a compensation structure and amount that will attract and retain highly competent, skilled and engaged individuals for Board service. We compete with many companies to attract and retain experienced and highly capable individuals to serve as our directors, some of which are private and many of which are much larger than we are. In determining the appropriate components and level of compensation for our directors, the Compensation Committee considers the time commitment, unique skillsets, industry pay levels and the size of the Company’s Board relative to the size of other boards in the industry. Additionally, the Compensation Committee believes that it is consistent with its philosophy to use a mix of cash and equity compensation to align director compensation with long term shareholder value, while at the same time providing directors with an appropriate level of compensation for their service.

2020 Compensation

In October of 2019, the Compensation Committee reviewed the independent compensation consultant’s analysis and findings detailing compensation trends and practices for Board of Director pay among our compensation peer group. The study found that the Company’s number of directors and aggregate Board pay were below the median of the peer group. On a per director basis, the study found that the Company’s pay levels were generally above the median of the peers largely due to the higher frequency of Board and Board committee meetings attended by the Company’s directors and a greater number of Board committees than the Company’s peers.

Following this review and further consultation with the independent compensation consultant, the Compensation Committee adopted the following pay program for 2020:

Pay Element	Fiscal Year 2020 Compensation Program
Board Cash Retainer	$85,000
Board Meeting Fees	No Meeting Fees
Board Equity Retainer	$100,000 in restricted stock
Committee Chair Retainer	Audit: $25,000 All Others: $15,000
Committee Member Retainer	Audit: $15,000 All Others: $7,500
Committee Meeting Fees	No Meeting Fees
Lead Director Retainer	$30,000
Annual Per Diem	No per diem offered, directors will be reimbursed for specific business-related expenses.

Additionally, effective for fiscal year 2020, we adopted the following maximum compensation levels for directors:

•	Lead Director: $300,000

•	All Other Directors: $270,000

We believe these maximums are appropriate to ensure that individual pay levels continue to align with market practices among REIT industry directors. The Compensation Committee reviews non-employee director pay on an annual basis and adjusts compensation levels accordingly, including the individual maximums, as appropriate and consistent with the Compensation Committee’s philosophy for non-employee director compensation. As part of the Compensation Committee’s annual review, the Compensation Committee requests that its independent compensation consultant compare director compensation levels, policies, practices and procedures to a set of peer companies selected by the Compensation Committee (which is the same peer group it uses to evaluate executive officer compensation) and provide the Compensation Committee with its annual report as well as an annual report on best practices concerning director compensation.

Additionally, we maintain a share ownership requirement for our non-employee directors requiring them to hold three times their annual cash retainers in Company equity within five years of their appointment to the Board.

The Company is efficiently governed by a group of directors with deep knowledge of the industry and significant experience working in partnership with federal, state and local governments to meet their needs. In 2020, the Company had eight non-employee directors on the Board for the full fiscal year and added a ninth non-employee director to the Board in July of 2020. Based on a study provided by our independent compensation consultant, this is now consistent with the median number of 9 non-employee directors for companies within our peer group. Nonetheless, many of our directors are asked to be a member of and chair multiple committees of our Board of Directors resulting in a greater time commitment and span of Board responsibilities than the typical director in our industry.

Specifically, for 2020, director committee assignments for non-employee directors were as follows, with C indicating the Chairperson of such committee, X indicating that a director is a member of such committee and LD indicating the Lead Independent Director:

Director	Audit and Finance Committee	Compensation Committee	Nominating and Corporate Governance Committee	Executive Committee(1)	Corporate Planning Committee	Operations and Oversight Committee	Legal Steering Committee	Independent Committee
Anne N. Foreman					X		X
Richard H. Glanton (LD)	C	C	X	X		X	X	C
Jose Gordo	X	X	C	X	X	X	C	X
Duane Helkowski	X	X	X		X			X
Scott M. Kernan						C
Guido Van Hauwermeiren	X	X			C			X
Christopher C. Wheeler	X					X	X
Julie Myers Wood					X	X	X

(1)	Mr. Zoley also serves on the Executive Committee. Mr. Zoley does not receive any separate or additional compensation for his service as a director or his service on the Executive Committee.

DIRECTORS’ COMPENSATION

The following table shows the compensation earned by each director who was not an officer during fiscal year 2020.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(4)	Option Awards ($)(3)(4)	All Other Compensation ($)	Total ($)
Anne N. Foreman	123,125	86,376	—	—	209,501
Richard H. Glanton	195,000	86,376	—	—	281,376
Jose Gordo	117,500	86,376	—	—	203,876
Duane Helkowski(5)	53,750	—	—	—	53,750
Scott M. Kernan	100,625	86,376	—	—	187,001
Guido Van Hauwermeiren	118,750	86,376	—	—	205,126
Christopher C. Wheeler	103,125	86,376	—	—	189,501
Julie Myers Wood	108,125	86,376	—	—	194,501
Norman A. Carlson(6)	37,500	—	—	—	37,500

(1)

These amounts consist of: (i) an annual retainer fee which was paid at a rate of $85,000 per year; (ii) a payment of $25,000 to the chairperson of the Audit and Finance Committee; (iii) a payment of $15,000 to each member of the Audit and Finance Committee; (iv) a payment of $15,000 for other Board committee chairs; and (v) a payment of $7,500 for other Board committee members. The lead independent director received an additional annual retainer of $30,000.

(2)

This column reflects the aggregate grant date fair value with respect to stock awards during 2020 for each director who is not a named executive officer. Each of Messrs. Kernan, Glanton, Van Hauwermeiren, Gordo and Wheeler and Ms. Foreman and Ms. Wood received 5,900 shares of restricted stock on March 1, 2020. The grant date fair value of the restricted stock award as calculated in accordance with FASB 718 was $14.64 per share, which was the closing price of our common stock on the last business day immediately preceding the grant date referred to above.

(3)	There were no stock options awarded to directors during 2020.

(4)

The table below sets forth the aggregate number of shares of common stock subject to stock awards and option awards held by each director who is not a named executive officer outstanding as of the end of 2020.

Name	Stock Awards	Option Awards
Anne N. Foreman	12,386	—
Richard H. Glanton	12,386	—
Jose Gordo	5,900	—
Scott M. Kernan	11,150	—
Guido Van Hauwermeiren	11,150	—
Christopher C. Wheeler	12,836	1,734
Julie Myers Wood	12,836	—
Norman A. Carlson	—	—

(5)	Mr. Helkowski was appointed to the board of directors on July 8, 2020.

(6)

Norman A. Carlson retired from the board of directors and all committee positions effective December 31, 2014. Mr. Carlson was appointed Director Emeritus effective January 1, 2015. As consideration for his service as Director Emeritus, Mr. Carlson received an annual retainer of $50,000 paid quarterly so long as he retained the title of Director Emeritus. Mr. Carlson passed away on August 9, 2020.

2021 Compensation

In November of 2020, the Compensation Committee reviewed the independent compensation consultant’s analysis and findings detailing compensation trends and practices for compensation of directors among our peer group. The study found that the Company’s Board compensation overall had decreased from 2019 and the new compensation structure was in line with peer practices and the Company’s aggregate Board compensation is well positioned with its peers of similarly-sized REITs. Following this review, the Compensation Committee determined to make no changes to director compensation levels for the 2021 fiscal year.

COMPENSATION COMMITTEE REPORT

In accordance with the powers and duties of the Compensation Committee as set forth in its charter, the committee hereby reports the following:

1.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K set forth elsewhere in this proxy statement; and

2.

Based on the review and discussion referred to in the preceding paragraph, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee:

Richard H. Glanton (Chairman)

Jose Gordo

Duane Helkowski

Guido Van Hauwermeiren

AUDIT AND FINANCE COMMITTEE REPORT

In accordance with the powers and duties of the Audit and Finance Committee as set forth in its charter, the committee hereby reports the following:

1.	The Audit and Finance Committee has reviewed and discussed the audited financial statements for the fiscal year with management;

2.

The Audit and Finance Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Commission;

3.

The Audit and Finance Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence;

4.

Based on the review and discussions referred to in paragraphs 1.) through 3.) above, the Audit and Finance Committee recommends to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission;

5.

The Audit and Finance Committee has reviewed all fees, both audit related and non-audit related, of the independent accountant and considers the provision of non-audit services to be compatible with the maintenance of the independent accountant’s independence; and

6.	All members of the Audit and Finance Committee are independent as independence is defined in Sections 303 of the NYSE’s current listing standards.

By the Audit and Finance Committee:

Richard H. Glanton (Chairman)

Jose Gordo

Duane Helkowski

Guido Van Hauwermeiren

Christopher C. Wheeler

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In 2020, David Meehan, Divisional Vice President of Business Development for GEO Care, received compensation of $569,224. Mr. Meehan is the son-in-law of George Zoley, our Chairman, CEO and Founder. In 2020, Larry Zoley, Director of Network Services & Integration, received compensation of $172,343. Mr. Zoley is the brother of George Zoley, our Chairman, CEO and Founder. Also in 2020, Chris Zoley, Director of Business Development, received compensation of $172,542. Mr. Zoley is the son of George Zoley, our Chairman, CEO and Founder. Guidepost, Ms. Wood’s current employer, has a consulting agreement with B.I. Incorporated, one of the Company’s subsidiaries. Ms. Wood is a member of the Board of Directors of GEO. For the year ended December 31, 2020, $180,000 was paid in the aggregate pursuant to the consulting agreement which is less than 2% of Guidepost’s annual gross revenues. The consulting agreement was extended through December 31, 2021. The current monthly retainer payment is $15,000 per month. Mr. Kernan’s wife, Kathryn Prizmich Kernan, works for the Company as a Vice President of Business Development and has been employed by the Company for nine (9) years. Ms. Kernan is not an executive officer of the Company. Ms. Kernan’s compensation in fiscal 2020 totaled $370,086 and she is eligible to receive benefits that are provided to all of the Company’s employees generally. Except for these relationships, there were no material relationships or related party transactions during fiscal year 2020 requiring disclosure pursuant to Item 404 of Regulation S-K. Under its charter, our Audit and Finance Committee under its charter has the authority to review and approve certain transactions involving more than $100,000 between GEO and any director, officer or employee of GEO. Our Audit and Finance Committee has reviewed and approved the related party transactions described above. The Compensation Committee did not determine, review or approve any of the compensation paid pursuant to the above related party transactions as they were not paid to executive officers.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit and Finance Committee of our board of directors has appointed Grant Thornton LLP as our independent registered public accountants for the 2021 fiscal year. The Audit and Finance Committee is responsible for the appointment, oversight and termination of our independent registered public accountants. We are seeking the ratification of our shareholders of this appointment, although our Audit and Finance Committee is not bound by any shareholder action on this matter.

If the appointment of Grant Thornton LLP as our independent registered public accountants is not ratified by our shareholders, the Audit and Finance Committee will reconsider its appointment, but may nevertheless retain Grant Thornton LLP. Also, even if the appointment of Grant Thornton LLP as our independent registered public accountants is ratified by our shareholders, the Audit and Finance Committee may direct the appointment of a different independent auditor at any time during the year if the Audit and Finance Committee determines, in its discretion, that such a change would be in our best interests. Grant Thornton LLP has advised GEO that no partner or employee of Grant Thornton LLP has any direct financial interest or any material indirect interest in GEO other than receiving payment for its services as independent certified public accountants.

Recommendation of the Board of Directors

The board of directors unanimously recommends a vote “FOR” the ratification of Grant Thornton LLP as our independent registered public accountants for the 2021 fiscal year.

PROPOSAL 3:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

At our 2020 Annual Meeting of Shareholders, our executive compensation program was approved, on an advisory basis, by more than 97.8% of the votes cast. Our Compensation Committee believes that this level of approval is indicative of our shareholders’ strong support of our compensation philosophy and goals.

As described above in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to attract, retain and motivate our named executive officers to increase shareholder value on both an annual and a longer term basis while at the same time avoiding the encouragement of unnecessary or excessive risk taking. Our Compensation Committee continues to closely link executive compensation with the achievement of performance goals.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company, our board of directors or the Compensation Committee. Although non-binding, our board of directors and Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Accordingly, we ask our shareholders to vote on the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Recommendation of the Board of Directors

The board of directors unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL 4:

APPROVAL OF THE ADOPTION OF THE GEO GROUP, INC. AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN

On March 16, 2021, the Compensation Committee approved The GEO Group, Inc. Amended and Restated 2018 Stock Incentive Plan (the “Amended 2018 Plan”), subject to approval by our shareholders. If approved by our shareholders, the Amended 2018 Plan will become effective immediately upon such approval. We believe the Amended 2018 Plan will advance the interests of our Company and our shareholders by: (i) increasing the number of shares authorized for issuance under The GEO Group, Inc. 2018 Stock Incentive Plan (the “Current 2018 Plan”), which will facilitate continuation of our equity compensation program, and (ii) incorporating the changes discussed below.

The full text of the Amended 2018 Plan, is set forth in Appendix A to this proxy statement. If the Amended 2018 Plan is not approved by shareholders, the Current 2018 Plan will remain in effect in its current form, and we will continue to grant awards under the Current 2018 Plan until the shares available for grant are exhausted.

Principal Provisions of the Amended 2018 Plan that Modify the Current 2018 Plan

The Amended 2018 Plan would result in several modifications to the Current 2018 Plan, including those described below.

Increase in Authorized Number of Shares. The principal modification to the Current 2018 Plan under the Amendment is an increase in the authorized number of shares available for issuance under the Plan by 16,800,000 shares.

We believe that the increase in the number of shares available for issuance under the Amended 2018 Plan will enable us to continue to fulfill the purpose of the plan, which is to attract, motivate and retain our employees, directors and consultants, and provide them with the incentives to pursue the long-term profitability and success of the Company. In this regard, we believe that our equity awards promote achievement of longer term corporate goals, align the interests of plan participants with those of our shareholders and serve as an important element in our provision of equity compensation that is competitive with other companies seeking comparable talent. In addition, our equity awards are an important component of our compensation program and reinforce a pay-for-performance culture. Absent shareholder approval of the Amended 2018 Plan, the number of shares currently available under the Current Plan is not sufficient to meet our anticipated needs with respect to our equity compensation program beyond 2021.

In considering the number of additional shares to be authorized for issuance under the Amended 2018 Plan, the Compensation Committee assessed our past equity grant practices as measured by our historical burn rate, and reviewed potential dilution to our shareholders as measured by overhang; and projected equity usage. We believe these measures show that our grant practices are reasonable in light of the objectives of the Amended 2018 Plan, and underscore our continued adherence to prudent equity award practices.

Historical Burn Rate – Burn rate represents the total number of shares underlying stock options, restricted stock and performance share awards granted during the applicable year, divided by the basic weighted average common shares outstanding for the applicable year. The historical burn rate for 2018, 2019 and 2020 was 1.90%, 1.65% and 1.90%, respectively. The historical burn rates have been adjusted to reflect ISS’ methodology and full-value share multiplier.

Overhang – Overhang represents the total number of shares available for future grants plus the total number of shares underlying outstanding stock options, restricted stock and performance share awards, divided by the weighted average common shares outstanding.

The following summarizes, as of March 12, 2021, the overhang under the Current 2018 Plan and its predecessor plan, the 2014 Stock Incentive Plan, consisting of outstanding unexercised options and unvested shares of restricted stock, the shares authorized for issuance of awards under the Current 2018 Plan and the new shares authorized for issuance of awards under the Amended 2018 Plan:

Share Allocation	Amount of Shares	Weighted Average Exercise Price	Average Term Remaining
Options outstanding	2,326,483	$19.32	7.23
Restricted stock outstanding	2,581,242		2.05
Shares authorized for awards under the Current 2018 Plan	127,194
New shares authorized for awards under the Amended 2018 Plan	16,800,000

Total:	21,834,919

Projected Equity Usage — The projected usage of shares for equity awards was estimated based on historical grants, mix of equity awards, and GEO’s stock price. Based on these factors, we anticipate that, if the Amended 2018 Plan is approved by our shareholders, shares available for issuance under the Amended 2018 Plan will be sufficient for purposes of the equity component of our compensation program for approximately four years. However, future events, including changes in our business, stock price, equity grant practices of our competitors and other changes in circumstances, may affect the period of time during which sufficient authorized shares remain available.

Modifications to the Current 2018 Plan — The following is a summary of the principal modifications to the Current Plan:

•

Limitations on Number of Shares Issuable. The Amended 2018 Plan eliminates the limitation in the Current 2018 Plan relating to the maximum number of shares that may be issued pursuant to all awards granted in a fiscal year. The Amended 2018 Plan modifies the limitation on the maximum number of shares that may be subject to grants of incentive stock options from 4,600,000 shares to 16,927,194 shares. The Amended 2018 Plan modifies the limit on the maximum number of shares that may be issued in connection with an award to any one individual during any one fiscal year from 300,000 shares to 600,000 shares.

•

Reduction of Shares Available for Awards. The Amended 2018 Plan modifies how to calculate the number of shares available for future awards after the grant of an award. Under the Current 2018 Plan, the number of shares of common stock available for future awards is reduced by the full number of shares of common stock subject to any award granted. Under the Amended 2018 Plan, the number of shares of common stock available for future awards is reduced by the full number of shares of common stock subject to any award of options or stock appreciation rights and is reduced by 3.32 shares for every 1 share of common stock subject to an award that may be settled in shares of common stock other than options and stock appreciation rights.

•	Dividends or Dividend Equivalents. The Amended 2018 Plan provides that no dividends or dividend equivalents shall be paid to participants until such awards vest. In the event that the Compensation

Committee provides for the accrual of dividends or dividend equivalents with respect to an award under the Amended 2018 Plan, such dividends or dividend equivalents will be subject to the same terms and conditions as, and shall in no event be paid prior to the vesting of, the award to which they relate.

Description of the Amended 2018 Plan

The text of the Amended 2018 Plan is attached hereto as Appendix A and is hereby incorporated by reference. The following summary of key provisions of the Amended 2018 Plan is qualified in its entirety by reference to the attached Amended 2018 Plan document.

Purpose of the Amended 2018 Plan

The purpose of the Amended 2018 Plan is to enable GEO to attract, retain, reward and motivate eligible individuals by providing them with an opportunity to acquire or increase a proprietary interest in GEO and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the eligible individuals and the shareholders of GEO.

Eligibility and Participation

Officers, directors, employees (including prospective employees) and consultants of our company, its subsidiaries and affiliates will be eligible to participate in the Amended 2018 Plan, as determined by the Compensation Committee. As of March 8, 2021, there were approximately 20,000 employees, of which nine were executive officers, and eight non-employee directors that are eligible to participate in the Amended 2018 Plan.

Administration of the Amended 2018 Plan

The Amended 2018 Plan will be administered by the Compensation Committee, composed exclusively of independent non-employee directors in accordance with New York Stock Exchange listing requirements, Rule 16b-3 under the Exchange Act and Section 162(m) of the Code. The Compensation Committee will have full authority to administer the Amended 2018 Plan, including, without limitation, the authority to determine who will receive awards, to establish the specific terms that will govern awards as will be set forth in individual award agreements, to interpret awards and Amended 2018 Plan provisions and to amend the Amended 2018 Plan and outstanding awards subject to certain limitations set forth in the Amended 2018 Plan document.

Shares Reserved for Plan Awards

The Amended 2018 Plan provides for a reserve of 16,927,194 shares, including 127,194 shares of our common stock that were available for issuance prior to the effective date of the Amended 2018 Plan. If any award under the Amended 2018 Plan is cancelled, forfeited or terminated for any reason or is settled in cash, the shares of common stock that were subject to such award shall become available for future awards under the Amended 2018 Plan unless such shares were cancelled, forfeited, withheld or terminated in order to pay the exercise price, purchase price or any taxes or tax withholdings on an award.

Shares tendered to pay the exercise price or tax withholding obligation for stock options will be treated as delivered for purposes of calculating the share reserve limit and will not be added back to the share reserve for additional grants.

Individual Award Limits

The maximum number of shares subject to awards that are settled in common stock that may be granted to an individual participant in any one fiscal year is 600,000. The maximum value at grant date of awards that may be granted to any non-employee director during any one fiscal year is $500,000.

Stock Appreciation Rights and Stock Options

The Amended 2018 Plan provides for awards of stock appreciation rights, non-qualified stock options and incentive stock options intended to comply with Section 422 of the Code. The Amended 2018 Plan specifically prohibits the following:

•

The granting of stock options with an exercise price less than the fair market value of our common stock on the date of grant (or, in the case of an incentive stock option granted to a 10% shareholder, 110% of fair market value); and

•	Without shareholder approval (except in the event of a stock split, certain other recapitalizations and a change in control):

•	Lowering the exercise price of stock options and stock appreciation rights to provide an exercise price that is lower than the then current fair market value of GEO’s common stock;

•	The cancellation of such awards when the exercise price is equal to or greater than the then current fair market value of GEO’s common stock in exchange for new awards; or

•	The repurchase of such awards which have an exercise price that is higher than the then current fair market value of GEO’s common stock.

As of March 16, 2021, the closing price of our common stock was $8.09 per share, as reported on the New York Stock Exchange.

A stock appreciation right entitles the holder to receive shares of our common stock or cash equal in value to the difference between the fair market value of our common stock on the exercise date and the value of our common stock on the grant date. Stock appreciation rights and stock options will have a maximum term of ten years.

Awards under the Amended 2018 Plan will have a minimum vesting schedule of at least one year following the grant date as set forth in the applicable award agreement. Notwithstanding this minimum vesting requirement, the Compensation Committee may impose a vesting schedule of less than one year from the grant date; provided, however, that the maximum number of shares of common stock that may be issued with a vesting schedule of less than one year shall not exceed five percent (5%) of the total number of shares of common stock that may be issued under the Amended 2018 Plan. Awards granted to non-employee directors in lieu of compensation are not subject to this minimum vesting requirement.

Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units and Performance Units

An award of restricted stock is an award of shares of our common stock subject to risk of forfeiture and a restriction on transferability. An award of restricted stock units is an award of the right to receive a fixed number of shares of common stock upon vesting or at the end of a specified deferral period subject to the risk of forfeiture and a restriction on transferability. The risk of forfeiture and restriction on transferability will lapse following a stated period of time, upon attainment of specified performance targets or some combination thereof. An award of performance shares is an award of restricted stock that vest solely upon the achievement of certain performance goals being attained during a performance period. An award of performance share units is an award of the right to receive a fixed number of shares of common stock, or the cash equivalent, which is contingent on the achievement of certain performance goals being attained during a performance period. An award of performance units is an award of the right to receive a designated dollar value, or shares of common stock of the equivalent value, which is contingent on the achievement of certain performance goals being attained during a performance period. Generally, restricted stock awards subject only to a future service requirement will vest over a period of at least one year. However, restricted stock awards to non-employee directors in lieu of cash compensation are not subject to any minimum vesting schedule. Unless the Compensation Committee provides otherwise in an award agreement, a recipient of a restricted stock or performance share award will have all of the rights of a holder of our common stock with respect to the underlying shares except for the restriction on transferability, including the right to vote the shares. With certain exceptions, restricted stock units carry no voting or dividend or other rights associated with respect to such underlying commons stock prior to the issuance of such shares.

Change in Control and Other Events

The Amended 2018 Plan provides the Compensation Committee with discretion to take certain actions with respect to outstanding awards in the event of a change in control or certain other material events that affect our capital structure or the number of shares of our common stock outstanding. In the event of a recapitalization, reclassification, reorganization, stock split, reverse stock split, share combination, exchange of shares, stock dividend or other event affecting the value of a share of our common stock or the number of shares outstanding, the various share limitations set forth in the Amended 2018 Plan and the number of shares subject to outstanding awards will be adjusted as necessary and appropriate to reflect the change in the number or value of outstanding shares and to preserve the value of outstanding awards.

In the event of a change in control, the Compensation Committee may, in its sole and absolute discretion, provide that:

•	Some or all outstanding awards will become immediately exercisable or vested;

•

That all awards shall terminate, subject to the ability of the participants to exercise any vested award or to receive a cash payment equal to the difference between the change in control price and the exercise price (if any) of any vested awards;

•	In the event of a liquidation or dissolution of GEO, awards convert into the right to receive the liquidation proceeds, less the exercise price (if any); or

•	Any combination of the above.

Effective Date and Term

The Amended 2018 Plan will be effective on the date our shareholders approve the Amended 2018 Plan. The Amended 2018 Plan will terminate ten years after the date shareholders approve the Amended 2018 Plan.

Amendments

The Amended 2018 Plan may be amended by the Board of Directors provided that no Amended 2018 Plan amendment may alter or impair rights or obligations under any existing award and the approval of our shareholders shall be required for any amendment that:

•	Changes the class of individuals eligible to receive awards under the Amended 2018 Plan;

•	Increases the maximum number of shares of common stock that may be issued under the Amended 2018 Plan;

•	Amends the Amended 2018 Plan in a manner that requires shareholder approval under state or federal law (including Rule 16b-3 under the Exchange Act) or the rules of the New York Stock Exchange; or

•	Eliminates a requirement that shareholders approve an action under the Amended 2018 Plan.

Transferability

Awards granted under the Amended 2018 Plan are transferable only by the participant’s will, the applicable laws of descent and distribution and, in the discretion of the Compensation Committee, to certain of the participant’s family members; provided, however, a participant may not directly or indirectly receive any payments of value in connection with the transfer of an Award.

Federal Income Tax Consequences of Awards under the Amended 2018 Plan

The U.S. federal income tax consequences of the Amended 2018 Plan under current federal law, which is subject to change, are summarized in the following discussion of the applicable general tax principles. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

With respect to nonqualified stock options, GEO will generally be entitled to deduct, and the participant will recognize, taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, GEO will not generally be entitled to a deduction nor will the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the Amended 2018 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture and performance shares result in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); performance share units, performance units, dividend equivalents, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, GEO will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the Amended 2018 Plan in connection with a “change in control” (as this term is used under the Code), GEO may not be permitted to deduct the portion of the compensation attributable to the acceleration (parachute payments) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards granted to a covered employee within the meaning of Section 162(m) of the Code may not be permitted to be deducted by GEO in certain circumstances.

If any award constitutes non-qualified deferred compensation under Section 409A of the Code, the incentive will be structured with the intent that it will comply with Section 409A to avoid the imposition of additional tax, penalties, and interest on the participant.

Foreign Employees and Foreign Law Considerations

The Compensation Committee may grant awards to individuals who are foreign nationals and are located outside of the United States. With respect to such individuals, the Compensation Committee is authorized to modify the terms and conditions of the awards granted under the Amended 2018 Plan, establish sub-plans with such modifications as may be necessary or advisable, and take any action which it deems advisable for the purpose of complying with or obtaining any exemptions or approvals under the legal or regulatory provisions of countries outside of the United States.

New Plan Benefits Under the Amended 2018 Plan

Because future awards under the Amended 2018 Plan will be granted in the discretion of the Compensation Committee or the Board of Directors, the type, number, recipients, and other terms of such awards cannot be determined at this time.

Recommendation of the Board of Directors

The board of directors unanimously recommends a vote “FOR” the approval of The GEO Group Inc. Amended and Restated 2018 Stock Incentive Plan.

Equity Compensation Plan Information

In connection with your consideration of our proposal to approve The GEO Group Inc. Amended and Restated 2018 Stock Incentive Plan, the following table sets forth information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2020, including our 2006 Stock Incentive Plan, our 2014 Stock Incentive Plan and our 2018 Stock Incentive Plan. Our shareholders have approved all of these plans.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,950,484	$22.07	1,715,563
Equity compensation plans not approved by security holders	—	—	—
Total	1,950,484	$22.07	1,715,563

PROPOSAL 5:

APPROVAL OF THE ADOPTION OF THE GEO GROUP, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Our Compensation Committee and Board of Directors originally approved The GEO Group, Inc. 2011 Employee Stock Purchase Plan (the “ESPP Plan”) on May 4, 2011 and the ESPP Plan became effective on July 9, 2011, subject to obtaining shareholder approval, which was obtained at the annual shareholders meeting held on May 4, 2012. Our Compensation Committee approved The GEO Group, Inc. Amended and Restated Employee Stock Purchase Plan (the “Amended ESPP Plan”) on March 16, 2021 in order to maintain the qualification of the Amended ESPP Plan under Section 423 of the Code and extend the term of the Amended ESPP Plan as otherwise the ESPP Plan would terminate on June 30, 2021, the last purchase date immediately preceding the tenth anniversary of the effective date of the ESPP Plan. The terms of the Amended ESPP Plan are consistent with the terms of the ESPP Plan and have not been modified from a substantive perspective other than to extend the term of the ESPP Plan and to delete references to pre-approval offering periods and the purchase date for the pre-approval offering periods which are no longer relevant since shareholder approval for the ESPP Plan was obtained on May 4, 2012. A summary of the principal terms of the Amended ESPP Plan is presented below which is qualified in its entirety by the full text of the Amended ESPP Plan, set forth as Appendix B to this proxy statement, which is hereby incorporated by reference.

Purpose and Administration of the Amended ESPP Plan

The purpose of the Amended ESPP Plan is to encourage stock ownership by our employees in order to increase their identification with our goals and secure a proprietary interest in our success. The Amended ESPP Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. The Amended ESPP Plan is administered by the Plan Administrator, which may be composed of the Board or a committee appointed by the Board. The Plan Administrator is authorized under the Amended ESPP Plan to determine any questions arising in the interpretation and application of the Amended ESPP Plan.

Shares Covered under the Amended ESPP Plan

The maximum aggregate number of shares of our common stock that may be purchased under the Amended ESPP Plan is 506,023 shares, subject to appropriate adjustments by the Plan Administrator in the event of stock dividends, stock splits, recapitalizations or other subdivisions. This amount is what is currently available for issuance under the ESPP Plan as of the most recent purchase date on February 26, 2021 and as a result we are not increasing the number of shares of our common stock that may be purchased under the Amended ESPP Plan from the amount currently available under the ESPP Plan. The ESPP Plan when adopted originally provided for a maximum aggregate number of shares of our common stock of 500,000 and as a result of our 3-for-2 stock split effected on April 24, 2017 to shareholders of record as of April 10, 2017, the maximum aggregate number of shares of our common stock was adjusted to 750,000 shares of our commons stock.

Eligibility

Employees of our company and our subsidiaries are eligible to participate in the Amended ESPP Plan if they have been continuously employed for at least one year and are customarily employed more than 20 hours per week. Employees may not participate in the Amended ESPP Plan if they own 5% or more of our common stock or if they are both a “highly compensated employee” (as defined under Section 424(d) of the Code) and an officer subject to Section 16(a) of the Exchange Act. As of March 8, 2021, we have approximately 13,630 employees who are eligible to participate in the Amended ESPP Plan and 394 employees who currently have elected to participate in the ESPP Plan.

Offering Periods

The Offering Periods begin on the first day of each month and end on the last day of each month (the “Offering Periods”). The Plan Administrator may in the future modify the Offering Periods.

Participation

Participation in the Amended ESPP Plan shall commence as soon as administratively possible after each participant completes the necessary enrollment information through our Amended ESPP Plan’s agent, currently Equiniti. Current participants in the ESPP Plan shall automatically continue to participate in the Amended ESPP Plan without the need to re-enroll. A participant who enrolls in the Amended ESPP Plan will authorize us to make payroll deductions which may be in an amount not less than $5 nor more than $500 per payroll period and may not exceed the participant’s payroll salary per payroll period. Payroll deductions end when terminated by the participant, unless earlier terminated pursuant to the Amended ESPP Plan. Except as otherwise provided by the Plan Administrator or the terms of the Amended ESPP Plan, a participant may, at any time discontinue, increase or decrease his or her rate of payroll deductions, to become effective as soon as administratively possible, by contacting the Amended ESPP Plan’s agent, currently Equiniti, and following the appropriate procedures.

Purchase of Stock

The purchase date for the Offering Periods is the last day of each month. The purchase price of each share will be equal to 95% of the Fair Market Value (as defined in the Amended ESPP Plan) per share of common stock on such purchase date. The Plan Administrator may elect to change the purchase price with respect to any future purchase date, except the purchase price may not be less than 85% of the Fair Market Value of our common stock. On March 8, 2021, the closing price of a share of our common stock reported on the NYSE was $8.02.

The maximum dollar amount that may be purchased by each participant during any one calendar year shall not exceed $25,000 of our common stock. Additionally, the maximum number of shares of common stock that may be purchased by each participant on any one purchase date will not exceed 500 shares and the maximum number of shares of common stock that may be purchased in the aggregate by all participants on any one purchase date will not exceed 20,000 shares, subject to periodic adjustments to the Company’s capitalization.

Merger, Acquisition or Liquidation

In the event of certain “Change in Control” events, including our merger or consolidation into another entity, our sale of all or substantially all of our assets, or the acquisition by a person of at least 30% of our voting securities, each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of such Change in Control unless the Plan Administrator determines otherwise under the terms of the Amended ESPP Plan.

Termination of Employment or Ineligibility to Participate in Plan

Generally, a participant will automatically purchase shares on the purchase date even if he or she is no longer employed by us or is no longer eligible to participate in the Amended ESPP Plan as of the purchase date. If at any time during any Offering Period, a participant terminates employment with us more than 90 days before the next purchase date or becomes ineligible to participate in the Amended ESPP Plan because such participant would be deemed to possess 5% or more of our common stock immediately after the purchase date, then such participant’s payroll deductions will be refunded and no shares will be purchased.

Rights not Transferable

The rights of a participant under the Amended ESPP Plan, including payroll deductions credited to a participant and the rights with respect to the purchase of common stock under the Amended ESPP Plan, are not transferable, are exercisable only by the participant and may not be assigned, transferred, pledged or otherwise disposed.

Amendment and Termination

The Board may at any time and for any reason amend or terminate the Amended ESPP Plan. Shareholder approval is necessary for any of the following amendments or revisions to the Amended ESPP Plan: (i) increase the number of shares of our common stock issuable under the Amended ESPP Plan, except for permissible capitalization adjustments, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of common stock, (iii) modify the eligibility requirements for participation, and (iv) any other amendment requiring shareholder approval under any applicable law, regulation or rule. Additionally, all rights of participants under the Amended ESPP Plan will terminate upon the earlier of: (i) the last purchase date immediately preceding July 9, 2031, the tenth anniversary of the effective date of the Amended ESPP Plan; and (ii) the date on which all shares available for purchase under the Amended ESPP Plan have been sold under the Amended ESPP Plan.

Application of Funds

We may use the proceeds from the sale of our common stock pursuant to the Amended ESPP Plan for any corporate purpose.

Federal Tax Considerations

The following summarizes certain United States federal income tax considerations for employees participating in the Amended ESPP Plan and certain tax effects to us, but does not address every situation that may result in taxation, including the impact of any foreign, state, or local taxes, or any of the tax implications arising from a Participant’s death. Each employee is urged to consult with and rely on his or her own advisors with respect to the possible tax consequences of exercising his or her rights under the Amended ESPP Plan. The Amended ESPP Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 nor the provisions of Section 401(a) of the Code.

For U.S. federal income tax purposes, an employee does not realize income at the time of entry into the Amended ESPP Plan or purchase of a share. If no disposition of the shares is made until the later of (i) two years from the first day of the offering period, or (ii) one year from the date the shares are purchased by the employee, upon subsequent disposition of the shares, the employee’s gross income for the taxable year in which the disposition occurs will include as ordinary income and not as capital gain an amount equal to the lesser of (i) the excess of the fair market value of the stock at the time of the disposition over the purchase price, or (ii) the excess of the fair market value of the share on the first day of the offering period over the purchase price. We will not be allowed an income tax deduction for shares purchased by the employee, provided such shares are held for the periods described above. The excess of the amount realized by the employee upon the disposition over the sum of the amount paid for the shares and the amount of ordinary income recognized will be treated as long-term capital gain.

If the shares are disposed of within the periods described above, the employee will recognize ordinary income for the taxable year of the disposition equal to the excess of the fair market value of the shares on the date of purchase over the price paid, and in these circumstances, we will be entitled to a deduction equal to the amount of ordinary income recognized by the employee. The excess (deficiency) of the amount realized upon the disposition over the fair market value on the date of purchase will be a capital gain (loss).

New Plan Benefits

Because benefits under the Amended ESPP Plan depend on our employees’ election to participate and the fair market value of the common stock at various future dates, it is not possible to determine future benefits that will be received by our employees under the Amended ESPP Plan. Our named executive officers, executive officers and directors, including our non-employee directors, are not eligible to participate in the Amended ESPP Plan.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” approval of the adoption of The GEO Group, Inc. Amended and Restated Employee Stock Purchase Plan.

PROPOSAL 6:

SHAREHOLDER PROPOSAL REGARDING ANNUAL LOBBYING REPORT, IF PROPERLY PRESENTED BEFORE THE MEETING

Service Employees International Union Pension Plans Master Trust (the “Trust”), located at 1800 Massachusetts Ave NW, Suite 301, Washington DC 20036-1202, is the beneficial owner of 4,058 shares of GEO common stock and submitted the shareholder proposal set forth below. Additionally, the Treasurer of the State of Oregon, by and through the Oregon Investment Council on behalf of the Oregon Public Employees Retirement Fund (the “Fund”), located at Treasurer’s Office — Capitol, 900 Court Street NE, Room 159, Salem, OR 97301-3896, is the beneficial owner of 41,820 shares of GEO common stock and is a co-filer of the shareholder proposal set forth below. Collectively, the Trust and the Fund are referred to as the Proponents. We are not responsible for the content of the shareholder proposal and the Proponents’ supporting statement, which are set forth below as it was submitted to us.

Whereas, we believe in full disclosure of The GEO Group’s (“GEO”) direct and indirect lobbying activities and expenditures to assess whether GEO’s lobbying is consistent with GEO’s expressed goals and in the best interests of shareholders.

Resolved, the shareholders of GEO request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by GEO used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	GEO’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s and the Board’s decision making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which GEO is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on GEO’s website.

Supporting Statement

We encourage transparency in GEO’s use of funds to lobby. GEO spent $8.63 million from 2010 — 2019 on federal lobbying, including $1.7 million on lobbying in 2017 “to secure contracts and influence the nation’s immigration policy.”1 This does not include state lobbying expenditures, where GEO also lobbies but disclosure is uneven or absent. For example, GEO had at least 124 lobbyists in 20 states in 2019 (followthemoney.org) and GEO was identified as the prison operator with worst COVID-19 safety record and having deep political roots in Florida.2

GEO is a member of the National Association of Real Estate Investment Trusts, which spent $31,684,703 on lobbying from 2010-2019. GEO is also listed as a member of the Florida Chamber of Commerce, which had at least 25 lobbyists in Florida in 2017.3 GEO does not comprehensively disclose its memberships in, or payments to, trade associations, or the amounts used for lobbying. Absent a system of accountability, company assets could be used for objectives contrary to GEO’s long-term interests.

GEO has faced negative publicity for its lobbying. For example, GEO’s lobbying over how long immigrant children in Texas can be detained has attracted scrutiny,4 and a GEO lobbyist attracted scrutiny for gaining unauthorized access to a virtual Homeland Security subcommittee hearing.5 We believe the reputational damage stemming from GEO’s direct and indirect lobbying efforts harms long-term value creation by GEO,6 and thus we urge the Board to institute comprehensive lobbying disclosure.

Recommendation of the Board of Directors

GEO’s board of directors recommends a vote “AGAINST” the adoption of this proposal for the following reasons:

We have carefully considered this shareholder proposal and we believe we have substantially implemented the shareholder proposal. The proposal’s stated objective and underlying concern is to encourage transparency and accountability in our use of corporate funds to influence legislation and regulation. We are already addressing this essential objective and underlying concern by annually publishing our political activity and lobbying report. Our most recent political activity and lobbying report is available on our website at http://www.geogroup.com/political_engagement.

Our annual political activity and lobbying report explains the approval process for lobbying expenditures and political contributions. Our annual political activity and lobbying report discloses the total annual dollar amount paid to consultant government relations professionals for direct lobbying and discloses any trade and membership associations to which we pay dues, fees or contributions of more than $25,000 annually. Our annual political

[1]	https://www.opensecrets.org/news/2018/06/zero-tolerance-immigration-is-big-money-for-contractors-nonprofits/
[2]	https://www.tampabay.com/news/health/2020/05/01/florida-prison-operator-with-worst-covid-19-safety-record-has-deep-political-roots/
[3]	https://www.flchamber.com/the-good-the-bad-and-the-ugly/
[4]	https://theintercept.com/2017/05/02/private-prison-corporation-wrote-texas-bill-extending-how-long-immigrant-children-can-be-detained/
[5]	https://thehill.com/policy/technology/507753-gop-lawmaker-raises-concern-over-lobbyist-gaining-unauthorized-access-to
[6]	https://boingboing.net/2019/08/04/geo-group-too-filthy-for-edelm.html activity and lobbying report also discloses the total annual dollar amounts paid in political contributions divided by source of funds (i.e., GEO Corporate and GEO PAC) and by recipient category (i.e., federal candidates, parties and committees; and state/local candidates, parties and committees). Our annual political activity and lobbying report provides substantially all material information requested by disclosure items (1)-(4) of the shareholder proposal.

Additional or more frequent disclosure of our government relations activities would reveal to competitors and opponents valuable information regarding the Company’s operations, development and business strategy. This could prevent or greatly hinder the Company’s development, operating goals and strategy and, consequently, be detrimental to shareholders.

Furthermore, GEO’s Board of Directors routinely engages with GEO’s management, ensuring proper oversight. At a minimum once per calendar year, the Board’s Nominating and Corporate Governance Committee, composed entirely of independent directors, reviews GEO’s Political Activities and Contributions Policy and undertakes a review of the Company’s lobbying activities and political contributions. The Nominating and Corporate Governance Committee may adjust the review, approval and disclosure thresholds in GEO’s Political Activities and Contributions Policy from time to time.

Additionally, the Nominating and Corporate Governance Committee receives a presentation on the Company’s lobbying activities and political contributions, including any payments for direct or indirect lobbying or grassroots lobbying communications, any membership in and payments to any tax-exempt organization that writes and endorses model legislation, and a breakdown of the political contributions made by GEO entities and the non-partisan, employee-funded GEO PAC.

Lastly, our Political Activities and Contributions Policy, as may be updated from time to time, is available on our website at http://www.geogroup.com/political_engagement.

In addition to our annual political activity and lobbying report, we comply with applicable federal and state laws relating to our lobbying activities and expenditures and our political activities and contributions. For example, GEO is subject to the Lobbying Disclosure Act (“LDA”) and its registration and reporting provisions, which among other things require disclosure of (i) the organizations employing persons lobbying on GEO’s behalf, (ii) the issues being lobbied, (iii) the congressional offices and/or federal agencies contacted, (iv) the specific legislative or executive issues addressed, and (v) estimated lobbying expenses. 2 U.S.C. §§ 1603(b) & 1604(b). State lobbying laws demand similar information. The information disclosed in these federal and state filings is readily available online. Additionally, our annual political activity and lobbying report discloses that all of the PAC’s filings with the Federal Election Commission (FEC) are publicly available on the FEC’s website at www.fec.gov and provides that information on political contributions can be found in state agency websites, such as the respective Department of State, Ethics Commissions and/or State Divisions of Election, including sos.ca.gov, www.ethics.state.tx.us and dos.myflorida.com.

To address one of the statements in the shareholder’s supporting statement above, we would like to clarify that we do not lobby for or against immigration enforcement policies or any policies or legislation that would determine the basis for an individual’s incarceration or detention, the length of sentences or the criminalization of behavior. This is also clearly stated in our annual political activity and lobbying report. We are aware that, unfortunately, there has been information that has been publicly disseminated by others that mischaracterizes or provides false or inaccurate information regarding what we do as a company and what we don’t do as a company. To that end, we encourage our shareholders to visit www.wearegeo.com for content relating to who we are, recidivism solutions, improving lives, and dispelling myths.

As a company whose services are based on public-private partnerships with government agencies in the United States and around the world, GEO strives to maintain the highest level of ethics and compliance with respect to its government relations activities and political contributions. Our political engagement efforts are largely educational, with the overarching objective of informing lawmakers and policymakers of the long-standing quality services we have delivered on behalf of federal and state government agencies for over three decades under both Democratic and Republican administrations.

Our government relations activities are focused on promoting the benefits of public-private partnerships in the delivery of residential care in secure facilities and processing centers, as well as the provision of evidence-based rehabilitation and community reentry programs through the GEO Continuum of Care®. GEO has been a trusted service provider to the federal government for over 30 years and to state governments for several decades, and in that time, we have never advocated for or against, nor have we ever played a role in setting, criminal justice or immigration enforcement policies, such as whether to criminalize behavior, the length of criminal sentences or the basis for or length of an individual’s incarceration or detention.

We believe our annual political activity and lobbying report provides meaningful information, transparency and accountability to our shareholders and others relating to our lobbying and political activities and we are committed to publishing this report on an annual basis. We believe that GEO has already addressed the shareholder proposal’s key objectives and disclosure requested. As a result, we believe the proposal has been substantially implemented. We also believe that additional or more frequent disclosure of our government relations activities would reveal to competitors and opponents valuable information regarding our Company’s operations, development and business strategy. This could prevent or greatly hinder our Company’s development, operating goals and strategy and, consequently, be detrimental to shareholders.

Conclusion

For these reasons, the Board recommends that you vote “AGAINST” this proposal. Proxies solicited by the Board of Directors will be voted against the proposal unless instructed otherwise.

SHAREHOLDER PROPOSAL AND NOMINATIONS DEADLINE

As more specifically provided in our Amended and Restated Bylaws, no business may be brought before an annual meeting by a shareholder unless the shareholder has provided proper notice to us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, since our annual meeting for 2021 is scheduled for April 28, 2021, any shareholder proposal to be considered at the 2022 annual meeting must be properly submitted to us not earlier than December 29, 2021 nor later than January 28, 2022. These requirements are separate from the Securities and Exchange Commission’s requirements that a shareholder must meet in order to have a proposal included in our proxy statement. For the 2022 annual meeting, under the Securities and Exchange Commission’s requirements, any shareholder proposals and recommendations for director nominees must be received by GEO no later than November 19, 2021 in order to be included in our 2022 proxy statement.

VIRTUAL ANNUAL SHAREHOLDERS MEETING GUIDELINES

The Board of Directors believes that the virtual meeting format provides the opportunity for participation by a broader group of our shareholders, while reducing the costs associated with planning, holding and arranging logistics for an in-person meeting. The virtual meeting format enables shareholders to participate fully, and equally, from any location around the world, at no cost. It also reduces the environmental impact of our Annual Meeting. We designed the format of our Annual Meeting to ensure that our shareholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance shareholder access, participation and communication through online tools. Members of senior management and our directors will also attend the Annual Meeting.

Date and Time. The Annual Meeting will be held “virtually” through a live audio webcast on Wednesday, April 28, 2021, at 10:00 a.m. Eastern Daylight Time. There will be no physical meeting location. The Annual Meeting will only be conducted via an audio webcast.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. Eastern Daylight Time. Online access to the audio webcast will open approximately thirty minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our shareholders to access the Annual Meeting prior to the start time.

Log in Instructions. To attend the virtual Annual Meeting, log in at www.virtualshareholdermeeting.com/GEO2021. Shareholders will need their unique 16-digit control number which appears on the Notice Regarding the Availability of Proxy Materials or the proxy card (printed in the box and marked by the arrow). In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than Wednesday, April 14, 2021, so that you can be provided with a control number and gain access to the Annual Meeting.

Submitting Questions to the virtual Annual Meeting. An online pre-meeting forum will be available to our shareholders at www.proxyvote.com prior to the day of the Annual Meeting. By accessing this online forum, our shareholders will be able to submit questions in writing in advance of the day of the Annual Meeting, vote, view the Annual Meeting’s Rules of Conduct, and obtain copies of proxy materials and our annual report. Shareholders may also submit questions in writing on the day of or during the Annual Meeting on www.virtualshareholdermeeting.com/GEO2021. Shareholders will need their unique 16-digit control number which appears on their Notice Regarding the Availability of Proxy Materials or the proxy card (printed in the box and marked by the arrow).

As part of the Annual Meeting, we will hold a Q&A session, during which we intend to answer all questions submitted before or during the Annual Meeting in accordance with the Annual Meeting’s Rules of Conduct and Procedures which are pertinent to the Company and the Annual Meeting matters, as time permits. In order to ensure that as many shareholders as possible are able to ask questions or make a comment during the Q&A period, each shareholder will be permitted no more than two questions or comments. In order to ensure questions are compiled in a timely manner for the Q&A session, we ask that any shareholder wishing to ask a question during the Annual Meeting do so as soon as possible and prior to the conclusion of the presentation of the proposals. Additionally, we value and welcome the views, questions and constructive comments of our shareholders, but the purpose of the Annual Meeting will be observed and questions or comments will not be addressed that are determined to be irrelevant or inappropriate, including those that are: irrelevant to the business of the Annual Meeting or GEO’s business, derogatory references that are not in good taste, unduly prolonged, substantially repetitious of questions or comments made by other persons, or related to personal grievances.

Questions and answers to any such questions that were addressed during the Annual Meeting and the questions and answers that were not addressed during the Annual Meeting due to time constraints will be published following the Annual Meeting on the Company’s website at www.geogroup.com under the links “Investor Relations”—“Resources” —“Corporate Governance.” Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. The questions and answers will remain available until the 2022 Proxy Statement is filed.

Participation by Shareholder Proponent. During the Annual Meeting, the proponents of the shareholder proposal included in this proxy statement will have a dedicated call-in line to facilitate their ability to present their shareholder proposal.

Technical Assistance. Beginning 30 minutes prior to the start of and during the virtual Annual Meeting, Broadridge will have a support team ready to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or Annual Meeting time, please reach out to Broadridge’s technical support team using the contact information available on the virtual meeting website at www.virtualshareholdermeeting.com/GEO2021.

Voting shares prior to and at the virtual Annual Meeting. Shareholders may vote their shares at www.proxyvote.com prior to the day of the virtual Annual Meeting or at www.virtualshareholdermeeting.com/GEO2021 on the day of and during the virtual Annual Meeting.

Availability of live webcast to officers, directors, employees and other constituents; Replay. The live audio webcast will be available to not only our shareholders, but also our officers, directors, employees and other constituents. A replay of the Annual Meeting will be made publicly available 24 hours after the Annual Meeting at www.virtualshareholdermeeting.com/GEO2021.

HOUSEHOLDING

As permitted by rules adopted by the Securities and Exchange Commission, we are delivering a single Notice of Internet Availability of Proxy Materials, annual report and proxy statement, as applicable, to any household at which two or more shareholders reside if we believe the shareholders are members of the same family, unless otherwise instructed by one or more of the shareholders. We will promptly deliver separate copies of these documents upon the written or oral request of any shareholders at a shared address to which a single copy of the documents were delivered.

If your household received a single set of any of these documents, but you would prefer to receive your own copy, or if you share an address with another shareholder and together both of you would like to receive only a single set of these documents, please follow these instructions:

•

If your shares are registered in your own name, please contact our transfer agent, Computershare, and inform them of your request by calling them at (800) 522-6645 or writing them at PO BOX 505000, Louisville, KY 40233-5000.

•

If your household received a single Notice of Annual Meeting of Stockholders or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact Broadridge Householding Department, by calling their toll free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents.

OTHER MATTERS

The board of directors knows of no other matters to come before the shareholders’ meeting.

By Order of the Board of Directors,

Joe Negron

Senior Vice President, General Counsel

and Corporate Secretary

March 19, 2021

A copy of GEO’s 2020 annual report, proxy statement or Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including the financial statements and the schedules thereto, but excluding exhibits thereto, which has been filed with the SEC, will be made available without charge to interested shareholders upon written request to Director, Corporate Relations, The GEO Group, Inc., 4955 Technology Way, Boca Raton, Florida 33431.

APPENDIX I

Reconciliation of Net Income Attributable to GEO to Adjusted Net Income

GEO reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Management also uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the Company’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Adjusted Net Income as used herein was used for compensation purposes and is different than Adjusted Net Income as provided in GEO’s earnings release for the fourth quarter and fiscal year ended December 31, 2020 furnished with the Current Report on Form 8-K filed with the SEC on February 22, 2021.

Year ended December 31, 2020
Net Income Attributable to GEO	$113,032
Start-up/transition expenses	4,064
Gain on extinguishment of debt	(4,393)
Loss on sale of asset	1,382
Goodwill impairment charge	21,146
Lease impairment charge	5,680
COVID-19 expenses	28,302
Travel savings due to COVID-19	(8,401)

Adjusted Net Income	$160,812

I-1

APPENDIX A

THE GEO GROUP, INC.

AMENDED AND RESTATED

2018 STOCK INCENTIVE PLAN

1. ESTABLISHMENT, EFFECTIVE DATE AND TERM

The GEO Group, Inc., a Florida corporation (“GEO”) has previously established The GEO Group, Inc. 2018 Stock Incentive Plan, effective March 9, 2018. GEO hereby amends and restates The GEO Group, Inc. 2018 Stock Incentive Plan as the Amended and Restated The GEO Group, Inc. 2018 Stock Incentive Plan (the “Plan”). The effective date of this amendment (the “Amendment Effective Date”) shall be the date that this amendment and restatement is approved by the shareholders of the Company. Unless earlier terminated pursuant to Section 16(l) hereof, the Plan shall terminate on the tenth anniversary of the Amendment Effective Date. Capitalized terms used herein are defined in Annex A attached hereto.

2. PURPOSE

The purpose of the Plan is to enable GEO to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in GEO and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the Eligible Individuals and the shareholders of GEO.

3. ELIGIBILITY

Awards may be granted under the Plan to any Eligible Individual, as determined by the Committee from time to time, on the basis of their importance to the business of the Company pursuant to the terms of the Plan.

4. ADMINISTRATION

(a) Committee. The Plan shall be administered by the Compensation Committee of the Board. The Board (or those members of the Board who are “independent directors” under the corporate governance requirements of the Listing Market) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Individuals to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Individual or Participant in a manner consistent with the treatment of any other Eligible Individual. The Committee cannot grant reload or other automatic Awards made upon exercise of Options or Stock Appreciation Rights under the Plan.

(b) Delegation to Officers or Employees. The Committee may designate officers or employees of the Company to assist the Committee in the administration of the Plan. The Committee may delegate authority to officers or employees of the Company to grant Awards and execute Award Agreements or other documents on behalf of the Committee in connection with the administration of the Plan, subject to whatever limitations or restrictions the Committee may impose in accordance with applicable law and to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the

Exchange Act in respect of the Company and will not result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act.

(c) Designation of Advisors. The Committee may designate professional advisors to assist the Committee in the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.

(d) Participants Outside the U.S. In order to conform with the provisions of local laws and regulations in foreign countries in which the Company operates, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances present by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.

(e) Liability and Indemnification. No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. The Company shall, to the maximum extent permitted by applicable law and the Articles of Incorporation and Bylaws of GEO, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to the Company) or liability (including any amount paid in settlement of a claim with the approval of the Company), and amounts advanced to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Articles of Incorporation or Bylaws of GEO. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual’s own fraud or bad faith.

5. SHARES OF COMMON STOCK SUBJECT TO PLAN

(a) Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be Sixteen Million Nine Hundred Twenty-Seven Thousand One Hundred Ninety-Four (16,927,194) Shares, including One Hundred Twenty Seven Thousand One Hundred Ninety-Four (127,194) shares that were available for issuance prior to Amendment Effective Date.

(b) Certain Limitations on Specific Types of Awards. The granting of Awards under this Plan shall be subject to the following limitations:

(i) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of Sixteen Million Nine Hundred Twenty-Seven Thousand One Hundred Ninety-Four (16,927,194) of such shares may be subject to grants of Incentive Stock Options;

(ii) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of six hundred thousand (600,000) of such shares may be issued in connection with Awards that are settled in Common Stock to any one Eligible Individual during any one fiscal year; and

(iii) The maximum value at Grant Date of Awards that may be granted to any Non-Employee Director during any one fiscal year shall be $500,000.

(c) Reduction of Shares Available for Awards. Upon the granting of an Award, the number of shares of Common Stock available under this Section hereof for the granting of further Awards shall be reduced as follows:

(i) In connection with the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the full number of shares of Common Stock subject to the Option or Stock Appreciation Right; and

(ii) In connection with the granting of an Award that may be settled in Common Stock, other than the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by 3.32 shares of Common Stock subject to the Award.

(d) Cancelled, Forfeited, or Surrendered Awards. If any Award that may be settled in Common Stock is cancelled, forfeited, terminated or settled in cash for any reason, the shares of Common Stock that were subject to such Award shall, to the extent cancelled, forfeited, terminated or settled in cash, immediately become available for future Awards granted under the Plan as if said Award had never been granted; provided, however, that any shares of Common Stock subject to an Award which are tendered, cancelled, forfeited, withheld or terminated in order to pay the Exercise Price, purchase price or any taxes or tax withholdings on an Award shall not be available for future Awards granted under the Plan. Shares of Common Stock that have been repurchased by the Company using the proceeds from Stock Option exercise shall not be available for future Awards granted under the Plan.

(e) Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of GEO by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of GEO or other increase or decrease in such shares effected without receipt of consideration by GEO occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee to (i) the aggregate number and kind of shares of Common Stock available under the Plan (including, but not limited to, the aggregate limits of the number of shares of Common Stock described in Sections 5(c)(i) and (ii), (ii) the limits on the number of shares of Common Stock that may be granted to an Eligible Employee in any one fiscal year, (iii) the calculation of the reduction of shares of Common Stock available under the Plan, (iv) the number and kind of shares of Common Stock issuable upon exercise (or vesting) of outstanding Awards granted under the Plan; (v) the Exercise Price of outstanding Options granted under the Plan, and/or (vi) the number of shares of Common Stock subject to Awards granted to Non-Employee Directors under Section 10. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 5(f), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. In furtherance of the foregoing, a Participant shall have a legal right to an adjustment to an outstanding Award that constitutes a “share-based payment arrangement” in the event of an “equity restructuring,” as such terms are defined under FASB ASC Topic 718, which adjustment shall preserve without enlarging the value of the Award to the Participant. Any adjustments made under this Section 5(f) with respect to any Incentive Stock Options must be made in accordance with Code Section 424.

6. OPTIONS

(a)    Grant of Options. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of shares of Common Stock and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of an Option shall satisfy the requirements set forth in this Section.

(b) Type of Options. Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-Qualified Stock Option. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Non-Qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under the Plan will be deemed to be Non-Qualified Stock Options.

(c) Exercise Price. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, the Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price of the shares of Common Stock subject to such Option may not be less than Fair Market Value of such Common Stock on the Grant Date, or if greater, the par value of the Common Stock.

(d) Limitation on Option Period. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, Options granted under the Plan and all rights to purchase Common Stock thereunder shall terminate no later than the tenth anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option. In the case of Options expiring prior to the tenth anniversary of the Grant Date, the Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the tenth anniversary of the Grant Date thereof.

(e) Limitations on Incentive Stock Options. Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.

(i) Limitation on Grants. Incentive Stock Options may only be granted to Section 424 Employees. The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall automatically be treated as Non-Qualified Stock Options.

(ii) Minimum Exercise Price. In no event may the Exercise Price of a share of Common Stock subject to an Incentive Stock Option be less than 100% of the Fair Market Value of such share of Common Stock on the Grant Date.

(iii) Ten Percent Shareholder. Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent of the total combined voting power of all classes of stock of GEO, such Incentive Stock Options (i) must have an Exercise Price per share of Common Stock that is at least 110% of the Fair Market Value as of the Grant Date of a share of Common Stock, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.

(f) Vesting Schedule and Conditions. Subject to Section 10 of the Plan, no Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Award Agreement relating thereto.

(g) Exercise. When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions. The Participant shall deliver to GEO a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

(h) Payment. Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:

(i) by cash, certified or cashier’s check, bank draft or money order;

(ii) through the delivery to GEO of shares of Common Stock which have been previously owned by the Participant for the requisite period necessary to avoid a charge to GEO’s earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in GEO incurring any liability under Section 16(b) of the Exchange Act; or

(iii) by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit, including, but not limited to, any of the following: (A) through a “cashless exercise sale and remittance procedure” pursuant to which the Participant shall concurrently provide irrevocable instructions (1) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to GEO, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (2) to GEO to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale; or (B) by any other method as may be permitted by the Committee.

(i) Termination of Employment, Disability or Death. Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with Company for any reason, all of the Participant’s outstanding Options (whether vested or unvested) shall be subject to the rules of this paragraph. Upon such termination, the Participant’s unvested Options shall expire. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason (i) any unvested Options held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service, and/or (ii) a Participant or the Participant’s estate, devisee or heir at law (whichever is applicable), may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or other service and prior to the termination of the Option pursuant to its terms. Unless otherwise determined by the Committee, temporary absence from employment because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or other service.

(i) Termination for Reason Other Than Cause, Disability or Death. If a Participant’s termination of employment or other service is for any reason other than death, Disability, Cause or a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause, any Option held by such Participant, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed ninety (90) days from the date of such termination, but in no event after the termination of the Option pursuant to its terms.

(ii) Disability. If a Participant’s termination of employment or other service with the Company is by reason of a Disability of such Participant, the Participant shall have the right at any time within a period not to exceed one (1) year after such termination, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination; provided, however, that if the Participant dies within such period, any vested Option held by such Participant upon death shall be exercisable by the Participant’s estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant’s death, but in no event after the termination of the Option pursuant to its terms.

(iii) Death. If a Participant dies while in the employment or other service of the Company, the Participant’s estate or the devisee named in the Participant’s valid last will and testament or the Participant’s heir at law who inherits the Option has the right, at any time within a period not to exceed one (1) year after the date of such Participant’s death, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any portion of the vested Option held by such Participant at the date of such Participant’s death.

(iv) Termination for Cause. In the event the termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause (without regard to any notice or cure period requirement), any Option held by the Participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination.

7. STOCK APPRECIATION RIGHTS

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Stock Appreciation Rights, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.

(b) Terms and Conditions of Stock Appreciation Rights. The terms and conditions (including, without limitation, the limitations on the Exercise Price, exercise period, repricing and termination) of the Stock Appreciation Right shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 6 above were the grant of the Stock Appreciation Rights a grant of an Option.

(c) Exercise of Stock Appreciation Rights. Stock Appreciation Rights shall be exercised by a Participant only by written notice delivered to the General Counsel of GEO, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised.

(d) Payment of Stock Appreciation Right. Unless otherwise provided in an Award Agreement, upon exercise of a Stock Appreciation Right, the Participant or Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Grant Date, by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a Stock Appreciation Right by including such limitation in the Award Agreement.

8. RESTRICTED STOCK

(a) Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of Restricted Stock shall satisfy the requirements as set forth in this Section.

(b) Restrictions. The Committee shall impose such restrictions on any Restricted Stock granted pursuant to the Plan as it may deem advisable.

(c) Certificates and Certificate Legend. With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, are subject to certain terms, conditions, and restrictions on transfer as set forth in The GEO Group, Inc. 2018 Stock Incentive Plan (the “Plan”), and in an Agreement entered into by and between the registered owner of such shares and The GEO Group, Inc. (the “Company”), dated         , 20     (the “Award Agreement”). A copy of the Plan and the Award Agreement may be obtained from the Secretary of the Company.”

(d) Removal of Restrictions. Except as otherwise provided in the Plan, shares of Restricted Stock shall become freely transferable by the Participant upon the lapse of the applicable restrictions. Once the shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by paragraph (c) above removed from the share certificate evidencing such Restricted Stock and the Company shall pay or distribute to the Participant all dividends and distributions held in escrow by the Company with respect to such Restricted Stock.

(e) Shareholder Rights. Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, and (ii) the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares.

(f) Termination of Service. Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all unvested shares of Restricted Stock held by the Participant and any dividends or distributions held in escrow by GEO with respect to such Restricted Stock shall be forfeited immediately and returned to the Company. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason, any unvested shares of Restricted Stock held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service.

9. RESTRICTED STOCK UNITS

(a) Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine. a right to receive Common Stock upon vesting or at the end of a specified deferral period, with any risks of forfeiture or other restrictions as the Committee, in its sole discretion, may impose.

(b) Shareholder Rights. Except as otherwise provided in Section 16(d) of the Plan, a Restricted Stock Unit carries no voting or dividend or other rights associated with respect to such underlying Commons Stock prior to the issuance of such shares.

(c) Termination of Service. Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason prior vesting, all unvested Restricted Stock Units held by the Participant shall be forfeited. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason, any unvested Restricted Stock Units held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service.

10. PERFORMANCE AWARDS

(i) Grant of Performance Awards. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Performance Shares, Performance Share Units and Performance Units, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Performance Award shall satisfy the requirements as set forth in this Section. Performance Shares shall be subject to the provisions set forth in Section 8 of the Plan and Performance Share Units and Performance Units shall be subject to the provisions set forth in Section 9 of the Plan.

(ii) Performance Goals. Performance Goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: (i) the attainment of certain target levels of, or a specified increase in, GEO’s enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, GEO’s after-tax or pre-tax profits including, without limitation, that attributable to

GEO’s continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, GEO’s operational cash flow or working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, GEO’s operational costs, or a component thereof (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of GEO’s long-term or short-term public or private debt or other similar financial obligations of GEO, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from GEO’s continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, GEO’s net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, GEO’s return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, GEO’s after-tax or pre-tax return on shareholder equity; (x) the attainment of certain target levels in the fair market value of GEO’s Common Stock; (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; and/or (xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization). In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of GEO of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by GEO (or a subsidiary, division, facility or other operational unit of GEO) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. The Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein; or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Performance Award will be earned, levels of performance at which a Performance Award will become partially earned and a level at which a Performance Award will be fully earned.

(iii) Terms and Conditions of Performance Awards. The applicable Award Agreement shall set forth the number and type of Performance Awards; (ii) the Performance Period; and the Performance Goals with respect to each such Performance Award; (iii) the maximum shares of Common Stock that may be issued pursuant to a Performance Award and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. The Committee shall establish, in its sole and absolute discretion, the Performance Goals for the applicable Performance Period for each Performance Award granted hereunder. Performance Goals for different Participants and for different grants of Performance Awards need not be identical. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Performance Awards, but may not exercise discretion to increase any amount payable in respect of a Performance Award. A holder of a Performance Award is not entitled to the rights of a holder of Common Stock.

(iv) Determination and Payment of Performance Awards. As soon as practicable after the end of a Performance Period, the Committee shall determine the extent to which Performance Awards have been earned on the basis of the Company’s actual performance in relation to the established Performance Goals as set forth in the applicable Award Agreement and shall certify these results in writing. As soon as practicable after the Committee has determined that an amount is payable or should be distributed with respect to a Performance Share Unit or Performance Unit, but in any event no later than 70 days following the end of the applicable Performance Period, the Committee shall cause the amount of such Performance Share Unit or Performance Unit to be paid or distributed to the Participant or the Participant’s estate, devisee or heir at law (whichever is applicable). For purposes of making payment or a distribution with respect to a Performance Cash Unit, the value of a share of Common Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the Performance Cash Units to be payable.

(v) Termination of Employment. Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all of the Participant’s outstanding Performance Awards shall be subject to the rules of this Section 10.

(vi) Termination for Reason Other Than Death or Disability. If a Participant’s employment or other service with the Company terminates prior to the expiration of a Performance Period with respect to any Performance Awards held by such Participant for any reason other than death or Disability, the outstanding Performance Awards held by such Participant for which the Performance Period has not yet expired shall terminate upon such termination and the Participant shall have no further rights pursuant to such Performance Awards.

(vii) Termination of Employment for Death or Disability. If a Participant’s employment or other service with the Company terminates by reason of the Participant’s death or Disability prior to the end of a Performance Period, the Participant, or the Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to a payment or vesting, as the case may be, of the Participant’s outstanding Performance Awards at the end of the applicable Performance Period, pursuant to the terms of the Plan and the Participant’s Award Agreement; provided, however, that the Participant shall be deemed to have earned only that proportion (to the nearest whole unit or share) of the Performance Awards granted to the Participant under such Performance Award as the number of full months of the Performance Period which have elapsed since the first day of the Performance Period for which the Performance Award was granted to the end of the month in which the Participant’s termination of employment or other service, bears to the total number of months in the Performance Period, subject to the attainment of the Performance Goals associated with the Award as certified by the Committee. The right to any remaining Performance Awards shall be canceled and forfeited.

11. VESTING OF AWARDS

Subject to Sections 13 and 14 of the Plan, all Awards under this Plan shall have a minimum vesting schedule of at least one year following the Grant Date. Notwithstanding this minimum vesting requirement, the Committee may impose a vesting schedule of less than one year from the Grant Date on Awards; provided, however, the maximum number of shares of Common Stock that may be issued under this Plan with respect to Awards having a vesting schedule of less than one year shall not exceed five percent (5%) of the total number of shares of Common Stock that may be issued under this Plan. Awards granted to a Non-Employee Director in lieu of cash compensation shall not be subject to any minimum vesting requirements.

12. OTHER AWARDS

Awards of shares of Common Stock, phantom stock, and other awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Such Common Stock may be issued in satisfaction of awards granted under any other plan sponsored by the Company or compensation payable to an Eligible Individual. In addition, such awards may be made alone or in addition to or in connection with any other Award granted hereunder. The Committee may determine the terms and conditions of any such award. Each such award shall be evidenced by an Award Agreement between the Eligible Individual and the Company which shall specify the number of shares of Common Stock subject to the award, any consideration therefore, any vesting or performance requirements and such other terms and conditions as the Committee shall determine in its sole and absolute discretion. With respect to the Awards that may be issued solely pursuant to this Section 12 and not pursuant to any other provision of the Plan, a maximum number of shares of Common Stock with respect to which such Awards may be issued, shall not exceed five percent (5%) of the total number of shares of Common Stock that may be issued under the Plan, as described in Section 5(a) of the Plan.

13. CHANGE IN CONTROL

Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control of GEO, the Committee may in its sole and absolute discretion, provide on a case by case basis that (i) some or all outstanding Awards may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan, (ii) that all Awards shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Award in whole or in part, (iii) that all Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the vested portion of the Award net of the Exercise Price thereof (if applicable), (iv) provide that, in connection with a liquidation or dissolution of GEO, Awards shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable) and (v) any combination of the foregoing. In the event that the Committee does not terminate or convert an Award upon a Change in Control of GEO, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

14. CHANGE IN STATUS OF PARENT OR SUBSIDIARY

Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity or business unit which was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (ii) treat the employment or other services of a Participant employed by such entity or business unit as terminated if such Participant is not employed by GEO or any entity that is a part of the Company immediately after such event.

15. REQUIREMENTS OF LAW

(a) Violations of Law. The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.

(b) Registration. At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant’s heirs, legatees or legal representative, as the case may be) upon the Participant’s exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion. The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, consent or approval that the Company deems necessary or appropriate. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.

(c) Withholding. The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of an Award, or the removal of restrictions on an Award including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes; (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold; (iii) withholding the amount due from any such person’s wages or compensation due to such person; or (iv) requiring the Participant to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

(d) Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

16. GENERAL PROVISIONS

(a) Award Agreements. All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain any additional provisions as the Committee shall deem appropriate, in its sole and absolute discretion (including, to the extent that the Committee deems appropriate, provisions relating to confidentiality, non-competition, non-solicitation and similar matters). The terms of each Award Agreement need not be identical for Eligible Individuals provided that all Award Agreements comply with the terms of the Plan.

(b) Dividends and Dividend Equivalents. No dividends or Dividend Equivalents shall be paid to Participants with respect to unvested Awards until such Awards vest. In the event that the Committee provides for the accrual of dividends or dividend equivalents with respect to an Award, such dividends or dividend equivalents shall be subject to the same terms and conditions as, and shall in no event be paid prior to the vesting of, the Award to which they relate.

(c) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant and sales transactions to persons other than the Company). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b). In the event Rule 16b-3 is revised or replaced, the Board, or the Committee acting on behalf of the Board, may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

(d) Purchase Price. To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be deemed to be equal to the par value of a share of Common Stock.

(e) Deferral of Awards. The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the vesting of an Award, receipt of all or a portion of the shares of Common Stock or cash subject to such Award and to receive Common Stock or cash at such later time or times, all on such terms and conditions as the Committee shall determine. The Committee shall not permit the deferral of an Award unless counsel for GEO determines that such action will not result in adverse tax consequences to a Participant under Code Section 409A. If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects to defer receipt of Common Stock shall not have any rights as a shareholder with respect to deferred shares of Common Stock unless and until shares of Common Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.

(f) Prospective Employees. Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of the Company.

(g) Issuance of Certificates; Shareholder Rights. GEO shall deliver to the Participant a certificate evidencing the Participant’s ownership of shares of Common Stock issued pursuant to the exercise of an Award as soon as administratively practicable after satisfaction of all conditions relating to the issuance of such shares. A Participant shall not have any of the rights of a shareholder with respect to such Common Stock prior to satisfaction of all conditions relating to the issuance of such Common Stock, and, except as expressly provided in the Plan, no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied.

(h) Transferability of Awards. A Participant may not Transfer an Award other than by will or the laws of descent and distribution. Awards may be exercised during the Participant’s lifetime only by the Participant. No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person. Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award. Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the Transfer of an Award to a Participant’s “family member” as such term is defined in the Form S-8 Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee; provided, however, that the Participant will not directly or indirectly receive any payment of value in connection with the transfer of the Award. In such case, such Award shall be exercisable only by the transferee approved of by the Committee. To the extent that the Committee permits the Transfer of an Incentive Stock Option to a “family member”, so that such Option fails to continue to satisfy the requirements of an incentive stock option under the Code such Option shall automatically be re-designated as a Non-Qualified Stock Option.

(i) Buyout and Settlement Provisions. Except as prohibited in Section 16(k)(ii) of the Plan, the Committee may at any time on behalf of GEO offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.

(j) Use of Proceeds. The proceeds received by GEO from the sale of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of GEO.

(k) Modification or Substitution of an Award.

(i) Generally. Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards. Notwithstanding the following, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant’s consent. The Committee in its sole and absolute discretion may rescind, modify, or waive any vesting requirements or other conditions applicable to an Award.

(ii) Limitation on Repricing. Unless such action is approved by GEO’s shareholders in accordance with applicable law: (i) no outstanding Option or Stock Appreciation Right granted under the Plan may be amended to provide an Exercise Price that is lower than the then-current Exercise Price of such outstanding Option or Stock Appreciation Right (other than adjustments to the Exercise Price pursuant to Sections 5(f) and 13); (ii) the Committee may not cancel any outstanding Option or Stock Appreciation Right when its Exercise Price is equal to or greater than the Fair Market Value of the underlying Common Stock and grant in substitution therefore new

Awards, equity, cash or other property (other than adjustments pursuant to Section 13); (iii) the Committee may not authorize the repurchase of an outstanding Option or Stock Appreciation Right which has an Exercise Price that is higher than the then-current fair market value of the Common Stock (other than adjustments pursuant to Section 13); (iv) the Committee may not cancel any outstanding Option or Stock Appreciation Right and grant in substitution therefore new Awards as part of a strategy to materially enhance the position of the holder of such Options or Stock Appreciation Rights with respect to their value as of the time of such substitution (other than adjustments pursuant to Section 13), and (v) the Committee may not take any other action that is treated as a repricing under generally accepted accounting principles (other than adjustments pursuant to Sections 5(f) and 13). A cancellation and exchange or substitution described in clauses (ii) and (iv) of the preceding sentence will be considered a repricing regardless of whether the Option, Restricted Stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the Participant.

(l) Amendment and Termination of Plan. The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval of the shareholders of GEO in accordance with applicable law and the Articles of Incorporation and Bylaws of GEO shall be required for any amendment (other than those permitted under Section 5 or 13): (i) that changes the class of individuals eligible to receive Awards under the Plan; (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Plan; or (iii) that proposes to eliminate a requirement provided herein that the shareholders of GEO must approve an action to be undertaken under the Plan. Except as permitted under Section 5 or Section 13 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

(m) Code Section 409A. The Award Agreement for any Award that the Committee reasonably determines to constitute “nonqualified deferred compensation plan” under Code Section 409A (a “Section 409A Plan”), and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Code Section 409A, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Code Section 409A. If any Award constitutes a Section 409A Plan, then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Code Section 409A:

(i) Payments under the Section 409A Plan may not be made earlier than (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the corporation, or (z) the occurrence of an “unforeseeable emergency”;

(ii) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(iii) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Code Section 409A(a)(4); and

(iv) In the case of any Participant who is a “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

(v) For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Code Section 409A, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Code Section 409A that are applicable to the Award.

(n) Notification of 83(b) Election. If in connection with the grant of any Award, any Participant makes an election permitted under Code Section 83(b), such Participant must notify GEO in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.

(o) Detrimental Activity. All Awards shall be subject to cancellation by the Committee in accordance with the terms of this Section 16(o) if the Participant engages in any Detrimental Activity. To the extent that a Participant engages in any Detrimental Activity at any time prior to, or during the one year period after, any exercise or vesting of an Award but prior to a Change in Control, the Company shall, upon the recommendation of the Committee, in its sole and absolute discretion, be entitled to (i) immediately terminate and cancel any Awards held by the Participant that have not yet been exercised, and/or (ii) with respect to Awards of the Participant that have been previously exercised, recover from the Participant at any time within two (2) years after such exercise but prior to a Change in Control (and the Participant shall be obligated to pay over to the Company with respect to any such Award previously held by such Participant): (A) with respect to any Options exercised, an amount equal to the excess of the Fair Market Value of the Common Stock for which any Option was exercised over the Exercise Price paid (regardless of the form by which payment was made) with respect to such Option; (B) with respect to any Award other than an Option, any shares of Common Stock granted and vested pursuant to such Award, and if such shares are not still owned by the Participant, the Fair Market Value of such shares on the date they were issued, or if later, the date all vesting restrictions were satisfied; and (C) any cash or other property (other than Common Stock) received by the Participant from the Company pursuant to an Award. Without limiting the generality of the foregoing, in the event that a Participant engages in any Detrimental Activity at any time prior to any exercise of an Award and the Company exercises its remedies pursuant to this Section 16(o) following the exercise of such Award, such exercise shall be treated as having been null and void, provided that the Company will nevertheless be entitled to recover the amounts referenced above.

(p) Disclaimer of Rights. No provision in the Plan, any Award granted hereunder, or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or other service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

(q) Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(r) Nonexclusivity of Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its sole and absolute discretion determines desirable.

(s) Other Benefits. No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant’s level of compensation.

(t) Headings. The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(u) Pronouns. The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.

(v) Successors and Assigns. The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant’s estate, devisee, or heir at law.

(w) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(x) Notices. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to GEO, to its principal place of business, attention: Joseph Negron, General Counsel, The GEO Group Inc., and if to the holder of an Award, to the address as appearing on the records of the Company.

ANNEX A

DEFINITIONS

“2014 Award” means any outstanding award under the 2014 Plan that can be settled in Common Stock.

“2014 Plan” means the amended and restated The GEO Group, Inc. 2014 Stock Incentive Plan, effective May 2, 2014.

“Award” means any Common Stock, Option, Performance Unit, Performance Share, Performance Share Unit, Restricted Stock, Stock Appreciation Right or any other award granted pursuant to the Plan.

“Award Agreement” means a written agreement entered into by GEO and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.

“Board” means the board of directors of GEO.

“Cause” means, with respect to a termination of employment or other service with the Company, a termination of employment or other service due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of the Participant’s duties for the Company; provided, however, that if the Participant and the Company have entered into an employment agreement or consulting agreement which defines the term Cause, the term Cause shall be defined in accordance with such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.

“Change in Control” shall be deemed to occur upon the occurrence of any of the following after the Effective Date:

(a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than GEO, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of GEO in substantially the same proportions as their ownership of common stock of GEO), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of GEO representing thirty percent (30%) or more of the combined voting power of GEO’s then outstanding securities;

(b) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section) whose election by the Board or nomination for election by GEO’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c) consummation of a merger, consolidation, reorganization, or other business combination of GEO with any other entity, other than a merger or consolidation which would result in the voting securities of GEO outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of GEO or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of GEO (or similar transaction) in which no person acquires more than twenty-five percent (25%) of the combined voting power of GEO’s then outstanding securities shall not constitute a Change in Control; or

(d) the shareholders of GEO approve a plan of complete liquidation of GEO, and such liquidation occurs, or the consummation of the sale or disposition by GEO of all or substantially all of GEO’s assets other than (x) the sale or disposition of all or substantially all of the assets of GEO to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of GEO at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the shareholders of GEO.

However, to the extent that Code Section 409A would cause an adverse tax consequence to a Participant using the above definition, the term “Change in Control” shall have the meaning ascribed to the phrase “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Proposed Regulation 1.409A-3(g)(5), as revised from time to time in either subsequent proposed or final regulations, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.

“Change in Control Price” means the price per share of Common Stock paid in any transaction related to a Change in Control of GEO.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Committee designated to administer the Plan in accordance with Section 4.

“Common Stock” means the common stock, par value $0.01 per share, of GEO.

“Company” means The GEO Group, Inc., a Florida corporation, the subsidiaries of The GEO Group, Inc., and all other entities whose financial statements are required to be consolidated with the financial statements of The GEO Group, Inc. pursuant to United States generally accepted accounting principles, and any other entity determined to be an affiliate of The GEO Group, Inc. as determined by the Committee in its sole and absolute discretion.

“Covered Individual” means any current or former member of the Committee, any current or former officer or director of the Company, or any individual designated pursuant to Section 4(c).

“Detrimental Activity” means any of the following: (i) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company, acquired by a Participant prior to a termination of the Participant’s employment or service with the Company; (ii) activity while employed or providing services that is classified by the Company as a basis for a termination for Cause; (iii) the Participant’s Disparagement, or inducement of others to do so, of the Company or its past or present officers, directors, employees or services; or (iv) any other conduct or act determined by the Committee, in its sole discretion, to be injurious, detrimental or prejudicial to the interests of the Company. For purposes of subparagraph (i) above, the Chief Executive Officer and the General Counsel of the Company shall each have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

“Disability” means a “permanent and total disability” within the meaning of Code Section 22(e)(3); provided, however, that if a Participant and the Company have entered into an employment or consulting agreement which defines the term Disability for purposes of such agreement, Disability shall be defined pursuant to the definition in such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.

“Disparagement” means making any comments or statements to the press, the Company’s employees, clients or any other individuals or entities with whom the Company has a business relationship, which could adversely affect in any manner: (i) the conduct of the business of the Company (including, without limitation, any products or business plans or prospects), or (ii) the business reputation of the Company or any of its products, or its past or present officers, directors or employees.

“Dividend Equivalents” means an amount equal to the cash or stock dividends paid by the Company upon one share of Common Stock subject to an Award granted to a Participant under the Plan.

“Effective Date” shall mean March 9, 2018, subject to the Plan being approved by the shareholders of GEO in accordance with the laws of the State of Florida.

“Eligible Individual” means any employee, officer, director (employee or non-employee director) or consultant of the Company and any Prospective Employee to whom Awards are granted in connection with an offer of future employment with the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the purchase price per share of each share of Common Stock subject to an Award.

“Fair Market Value” means, unless otherwise required by the Code, as of any date, the last sales price reported for the Common Stock on the day immediately prior to such date (i) as reported by the national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the National Association of Securities Dealers, Inc. on which the Common Stock is listed or traded. If the Common Stock is not readily traded on a national securities exchange or any system sponsored by the National Association of Securities Dealers, Inc., the Fair Market Value shall be determined in good faith by the Committee.

“GEO” means The GEO Group, Inc., a Florida corporation.

“Grant Date” means the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

“Listing Market” means the New York Stock Exchange or, if the securities of the Company are not then listed on the New York Stock Exchange, such other national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading on any national securities exchange, or an automated quotation system sponsored by the Financial Industry Regulatory Authority.

“Non-Employee Director” means a director of GEO who is not an active employee of the Company.

“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means an option to purchase Common Stock granted pursuant to Sections 6 of the Plan.

“Participant” means any Eligible Individual who holds an Award under the Plan and any of such individual’s successors or permitted assigns.

“Performance Award” means an award of Performance Shares, Performance Share Units or Performance Units.

“Performance Goals” means the specified performance goals that have been established by the Committee in connection with an Award.

“Performance Period” means the period during which Performance Goals must be achieved in connection with an Award granted under the Plan.

“Performance Shares” means Restricted Stock that is subject to the achievement of certain Performance Goals being attained during a Performance Period pursuant to Section 9 hereunder.

“Performance Share Unit” means a right to receive a fixed number of shares of Common Stock, or the cash equivalent, that is contingent on the achievement of certain Performance Goals during a Performance Period.

“Performance Unit” means a right to receive a designated dollar value, or shares of Common Stock of the equivalent value, that is contingent on the achievement of certain Performance Goals during a Performance Period.

“Person” shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a parent or subsidiary.

“Plan” means this The GEO Group, Inc. 2018 Stock Incentive Plan.

“Prospective Employee” means any individual who has committed to become an employee of the Company within sixty (60) days from the date an Award is granted to such individual.

“Restricted Stock” means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 8 hereunder.

“Restricted Stock Unit” means a right to receive Common Stock upon vesting or at the end of a specified deferral period, with any risks of forfeiture or other restrictions as the Committee, in its sole discretion, may impose.

“Section 424 Employee” means an employee of GEO or any “subsidiary corporation” or “parent corporation” as such terms are defined in and in accordance with Code Section 424. The term “Section 424 Employee” also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.

“Stock Appreciation Right” means the right to receive all or some portion of the increase in value of a fixed number of shares of Common Stock granted pursuant to Section 7 hereunder.

“Transfer” means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.

APPENDIX B

THE GEO GROUP, INC.

EMPLOYEE STOCK PURCHASE PLAN

1. EFFECTIVE DATE, TERM AND PURPOSE. The GEO Group, Inc., a Florida corporation (“GEO”) has previously established The GEO Group, Inc. 2011 Employee Stock Purchase Plan, effective July 9 2011. GEO hereby amends and restates The GEO Group, Inc. 2011 Employee Stock Purchase Plan as the Amended and Restated The GEO Group, Inc. Employee Stock Purchase Plan (the “Plan”). The Company is seeking shareholder approval of this amendment in order to maintain the qualification of the Plan under Section 423 of the Code. The effective date of this amendment (the “Amendment Effective Date”) shall be July 9, 2021, provided it is approved by the shareholders of the Company prior to such date. Unless earlier terminated pursuant to Section 15(c) hereof, the Plan shall terminate on the tenth anniversary of the Amendment Effective Date. Capitalized terms used herein are defined in Annex A attached hereto. The purpose of the Plan is to encourage stock ownership by employees of the Company in order to increase their identification with the Company’s goals and secure a proprietary interest in the Company’s success. Capitalized terms herein shall have the meanings assigned to such terms in Section 17.

2. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have full discretionary authority to interpret and construe any provision of the Plan, to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423 and all such authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan. Subject to applicable laws, rules, and regulations, the Plan Administrator may, in its discretion, from time to time, delegate all or any part of its responsibilities and powers under the Plan to any employee or group of employees of the Company, and revoke any such delegation. Notwithstanding the foregoing, the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights, duties and responsibilities of the Plan Administrator under the Plan, including, but not limited to, establishing procedures to be followed by the Plan Administrator.

3. STOCK SUBJECT TO PLAN.

a. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. Beginning on the Amendment Effective Date, the maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 506,023 shares.

b. In the event of any of the following transactions affecting the Common Stock: any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other similar change affecting the outstanding Common Stock, or a merger, consolidation, acquisition of property or shares, spin-off, other distribution of stock or property (including any extraordinary cash or stock dividend), or liquidation or other similar event affecting the Company, then equitable adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date, and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right. The adjustments shall be made in such manner as the Plan Administrator deems appropriate in order to prevent the dilution or enlargement of benefits under the outstanding purchase rights, and such adjustments shall be final, binding and conclusive on the holders of those rights.

4. ELIGIBILITY.

a. Participation in the Plan is voluntary. Subject to Section 4(b) below, each Employee who has been employed by the Company for at least one year and whose customary employment is more than 20 hours per week will be eligible to participate in the Plan.

b. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be eligible to purchase Common Stock under the Plan (i) to the extent that, immediately after such purchase, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of GEO or of any Subsidiary and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of GEO or of any Subsidiary, or (ii) if such Employee is both a highly compensated employee (within the meaning of section 414(q) of the Code) and an officer of the Company subject to the disclosure requirements of section 16(a) of the Securities Exchange Act of 1934.

5. PARTICIPATION. An eligible Employee may participate in the Plan by completing the Enrollment Application. Participation in the Plan shall commence as soon as administratively possible after the Enrollment Application has been processed by the Company. Subject to Section 8(b) hereof, Participant’s enrollment in the Plan and any Payroll Deduction shall terminate as of the date he or she no longer meet the eligibility requirements of Section 4.

6. OFFERING PERIODS.

a. Shares of Common Stock shall be offered for purchase under the Plan through a series of Offering Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated. At the discretion of the Plan Administrator, Offering Periods may overlap one another.

b. Unless otherwise determined by the Plan Administrator prior to the start date of any Offering Period, each Offering Period shall begin on the first day of each month and end on the last day of such month. Notwithstanding any provision in this Plan to the contrary, an Offering Period shall not be of a duration which exceeds twenty-four (24) months.

7. PAYROLL DEDUCTIONS.

a. Except as otherwise provided by the Plan Administrator, at the time a Participant enrolls in the Plan (or at any subsequent time while the Participant is still an eligible Employee), the Participant shall elect to have Payroll Deductions made with respect to the Payroll Salary paid during any Payroll Period. A Payroll Deduction may not be less than $5 or more than $500 for any Payroll Period. Payroll Deductions for a Participant shall become effective as soon as administratively possible after filing the appropriate form with the Plan Administrator or its designee and shall end when terminated by the Participant, unless earlier terminated pursuant to the Plan.

b. Notwithstanding anything to the foregoing, the Participant’s Payroll Deduction shall not exceed the Participant’s Payroll Salary as reduced, either by application of applicable law or otherwise, by any deductions including, without limitation, (i) any income or employment tax withholdings, (ii) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Corporate Affiliate, (iii) and child or spousal support obligations, or (iv) wage garnishments.

c. Except as otherwise provided by the Plan Administrator or the terms of this Plan, a Participant’s Payroll Deduction will remain in effect for each subsequent Payroll Period throughout the current and subsequent Offering Periods except to the extent such Payroll Deduction is changed in accordance with the terms of this Plan.

d. Except as otherwise provided by the Plan Administrator or the terms of this Plan, a Participant may, at any time discontinue, increase or decrease his or her rate of Payroll Deduction to become effective as soon as administratively possible after filing the appropriate form with the Plan Administrator or its designee.

e. All Payroll Deductions made for a Participant shall be credited to his or her Payroll Deduction Account. A Participant may not make any additional payments or contributions to his or her Payroll Deduction Account unless otherwise provided for by the Plan Administrator.

f. Notwithstanding the foregoing, to the extent necessary to comply with the terms of this Plan, a Participant’s Payroll Deductions may be decreased by the Company to zero at any time. Payroll deductions shall recommence at the rate provided in such Participant’s Payroll Deduction elections when first permitted under this Plan, unless terminated by the Participant.

g. No interest shall accrue on Payroll Deductions of a Participant in the Plan.

8. PURCHASE RIGHTS.

a. Grant of Purchase Right. A Participant shall be granted a separate purchase right for each Offering Period in which he or she is enrolled. The purchase right shall be granted on the start date of the Offering Period and shall provide the Participant with the right to purchase shares of Common Stock, on the Purchase Date of such Offering Period, upon the terms set forth below. A Participant shall execute any forms or documents in connection with his or her purchase rights (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

b. Purchase of Common Stock. Each purchase right shall be automatically exercised on the Purchase Date. The purchase shall be effected by applying the funds in the Participant’s Payroll Deductions Account on the Purchase Date to the purchase shares of Common Stock by dividing the amount of money in such Participant’s Payroll Deduction Account in the Plan by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3, 4, 7 and 9 hereof. At the discretion of the Plan Administrator, fractional shares may be purchased. A Participant shall automatically purchase Common Stock on the Purchase Date even if such Participant is no longer employed with the Company or is no longer eligible to participate in the Plan as of the Purchase Date. Notwithstanding the foregoing, in the event the Participant terminates employment with the Company more than 90 days before the next Purchase Date or becomes ineligible to participate in the Plan pursuant to Section 4(b)(i) hereof, then the funds in such Participant’s Payroll Deduction Account shall be promptly refunded to the Participant and no Common Stock shall be purchased with the funds in such Participant’s Payroll Deduction Account.

c. Purchase Price. Unless otherwise determined by the Plan Administrator prior to the beginning of an Offering Period, the purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within a particular Offering Period shall be equal to ninety-five percent (95%) of the Fair Market Value per share of Common Stock on such Purchase Date. Notwithstanding any other provisions of this Plan, the Purchase price may not be less than the lesser of (i) eighty-five percent (85%) of the Fair Market Value of the Common Stock on the first day of the Offering Period; or (ii) eighty-five percent (85%) of the Fair Market Value of the Common Stock on the applicable Purchase Date.

d. Maximum Number of Purchasable Shares. The maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed Five Hundred (500) shares, subject to periodic adjustments in the event of certain changes in the Company’s capitalization. In addition, the maximum number of shares of Common Stock purchasable in total by all Participants in the Plan on any one Purchase Date shall not exceed Twenty Thousand (20,000) shares, subject to periodic adjustments in the event of certain changes in the Company’s capitalization. Notwithstanding the above, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any Offering Period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants enrolled in that particular Offering Period on each Purchase Date which occurs during that Offering Period.

e. Excess Payroll Deductions. Except as provided below, any Payroll Deductions not applied to the purchase of shares of Common Stock on any Purchase shall be held for the purchase of Common Stock on the next Purchase Date. Notwithstanding the above, any Payroll Deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on the Purchase Date or any other reason shall be promptly refunded. In the event the Participant is not employed by the Company on the Purchase Date, any funds remaining in the Participant’s Payroll Deduction Account immediately following the Purchase Date shall be refunded as soon as administratively possible.

f. Suspension of Payroll Deductions. In the event that a Participant is, by reason of the accrual limitations in Section 9, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the Offering Period in which he or she is enrolled, then no further Payroll Deductions shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions shall not terminate the Participant’s purchase right for the Offering Period in which he or she is enrolled, and Payroll Deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that Offering Period in compliance with the accrual limitations of Section 9.

g. Withdrawal from Offering Period. Except as otherwise provided for by the Plan Administrator or pursuant to the terms of this Plan, a Participant may not withdraw from any Offering Period in which he or she is enrolled or has Payroll Deductions in his or her Payroll Deduction Account. To the extent the Plan Administrator permits a Participant to withdraw from an Offering Period, all the funds in such Participant’s Payroll Deduction Account shall be distributed to the Participant, no further Payroll Deductions shall be collected from the Participant with respect to that Offering Period and such withdrawal shall be irrevocable with respect to such Offering Period.

h. Termination of Purchase Right. Except as provided in Section 8(b), in the event a Participant ceases to remain eligible to participate in the Plan for any reason while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s Payroll Deductions for the Offering Period in which the purchase right so terminates shall be refunded as soon as administratively possible.

i. Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan or the limit on the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date, the Plan Administrator shall make a pro-rata allocation of the shares available or purchasable on a uniform and nondiscriminatory basis, and the Payroll Deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

j. Delivery of Stock. As promptly as practicable after each Purchase, the Company shall arrange the delivery to each Participant the shares of Common Stock purchased by such Participant. At the Company’s sole election, the Company may deliver such shares in certificated or book entry form. Alternatively, the Company may issue and deliver certificates for the number of shares of Common Stock purchased by all Participants to a firm which is a member of the National Association of Securities Dealers, as selected by the Company, which shares shall be maintained by such firm in a separate brokerage account for each Participant.

k. Stockholder Rights. A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

9. ACCRUAL LIMITATIONS.

a. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty Five Thousand Dollars ($25,000.00) worth of stock of GEO or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

b. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the right to acquire Common Stock under each outstanding purchase right shall accrue on the Purchase Date during the Offering Period.

c. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Offering Period, then the Payroll Deductions that the Participant made during that Offering Period shall be promptly refunded.

d. In the event there is any conflict between the provisions of this Section and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Section shall be controlling.

10. TRANSFERABILITY AND LIMITATIONS ON TRANSFER OF COMMON STOCK. Neither Payroll Deductions credited to a Participant’s Payroll Deduction Account nor any rights with regard to the purchase of Common Stock under this Plan may be assigned, transferred, pledged or otherwise disposed. Except as otherwise provided for by the Board, Shares of Common Stock purchased pursuant to this Plan may not be assigned, sold, transferred or otherwise disposed of by a Participant for 1 year following the Purchase Date; provided, however, that this restriction on transferability of Common Stock shall not apply following a Change in Control.

11. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be purchased or issued under this Plan unless the purchase, issuance and delivery of such shares will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to purchase Common Stock, the Company may require the Participant who is making such purchase to represent and warrant that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. Additionally, the Company may require that shares acquired through the Plan be held by the Participant for a minimum period of time before such shares may be transferred. The Company may require a legend setting forth any applicable transfer restrictions to be stamped or otherwise written on the certificates of shares purchased through the Plan.

12. CHANGE IN CONTROL. In the event of a Change in Control of the Company, each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of such Change in Control. Any applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date. Notwithstanding the provisions of this Section 12 to the contrary, the Plan Administrator may in its discretion determine that any outstanding purchase rights shall be terminated prior to the effective date of a Change in Control, in which case all Payroll Deductions in each Participant’s Payroll Deduction Account shall be promptly refunded. Unless otherwise provided by the Board all Payroll Deductions shall cease following the Change in Control.

13. USE OF FUNDS. All Payroll Deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Payroll Deductions.

14. TERM OF PLAN. Subject to the Plan being approved by the affirmative vote of the holders of a majority of the shares of Common Stock which are present or represented and entitled to vote and voted at a meeting on or before the date which is no later than twelve (12) months after the date the Plan is adopted by the Board, the Plan shall become effective July 9, 2021. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last Purchase Date immediately preceding the tenth anniversary of the effective date of the Plan, and (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan. No further purchase rights shall be granted or exercised, and no further Payroll Deductions shall be made after Plan termination.

15. AMENDMENT OR TERMINATION.

a. The Board may at any time and for any reason terminate or amend the Plan. Except as explicitly provided in the Plan, no amendment may make any change with respect to the purchase of Common Stock under this Plan which is to occur within 30 days following such amendment. In the event the Plan is terminated, a new Purchase Date shall be set forth (the “Termination Purchase Date”). The Termination Purchase Date shall be before the date of Plan termination. The Plan Administrator shall notify each Participant in writing, at least fourteen (14) business days prior to the Termination Purchase Date, that the Purchase Date has been changed to the Termination Purchase Date. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), GEO shall obtain shareholder approval in such a manner and to such a degree as required, in connection with Plan amendment or termination. There shall be no Payroll Deductions following the Termination Purchase Date.

b. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the GEO’s shareholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in GEO’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan, (iii) modify the eligibility requirements for participation in the Plan, or (iv) any other amendment requiring shareholder approval under any applicable law, regulation or rule.

c. Notwithstanding Section 15(a) above, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Company will not recognize, for financial reporting purposes, any additional compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan as of the effective date of the Plan be subsequently revised so as to require the Company to recognize compensation expense in the absence of such amendment or termination.

16. MISCELLANEOUS.

a. Purchase Rights Carry Same Rights and Privileges. To the extent required to comply with the requirements of Section 423 of the Code, all Employees eligible to participate in the Plan shall have the same rights and privileges hereunder.

b. Administrative Costs. All costs and expenses incurred in the administration of the Plan, including purchase of shares under the Plan, shall be paid by the Company; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

c. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

d. No Employment Rights. The Plan does not, directly or indirectly, create in any person any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s right to terminate, or otherwise modify, any employee’s employment at any time.

e. Headings. Any headings or subheadings in the Plan are inserted for convenience of reference only and are to be ignored in the construction or interpretation of any provisions hereof.

f. Gender and Tense. Any words herein used in the masculine shall be read and construed in the feminine when appropriate. Words in the singular shall be read and construed as though in the plural, and vice-versa, when appropriate.

g. Governing Law. The Plan shall be governed and construed in accordance with the laws of the State of Florida to the extent not preempted by federal law.

h. Regulatory Approvals and Compliance. The Company’s obligation to sell and deliver Common Stock under the Plan is at all times subject to all approvals of and compliance with the (i) regulations of any applicable stock exchanges and (ii) any governmental authorities required in connection with the authorization, issuance, sale or delivery of such Common Stock, as well as federal, state and foreign securities laws.

i. Severability. In the event that any provision of the Plan shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.

j. Withholding. To the extent that the Company has any federal, state, or other tax withholding obligations, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

k. No Guarantee of Tax Consequences. The Company does not make any commitment or guarantee that any particular tax treatment shall apply or be available to any person participating or eligible to participate in the Plan, including, without limitation, any tax imposed by the United States or any state thereof, any estate tax, or any tax imposed by a foreign government.

l. Electronic or Telephonic Elections. The Company may, in its discretion, permit Participants to make electronic elections or telephonic elections in lieu of any written enrollment agreement.

17. DEFINITIONS.

a. “Board” shall mean the Board of Directors of GEO or a committee of the Board as from time to time appointed by the Board.

b. “Change in Control” shall be deemed to occur upon:

(i) any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (other than GEO, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of GEO in substantially the same proportions as their ownership of common stock of GEO), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of GEO representing thirty percent (30%) or more of the combined voting power of GEO’s then outstanding securities;

(ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section) whose election by the Board or nomination for election by GEO’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iii) a merger, consolidation, reorganization, or other business combination of GEO with any other entity, other than a merger or consolidation which would result in the voting securities of GEO outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of GEO or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of GEO (or similar transaction) in which no person acquires more than twenty-five percent (25%) of the combined voting power of GEO’s then outstanding securities shall not constitute a Change in Control; or

(iv) the shareholders of GEO approve a plan of complete liquidation of GEO, and such liquidation occurs, or the consummation of the sale or disposition by GEO of all or substantially all of GEO’s assets other than (x) the sale or disposition of all or substantially all of the assets of GEO to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of GEO at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the shareholders of GEO.

c. “Code” shall mean the Internal Revenue Code of 1986, as amended.

d. “Common Stock” shall mean the common stock of GEO par value $0.01 per share.

e. “Company” shall mean GEO and any Corporate Affiliate of GEO.

f. “Corporate Affiliate shall mean (i) any parent or subsidiary corporation of GEO (as determined in accordance with Code Section 424), whether now existing or subsequently established.

g. “Employee” shall mean any individual who is an employee of the Company for federal income tax purposes.

h. “Enrollment Application” shall mean any enrollment forms or procedures, including payroll deduction authorizations, effectuated by any means prescribed by the Plan Administrator or its designee, including by means of internet or telephone-based communications.

i. “Fair Market Value” shall mean, as of any date, the closing sales price of Common Stock on that date as listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable. In the event that Fair Market Value is to be determined for a day which is not a Trading Day, the Fair Market Value shall be the closing sales price of the Common Stock on the immediately preceding Trading Day. In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Plan Administrator.

j. “GEO” shall mean The GEO Group, Inc., a Florida corporation.

k. “Offering Period” shall mean a period of time during which Common Stock is offered to Participants to purchase with payroll deductions accumulated at the end of the period, as set forth in Section 6 of the Plan.

l. “Participant” shall mean an eligible Employee who is participating in the Plan or, if applicable, such Participant’s estate, legal guardian or heir at law.

m. “Payroll Deduction” shall mean the amount a Participant elects to have deducted from his Payroll Salary during any Payroll Period in accordance with Section 7 of the Plan.

n. “Payroll Deduction Account” shall mean a bookkeeping entry that shows the amount of money available for purchase of Common Stock for a Participant under the Plan from Payroll Deductions.

o. “Payroll Period” shall mean the period of time for which each Employee is paid according to the schedule determined by the Company, such that immediately after the last day of such period no base compensation is owed by the Company to the Employee.

p. “Payroll Salary” shall mean (i) the full base salary (including overtime) paid to a Participant by the Company during any Payroll Period. Except as otherwise determined by the Plan Administrator, Payroll Salary shall not include bonuses, commissions. Payroll Salary shall be calculated before deduction of (A) any income or employment tax withholdings, or (B) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the

Company or any Corporate Affiliate. However, Payroll Salary shall not include any non-cash items, severance or notice pay, expense allowances or reimbursements, income attributable to stock options or other stock-base compensation or contributions, or any other forms of extraordinary compensation.

q. “Plan” shall mean this The GEO Group, Inc. Amended and Restated Employee Stock Purchase Plan.

r. “Plan Administrator” shall mean the Board or a committee appointed by the Board to administer the Plan.

s. “Purchase Date” shall mean the last business day of each month, unless otherwise provided in the Plan or determined in writing by the Plan Administrator.

t. “Purchase Price” shall mean an amount equal to ninety-five percent (95%) of the Fair Market Value of a share of Common Stock on the Purchase Date, unless otherwise provided in the Plan or determined in writing by the Plan Administrator.

u. “Subsidiary” shall mean any domestic corporation other than GEO which, pursuant to Section 424(f) of the Code, is included in an unbroken chain of corporations beginning with GEO if, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of capital stock in one of the other corporations in such chain.

v. “Trading Day” shall mean a day on which national stock exchanges are open for trading.

THE GEO GROUP, INC. 4955 TECHNOLOGY WAY BOCA RATON, FLORIDA 33431

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/GEO2021

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D34271-P49942 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE GEO GROUP, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote “FOR” the following:
1. Election of Directors		☐	☐	☐
Nominees:

01) Anne N. Foreman 06) Guido Van Hauwermeiren
02) Richard H. Glanton 07) Christopher C. Wheeler 03) Jose Gordo 08) Julie Myers Wood 04) Duane Helkowski 09) George C. Zoley 05) Scott M. Kernan
The Board of Directors recommends you vote “FOR” proposals 2, 3, 4 and 5:							For	Against	Abstain
2. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the 2021 fiscal year.							☐	☐	☐
3. To hold an advisory vote to approve named executive officer compensation.							☐	☐	☐
4. To approve the Amended and Restated 2018 Stock Incentive Plan.							☐	☐	☐
5. To approve the Amended and Restated Employee Stock Purchase Plan.							☐	☐	☐

The Board of Directors recommends you vote “AGAINST” proposal 6:							For	Against	Abstain
6. To vote on a shareholder proposal regarding a lobbying report, if properly presented before the meeting.							☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D34272-P49942

THE GEO GROUP, INC.

Annual Meeting of Shareholders

April 28, 2021, 10:00 AM

This Proxy is solicited by the Board of Directors

The undersigned hereby appoints George C. Zoley and Joe Negron as Proxies, each with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated on the reverse side, all the shares of Common Stock of The GEO Group, Inc.held of record by the undersigned at the close of business on February 22, 2021, at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/GEO2021, at 10:00 A.M. (EDT), April 28, 2021 or at any adjournment thereof. This Voting Instruction Form also instructs MassMutual Financial Group as Trustee of The GEO Group, Inc. 401(k) Plan, to vote by Proxy at the virtual Annual Meeting of Shareholders, all the shares of Common Stock of The GEO Group, Inc. for which the undersigned shall be entitled to instruct in the manner appointed on the other side hereof. MassMutual Financial Group will vote the shares represented by this Voting Instruction Form that is properly completed, signed, and received by MassMutual Financial Group before 12:00 P.M. (EDT) on April 27, 2021. Please note that if this Voting Instruction Form is not properly completed and signed, or if it is not received by The Trustee as indicated above, shares allocated to a participant’s account will not be voted. MassMutual Financial Group will hold your voting instructions in complete confidence except as may be necessary to meet legal requirements. MassMutual Financial Group makes no recommendation regarding any voting instruction.

This Proxy is solicited by the Board of Directors and will be voted in accordance with the instructions specified on the reverse side. If no instructions are specified, this Proxy will be voted FOR the election of the nominees, FOR Proposals 2, 3, 4 and 5and AGAINST Proposal 6.

Continued and to be signed on reverse side